As filed with the Securities and Exchange Commission on May 3, 1996
                                                  Registration No. 333-01829
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         AMENDMENT NUMBER 1 TO FORM S-4


                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

                                   New Jersey
         (State or other Jurisdiction of Incorporation of Organization)

                             ----------------------

                                      6711
            (Primary Standard Industrial Classification Code Number)

                             ----------------------

                                   22-2405746
                      (I.R.S. Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Kenneth T. Neilson,
                      President and Chief Executive Officer
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                  Please send copies of all communications to:

RONALD H. JANIS, ESQ.                       PETER H. EHRENBERG, ESQ.
MICHAEL W. ZELENTY, ESQ.                    Lowenstein, Sandler, Kohl,
Pitney, Hardin, Kipp & Szuch                  Fisher & Boylan
P.O. Box 1945                               65 Livingston Avenue
Morristown, New Jersey 07962                Roseland, New Jersey  07068
(201) 966-6300                              (201) 992-8700

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Date of the Merger, as defined in the Agreement and Plan of Merger dated February 5, 1996 (the "Agreement"), between the Registrant and Lafayette American Bank and Trust Company, attached as Appendix A to the Joint Proxy Statement-Prospectus.


          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

                              CROSS REFERENCE SHEET


Item 1.  Cross Reference Sheet.

             Pursuant to Item 501 of Regulation S-K, this cross-reference  sheet
shows  the  location  in  the  Joint  Proxy   Statement-Prospectus  (the  "Proxy
Statement") of responses to Items 1 through 19 of Part I of Form S-4:

     Item                  Caption             Location or Heading
     No.                   -------             in Prospectus/Proxy Statement
     ----                                      -----------------------------

A.  INFORMATION ABOUT THE TRANSACTION


1.     Forepart of Registration
       Statement and Outside Front
       Cover Page of Prospectus ...............Facing Page of Registration
                                               Statement; Cross Reference Sheet;
                                               Cover Page of Proxy Statement

2.     Inside Front and Outside Back
       Cover Pages of Prospectus.............. AVAILABLE INFORMATION;
                                               INFORMATION DELIVERED AND
                                               INCORPORATED BY REFERENCE; TABLE
                                               OF CONTENTS
3.     Risk Factors, Ratio of
       Earnings to Fixed Charges
       and Other Information

       Introduction (S-K 503)..................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS
       (a).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Companies

       (b).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Companies

       (c).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Merger

       (d).....................................SELECTED CONSOLIDATED
                                               FINANCIAL DATA OF HUBCO;
                                               SELECTED CONSOLIDATED
                                               FINANCIAL DATA OF LAFAYETTE


       (e).....................................SUMMARY PRO FORMA FINANCIAL
                                               INFORMATION; PRO FORMA FINANCIAL
                                               INFORMATION

     Item                Caption               Location or Heading
     No.                 -------               in Prospectus/Proxy Statement
     ----                                      -----------------------------

       (f).....................................ACTUAL AND PRO FORMA PER
                                               SHARE DATA

       (g).....................................MARKET PRICE AND DIVIDEND
                                               MATTERS

       (h).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Meetings

       (i).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Merger

       (j).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Merger

       (k).....................................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Merger

4.     Terms of the Transaction

       (a).....................................THE PROPOSED MERGER;
                                               DESCRIPTION OF HUBCO
                                               CAPITAL STOCK; COMPARISON
                                               OF THE RIGHTS OF
                                               SHAREHOLDERS OF LAFAYETTE
                                               AND HUBCO

      (b)......................................THE PROPOSED MERGER -
                                               Opinions of Financial Advisors

      (c)......................................THE PROPOSED MERGER
                                               (Introductory Paragraph)



5.    Pro Forma Financial Information          SUMMARY PRO FORMA FINANCIAL
                                               INFORMATION; PRO FORMA FINANCIAL
                                               INFORMATION

6.    Material Contacts with the
      Company Being Acquired...................THE PROPOSED MERGER --
                                               Interests of Certain Persons in
                                               the Merger; -- Conditions to the
                                               Merger

7.    Additional Information
      Required for Reoffering
      by Persons and Parties
      Deemed to be Underwriters................NOT APPLICABLE

8.    Interests of Named Experts and
      Counsel..................................LEGAL OPINION

9.    Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..............................NOT APPLICABLE


B.  INFORMATION ABOUT THE REGISTRANT

10.   Information with Respect to
      S-3 Registrants..........................NOT APPLICABLE

11.   Incorporation of Certain Information
      by Reference.............................INFORMATION DELIVERED AND
                                               INCORPORATED BY REFERENCE

12.   Information with Respect to
      S-2 or S-3 Registrants...................NOT APPLICABLE

13.   Incorporation of Certain Information
      by Reference.............................NOT APPLICABLE

14.   Information with Respect to Registrants
      other than S-3 or S-2 Registrants........NOT APPLICABLE

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.   Information with Respect to
      S-3 Companies............................NOT APPLICABLE

16.   Information with Respect
      to S-2 or S-3 Companies..................NOT APPLICABLE

17.   Information with Respect
      to Companies Other than
      S-2 or S-3 Companies.....................CERTAIN INFORMATION REGARDING
                                               LAFAYETTE; MARKET PRICE AND
                                               DIVIDEND MATTERS; SELECTED
                                               CONSOLIDATED FINANCIAL DATA OF
                                               LAFAYETTE; FINANCIAL STATEMENTS
                                               OF LAFAYETTE


D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies,
     Consents or Authorizations
     are to be Solicited.......................SUMMARY OF JOINT PROXY
                                               STATEMENT-PROSPECTUS -- The
                                               Meetings; Cover Page of
                                               Prospectus; SHAREHOLDER
                                               PROPOSALS; THE PROPOSED MERGER --
                                               Dissenters' Rights of Appraisal;
                                               -- Interests of Certain Persons
                                               in the Merger; HUBCO MEETING;
                                               LAFAYETTE MEETING; RIGHTS OF
                                               DISSENTING LAFAYETTE
                                               SHAREHOLDERS; ELECTION OF
                                               HUBCO DIRECTORS; ELECTION OF
                                               LAFAYETTE DIRECTORS

19.  Information if Proxies,
     Consents or Authorizations
     Are Not to be Solicited
     in an Exchange Offer......................NOT APPLICABLE

                    LAFAYETTE AMERICAN BANK AND TRUST COMPANY


To Our Shareholders:


         The Annual Meeting of Shareholders (the "LAFAYETTE MEETING") of Lafayette American Bank and Trust Company ("LAFAYETTE") will be held on Monday, June 10, 1996 at 11:00 a.m. at Shore and Country Club, Gregory Point, Norwalk, Connecticut. In addition to the election of directors, you will be asked to consider and approve an Agreement and Plan of Merger between Lafayette and HUBCO, Inc. ("HUBCO"), under which an interim bank subsidiary of HUBCO will be merged with and into Lafayette (the "MERGER"). Pursuant to the Merger, shareholders of Lafayette will receive 0.588 of a share of HUBCO's common stock, no par value ("HUBCO COMMON STOCK"), for each share of Lafayette's common stock, no par value, held by them, subject to adjustment in certain circumstances, as more fully described in the accompanying Joint Proxy Statement-Prospectus and its annexes.

         Just as Lafayette's shareholders will be voting upon the Merger at the Lafayette Meeting, HUBCO's shareholders will be voting upon a proposal to approve the issuance of shares of HUBCO Common Stock as consideration in the proposed Merger at a meeting on June 11, 1996. Accordingly, the attached Joint Proxy Statement-Prospectus is a joint proxy statement to be sent to shareholders of both Lafayette and HUBCO, as well as a prospectus for the HUBCO securities to be issued in the Merger. The Joint Proxy Statement-Prospectus describes the material features of the Merger, the agreement between the parties, the details of the exchange and other information about the parties to the Merger.


         Consummation of the Merger is subject to certain conditions, including approval of the Merger by the affirmative vote of the holders of two-thirds of Lafayette's outstanding shares of Common Stock. A failure to vote your shares will have the same effect as a vote against the Merger. Whether or not you are planning to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and mail it at your earliest convenience in the return envelope provided.

                                      Sincerely,



May __, 1996                          ROBERT B. GOLDSTEIN
                                      President and Chief Executive Officer

                                      DONALD P. CALCAGNINI
                                      Chairman of the Board

                    LAFAYETTE AMERICAN BANK AND TRUST COMPANY
                                1087 Broad Street
                          Bridgeport, Connecticut 06604


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 10, 1996

                         -------------------------------

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "LAFAYETTE MEETING") of Lafayette American Bank and Trust Company ("LAFAYETTE") will be held at Shore and Country Club, Gregory Point, Norwalk, Connecticut on Monday, June 10, 1996 at 11:00 a.m., for the purpose of considering and voting upon the following matters:


         1. A proposal to approve an Agreement and Plan of Merger, dated February 5, 1996 (the "MERGER AGREEMENT"), between Lafayette and HUBCO, Inc. ("HUBCO"), under which an interim bank subsidiary of HUBCO will be merged with and into Lafayette and shareholders of Lafayette will receive 0.588 of a share of HUBCO common stock, no par value, for each share of Lafayette common stock, no par value, held by them, subject to adjustment in certain circumstances, as more fully described in the accompanying Proxy Statement and its annexes.

         2. Election of the five persons named in the accompanying Proxy Statement to serve as directors of Lafayette for the terms specified in the Proxy Statement.

         3. Such other business as may properly come before the Lafayette Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            MARILYN W. ALDERMAN
                                            Secretary


Bridgeport, Connecticut
May __, 1996


         THE ATTACHED JOINT PROXY STATEMENT-PROSPECTUS, AND THE ENCLOSED 1995 ANNUAL REPORT OF LAFAYETTE, SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO LAFAYETTE PRIOR TO THE LAFAYETTE MEETING, OR, IF YOU ATTEND THE LAFAYETTE MEETING, YOU MAY REVOKE YOUR PROXY ONLY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE LAFAYETTE MEETING.

                   IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY

                                   HUBCO, INC.



To Our Shareholders:

         The Annual Meeting of Shareholders (the "HUBCO Meeting") of HUBCO, Inc. ("HUBCO") will be held on June 11, 1996 at 11:00 a.m. at the Sheraton Crossroads, Crossroad Corporate Center, Route 17 North, Mahwah, New Jersey 07495. In addition to the election of directors and a proposal to amend the Certificate of Incorporation of HUBCO to increase the authorized common and preferred stock of HUBCO, you will be asked to consider and approve the issuance of HUBCO's common stock, no par value ("HUBCO COMMON STOCK"), as consideration under an Agreement and Plan of Merger between Lafayette American Bank and Trust Company ("LAFAYETTE") and HUBCO, under which an interim bank subsidiary of HUBCO will be merged with and into Lafayette (the "MERGER"). Pursuant to the Merger, shareholders of Lafayette will receive 0.588 of a share of HUBCO Common Stock for each share of Lafayette's common stock, no par value, held by them, subject to adjustment in certain circumstances, and as more fully described in the accompanying Proxy Statement-Prospectus and its annexes.


         Shareholders of Lafayette will consider the Merger at a meeting on June 10, 1996. The Lafayette Board of Directors has approved the Merger and has recommended it to Lafayette's shareholders.


         Attached  is a Notice of  Annual  Meeting  of HUBCO  and a Joint  Proxy
Statement of HUBCO and Lafayette which also is a prospectus of HUBCO for the shares of HUBCO Common Stock to be issued in the Merger. The Joint Proxy
Statement-Prospectus describes the material features of the Merger, the agreement between the parties, the details of the exchange and other information about the parties to the Merger.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF THE HUBCO COMMON STOCK IN CONNECTION WITH THE MERGER. YOUR BOARD ALSO UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON AND PREFERRED STOCK AND FOR ITS NOMINEES FOR DIRECTOR.

         Consummation of the Merger is subject to certain conditions, including approval of the issuance of the HUBCO Common Stock by the affirmative vote of at least a majority of the shares of HUBCO Common Stock voting at the HUBCO Meeting, whether in person or by proxy. Election of directors is by the vote of a plurality of the shares represented at the HUBCO Meeting. The proposed amendment to the certificate of incorporation of HUBCO to increase the authorized common and preferred stock also requires the affirmative vote of at least a majority of the shares of HUBCO Common Stock voting at the HUBCO Meeting. Whether or not you are planning to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and mail it at your earliest convenience in the return envelope provided.


                                    Sincerely,


                                    KENNETH T. NEILSON
                                    President and Chief Executive Officer


May __, 1996

                                   HUBCO, INC.
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1996

                         -------------------------------

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "HUBCO MEETING") of HUBCO, Inc. ("HUBCO") will be held at the Sheraton Crossroads, Crossroad Corporate Center, Route 17 North, Mahwah, New Jersey 07495 on June 11, 1996 at 11:00 a.m., for the purpose of considering and voting upon the following matters:

         1. A proposal to approve the issuance of HUBCO Common Stock as consideration in the proposed acquisition of Lafayette American Bank and Trust Company ("LAFAYETTE") pursuant to an Agreement and Plan of Merger, dated February 5, 1996 (the "MERGER AGREEMENT") between Lafayette and HUBCO, under which an interim bank subsidiary of HUBCO will be merged with and into Lafayette and shareholders of Lafayette will receive 0.588 of a share of HUBCO's common stock, no par value ("HUBCO COMMON STOCK"), for each share of Lafayette's common stock, no par value, held by them, subject to adjustment in certain circumstances, as more fully described in the accompanying Proxy Statement and its annexes.

         2. Election of the three persons named in the accompanying Proxy Statement to serve as directors of HUBCO for the terms specified in the Proxy Statement.

         3. A proposal to amend the Certificate of Incorporation of HUBCO to increase the authorized HUBCO Common Stock to 50,000,000 shares and to increase the authorized preferred stock to 10,000,000 shares.

         4. Such other business as may properly come before the HUBCO Meeting or any adjournment thereof.

                                           By Order of the Board of Directors

                                           D. LYNN VAN BORKULO-NUZZO
                                           Executive Vice President and
                                           Corporate Secretary


Mahwah, New Jersey
May __, 1996


         THE ATTACHED JOINT PROXY STATEMENT-PROSPECTUS, AND THE ENCLOSED 1995 ANNUAL REPORT OF HUBCO, SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO HUBCO PRIOR TO THE HUBCO MEETING, OR, IF YOU ATTEND THE HUBCO MEETING, YOU MAY REVOKE YOUR PROXY ONLY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE HUBCO MEETING.

                   IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY

                    LAFAYETTE AMERICAN BANK AND TRUST COMPANY

                                 PROXY STATEMENT

                                       for


                         Annual Meeting of Shareholders
                  of Lafayette American Bank and Trust Company
                                  to be held on
                                  June 10, 1996


                   ------------------------------------------

                                   HUBCO, INC.

                                 PROXY STATEMENT

                                       for

                         Annual Meeting of Shareholders
                                 of HUBCO, Inc.
                                  to be held on
                                  June 11, 1996

                   ------------------------------------------

                                   HUBCO, INC.

                                   PROSPECTUS

                                       for

                           Common Stock of HUBCO, Inc.
                      and Warrants to Purchase Common Stock
                         to be issued in connection with
                             the Merger of Lafayette
                             American Bank and Trust
                                 Company with a
                             wholly-owned subsidiary
                                 of HUBCO, Inc.

                   ------------------------------------------


         This Joint Proxy Statement-Prospectus (sometimes referred to as this "PROXY STATEMENT") is first being furnished to the shareholders of Lafayette American Bank and Trust Company ("LAFAYETTE") on or about May __, 1996 in connection with the solicitation of proxies by the Board of Directors of Lafayette to be used at the Annual Meeting of its shareholders (the "LAFAYETTE MEETING") to be held on Monday, June 10, 1996. The purposes of the Lafayette Meeting are to elect Lafayette directors and to consider and vote upon an Agreement and Plan of Merger, dated February 5, 1996 (the "MERGER AGREEMENT"), between Lafayette and HUBCO, Inc. ("HUBCO"), pursuant to which an interim bank subsidiary of HUBCO ("MERGER SUB") will be merged with and into Lafayette. In connection with the Merger, each share of Lafayette common stock, no par value (the "LAFAYETTE COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (as hereinafter defined), will be exchanged for 0.588 of a share (the "EXCHANGE RATIO") of HUBCO common stock, no par value (the "HUBCO COMMON STOCK"), subject to adjustment in certain circumstances, as more fully described in this Proxy Statement. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

         This Proxy Statement is also first being furnished to the shareholders of HUBCO on or about May ___, 1996 in connection with the solicitation of proxies by the Board of Directors of HUBCO to be used at the Annual Meeting of its shareholders (the "HUBCO MEETING") to be held on Tuesday, June 11, 1996. The purposes of the HUBCO Meeting are to elect directors, to consider and vote upon the issuance of HUBCO Common Stock in connection with the Merger Agreement, and to consider and vote on an amendment to the HUBCO Certificate of Incorporation (the "HUBCO CERTIFICATE") to increase HUBCO's authorized common stock and preferred stock.


         In accordance with the terms of the Merger Agreement, upon approval of the Merger Agreement by the shareholders of Lafayette and the approval of the issuance of the HUBCO Common Stock by the shareholders of HUBCO, receipt of all requisite regulatory approvals, and the satisfaction or waiver of all other conditions, Merger Sub will be merged with and into Lafayette (the "MERGER"). Lafayette will be the surviving entity in the Merger and will operate thereafter as a wholly owned subsidiary of HUBCO. In connection with the Merger, each share of Lafayette Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for 0.588 of a share of HUBCO Common Stock, subject to certain adjustments more fully described in this Proxy Statement. In addition, (i) each vested option to purchase Lafayette Common Stock pursuant to Lafayette's existing stock option plans will be converted into the right to receive shares of HUBCO Common Stock with a value equal to the difference between the option exercise price and the value of the HUBCO Common Stock, (ii) each unvested Lafayette stock option will be converted into a like stock option to purchase HUBCO Common Stock, and (iii) each Lafayette Common Stock Purchase Warrant will be converted into a like Warrant to purchase HUBCO Common Stock, all as more fully described in this Proxy Statement.

         HUBCO has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the shares of HUBCO Common Stock and Warrants to purchase HUBCO Common Stock which will be issued in connection with the Merger. In addition to constituting the Proxy Statement for the Lafayette Meeting and the HUBCO Meeting (together, the "MEETINGS"), this document constitutes a Prospectus of HUBCO with respect to the HUBCO Common Stock and HUBCO Warrants to be issued if the Merger is consummated.

         Lafayette stock certificates and warrant agreements should not be returned to Lafayette with the enclosed proxy and should not be forwarded to HUBCO until after receipt of a letter of transmittal which will be provided to Lafayette shareholders and Warrant holders upon consummation of the Merger.

         This Proxy Statement does not serve as a prospectus to cover any resales of shares of HUBCO Common Stock to be received by shareholders of Lafayette upon consummation of the Merger. Affiliates of Lafayette will be subject to restrictions on their ability to resell the HUBCO Common Stock received by them in the Merger. See "THE PROPOSED MERGER -- Resale Considerations with Respect to the HUBCO Common Stock."

         ALL INFORMATION AND STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN WITH RESPECT TO LAFAYETTE WERE SUPPLIED BY LAFAYETTE. ALL INFORMATION AND STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN WITH RESPECT TO HUBCO WERE SUPPLIED BY HUBCO.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE SHARES OF HUBCO COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

         THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO SELL, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF HUBCO COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


       The date of this Joint Proxy Statement-Prospectus is May __, 1996.

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                                                                         Page
AVAILABLE INFORMATION........................................................
INFORMATION DELIVERED AND INCORPORATED BY REFERENCE..........................
SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS..................................
         General.............................................................
         The Meetings........................................................
         The Companies ......................................................
         The Merger..........................................................
SELECTED CONSOLIDATED FINANCIAL DATA OF HUBCO................................
SELECTED CONSOLIDATED FINANCIAL DATA OF LAFAYETTE............................
SELECTED CONSOLIDATED FINANCIAL DATA OF HOMETOWN.............................
MARKET PRICE AND DIVIDEND MATTERS............................................
         Market Price and Dividend History...................................
         Limitations on Dividends Under the Merger Agreement.................
         Dividend Limitations on HUBCO.......................................
SUMMARY PRO FORMA FINANCIAL INFORMATION......................................
ACTUAL AND PRO FORMA PER SHARE DATA..........................................
INTRODUCTION ................................................................
CERTAIN INFORMATION REGARDING HUBCO .........................................
         General.............................................................
         Recent Developments.................................................
CERTAIN INFORMATION REGARDING LAFAYETTE......................................
         General.............................................................
HUBCO MEETING ...............................................................
         Purpose of HUBCO Meeting............................................
         Vote Required; Shares Entitled to Vote at HUBCO Meeting.............
         Solicitation, Voting and Revocation of Proxies at HUBCO Meeting.....
LAFAYETTE MEETING ...........................................................
         Purpose of Lafayette Meeting........................................
         Vote Required; Shares Entitled to Vote at Lafayette Meeting.........
         Solicitation, Voting and Revocation of Proxies at Lafayette Meeting.

I.  THE PROPOSED MERGER AND RELATED MATTERS .................................

THE PROPOSED MERGER..........................................................
         General Description.................................................
         Consideration ......................................................
         Conversion of Lafayette Stock Options...............................
         Cash in Lieu of Fractional Shares ..................................
         Conversion of Lafayette Warrants....................................
         Dissenters' Rights of Appraisal.....................................
         Background of and Reasons for the Merger............................
         Interests of Certain Persons in the Merger .........................
         Opinions of Financial Advisors......................................
         Resale Considerations with Respect to the HUBCO Common Stock........
         Conditions to the Merger............................................
         Conduct of Business Pending the Merger..............................
         Customary Representations, Warranties and Covenants.................
         Regulatory Approvals................................................
         Management and Operations After the Merger..........................

         Exchange of Certificates, Issuance of Shares for Options............
         Effective Time; Amendments; Termination ............................
         Accounting Treatment of the Merger..................................
         Federal Income Tax Consequences ....................................
         Stock Option for Shares of Lafayette Common Stock...................
PRO FORMA FINANCIAL INFORMATION..............................................
RIGHTS OF DISSENTING LAFAYETTE SHAREHOLDERS .................................
DESCRIPTION OF HUBCO CAPITAL STOCK...........................................
         General ............................................................
         Description of HUBCO Common Stock...................................
COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF LAFAYETTE AND HUBCO..............
         General ............................................................
         Voting Requirements.................................................
         Preferred Stock ....................................................
         Classified Board of Directors ......................................
         Rights of Dissenting Shareholders...................................
         Shareholder Consent to Corporate Action.............................
         Dividends ..........................................................
         By-laws.............................................................
         Preemptive Rights...................................................
         Shareholder Protection Legislation..................................

II.   ELECTION OF HUBCO DIRECTORS ...........................................
DIRECTOR NOMINEE INFORMATION.................................................
         Board of Directors' Meetings; Committees of the HUBCO Board.........
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.....................
EXECUTIVE COMPENSATION.......................................................
         General.............................................................
         Summary Compensation Table..........................................
         Stock Grant Table...................................................
         Stock Exercise Table................................................
         Employment Contracts, Termination of Employment and
             Change-in-Control Agreements....................................
         Pension Plans.......................................................
         Directors' Compensation.............................................
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION................
PERFORMANCE GRAPH............................................................
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..................
         Certain Transactions With Management................................
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934............
RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 2...............................

III. AMENDMENT TO CERTIFICATE OF INCORPORATION INCREASING THE
NUMBER OF COMMON AND PREFERRED SHARES AUTHORIZED TO BE ISSUED................
General......................................................................
Purpose of the Proposal......................................................
Possible Adverse Effects of the Proposal.....................................
Possible Anti-Takeover Effects of the Proposal...............................
RECOMMENDATION AND VOTE REQUIRED FOR ADOPTION OF PROPOSAL 3..................

IV.   ELECTION OF LAFAYETTE DIRECTORS .......................................
DIRECTOR NOMINEE INFORMATION.................................................

         Board of Directors' Meetings; Committees of the Board...............
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS.....................
EXECUTIVE COMPENSATION.......................................................
         General.............................................................
         Summary Compensation Table..........................................
         Stock Options.......................................................
         Stock Grant Table...................................................
         Stock Exercise Table................................................
         Employment Contracts, Termination of Employment and
               Change-in-Control Agreements..................................
         Employee Benefit Plans..............................................
         Directors' Compensation.............................................
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION................
PERFORMANCE GRAPH............................................................
PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.....................
Certain Transactions with Management.........................................
Indebtedness of Management...................................................
TERMINATED REGULATORY ORDER..................................................
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934............
RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 4...............................
SHAREHOLDER PROPOSALS........................................................
LEGAL OPINION................................................................
EXPERTS......................................................................
SUBSEQUENT FILINGS INCORPORATED BY REFERENCE.................................

APPENDIX A        Agreement and Plan of Merger between HUBCO and Lafayette

APPENDIX B        Stock Option Agreement between Lafayette and HUBCO

APPENDIX C        Fairness Opinion of Goldman, Sachs & Co.

APPENDIX D        Fairness Opinion of Keefe, Bruyette & Woods

APPENDIX E        Sections 36a-125(h) and 33-374 of the General Statutes of
                  Connecticut

APPENDIX F        Proposed Amendment to the Certificate of Incorporation of
                   HUBCO to Increase its Authorized Common and Preferred Stock

                              AVAILABLE INFORMATION


         HUBCO is  subject to the  information  requirements  of the  Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, HUBCO Common Stock, no par value ("HUBCO COMMON STOCK"), is listed on The Nasdaq Stock Market, and certain material as to HUBCO can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


         Lafayette is also subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the "FDIC"). Such reports, proxy statements and other information with respect to Lafayette can be inspected and copied at the public reference facilities maintained by the FDIC at 1776 F Street, N.W., Room F-640, Washington, D.C. 20006. Copies of such materials can be obtained from the Registration and Disclosure Section of the FDIC at 1776 F Street, N.W., Washington, D.C. 20006, at prescribed rates and may be examined at the Federal Reserve Bank of Boston, Bank Examination Department T-21, 600 Atlantic Avenue, Boston, Massachusetts 02106. In addition, Lafayette Common Stock, no par value ("LAFAYETTE COMMON STOCK"), is listed on The Nasdaq Stock Market, and certain material as to Lafayette can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


         HUBCO has filed with the Commission a Registration Statement on Form S-4 under the Securities Act (together with all amendments and supplements thereto, the "REGISTRATION STATEMENT"), with respect to the securities being offered by this Joint Proxy Statement-Prospectus. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to HUBCO and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

         Statements contained in this Joint Proxy Statement-Prospectus or in any document incorporated by reference herein, as to the contents of any document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

         A copy of HUBCO's Annual Report to Shareholders for the year ended December 31, 1995 ("HUBCO's 1995 ANNUAL REPORT") accompanies each copy of this Joint Proxy Statement-Prospectus delivered to shareholders of HUBCO. A copy of Lafayette's Annual Report to Shareholders for the year ended December 31, 1995 ("LAFAYETTE'S 1995 ANNUAL REPORT") accompanies each copy of this Joint Proxy Statement-Prospectus delivered to shareholders of Lafayette. SHAREHOLDERS OR WARRANT HOLDERS OF LAFAYETTE WHO DESIRE A COPY OF HUBCO'S 1995 ANNUAL REPORT MAY REQUEST A COPY BY MAIL OR TELEPHONE BY CONTACTING THE OFFICES OF THE CORPORATE SECRETARY, D. LYNN VAN BORKULO-NUZZO, ESQ., HUBCO, INC., 1000 MACARTHUR BOULEVARD, MAHWAH, NEW JERSEY 07430 (201-236-2640).


         The following documents, or the portions thereof indicated, filed by HUBCO with the Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 30, 1996 ("HUBCO'S 10-K").

         2. Current Reports on Form 8-K filed with the Commission on January 16, February 20, March 6, March 7, and May 2, 1996 and on Form 8-K/A filed with the Commission on March 18, 1996.

         3. Those portions of HUBCO's 1995 Annual Report incorporated by reference into HUBCO's 10-K.

         4. Form 8-A filed by HUBCO to register its Common and Preferred Stock pursuant to Section 12(g) of the Exchange Act.

         The following documents, or portions thereof indicated, initially filed by Lafayette with the FDIC and subsequently filed by HUBCO with the Commission are incorporated herein by reference:

         5. Annual Report on Form F-2 for the year ended December 31, 1995, as amended by an amendment dated April 26, 1996. The Form F-2 and the amendment are included as Exhibit 13(a) and 13(d), respectively, to this Registration Statement.

         6. Current Reports on Form F-3 filed with the FDIC on February 9, 1996 and February 16, 1996 and included as Exhibits 13(b) and 13(c), respectively, to this Registration Statement.

         The following document, initially filed by Hometown Bancorporation, Inc. ("HOMETOWN") with the Commission, is incorporated herein by reference:

         7.        Annual  Report on Form 10-K for the year ended  December  31,
                   1995.

         All documents filed by HUBCO, Lafayette or Hometown pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the earlier of (i) the date of the last to be held of the Meetings or (ii) the termination of the Merger Agreement, are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Documents filed by Lafayette or Hometown subsequent to the date hereof and incorporated herein by reference shall also be filed by HUBCO on Forms 8-K.


         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN), AS WELL AS ADDITIONAL COPIES OF HUBCO'S 1995 ANNUAL REPORT AND LAFAYETTE'S 1995 ANNUAL REPORT, ARE AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER OF HUBCO OR LAFAYETTE, INCLUDING ANY BENEFICIAL OWNER, UPON WRITTEN OR ORAL REQUEST TO THE OFFICE OF THE HUBCO CORPORATE SECRETARY, D. LYNN VAN BORKULO-NUZZO, ESQ., HUBCO, INC., 1000 MACARTHUR BOULEVARD, MAHWAH, NEW JERSEY 07430. RESPONSES TO ANY SUCH REQUEST WILL BE MADE WITHIN ONE BUSINESS DAY BY SENDING THE REQUESTED DOCUMENTS BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETINGS TO WHICH THIS PROXY STATEMENT RELATES, ANY REQUEST SHOULD BE MADE BY ONE CALENDAR WEEK PRIOR TO THE RESPECTIVE MEETINGS (I.E., BY JUNE 3, 1996 FOR THE LAFAYETTE MEETING AND BY JUNE 4, 1996 FOR THE HUBCO MEETING).

                   SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

         The following is a summary of certain information regarding the matters to be considered at the Meetings. This summary is necessarily incomplete and is qualified by the more detailed information contained elsewhere in this Proxy Statement. Shareholders of Lafayette and HUBCO should read carefully the details of this Proxy Statement.

GENERAL

         This Proxy Statement solicits, on behalf of the Board of Directors (the "LAFAYETTE BOARD") of Lafayette American Bank and Trust Company ("LAFAYETTE"), the approval of the holders of shares of common stock of Lafayette, no par value per share ("LAFAYETTE COMMON STOCK"), of the Agreement and Plan of Merger, dated February 5, 1996 (the "Merger Agreement"), between Lafayette and HUBCO, Inc. ("HUBCO"). This Proxy Statement also solicits, on behalf of the Board of Directors of HUBCO (the "HUBCO BOARD"), the approval of the issuance of the shares of HUBCO Common Stock as consideration in the Merger Agreement by the holders of shares of HUBCO Common Stock. Pursuant to the Merger Agreement, an interim bank subsidiary of HUBCO ("MERGER SUB") will be merged with and into Lafayette (the "MERGER"). In the Merger, each outstanding share of Lafayette Common Stock, except for Excluded Shares (as defined below), will be converted into the right to receive 0.588 of a share of HUBCO Common Stock, subject to adjustment in certain circumstances and as more fully described elsewhere herein. See "THE PROPOSED MERGER."


         In addition, this Proxy Statement solicits, on behalf of the HUBCO Board, proxies from the holders of HUBCO Common Stock in favor of the election of three persons to serve as directors of HUBCO for three-year terms and in favor of a proposal to amend the Certificate of Incorporation of HUBCO (the "HUBCO CERTIFICATE") to increase HUBCO's authorized common stock to 50 million shares and preferred stock to 10 million shares, and solicits on behalf of the Lafayette Board, proxies from the holders of Lafayette Common Stock in favor of the election of five persons to serve as directors of Lafayette for three year terms. See "HUBCO MEETING" and "LAFAYETTE MEETING."


THE MEETINGS

         THE HUBCO MEETING

         TIME, DATE, PLACE AND PURPOSE. The Annual Meeting of Shareholders of HUBCO (the "HUBCO MEETING") will be held on Tuesday, June 11, 1996 at 11:00 a.m. local time, at the Sheraton Crossroads, Crossroad Corporate Center, Route 17 North, Mahwah, New Jersey 07495. At the HUBCO Meeting, holders of HUBCO Common Stock will be asked to approve the issuance of HUBCO Common Stock pursuant to the Merger, to elect three persons to serve as directors of HUBCO and to approve the increase in authorized HUBCO Common Stock and preferred stock. See "HUBCO MEETING" and "THE PROPOSED MERGER."


         RECORD DATE, QUORUM, VOTE REQUIRED. Only holders of record of HUBCO Common Stock at the close of business on April 19, 1996 (the "HUBCO RECORD DATE") are entitled to notice of and to vote at the HUBCO Meeting. At such date, there were 13,629,415 shares of HUBCO Common Stock outstanding held by approximately 2,542 holders of record. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of HUBCO Common Stock is necessary to constitute a quorum at the HUBCO Meeting. Approval of the issuance of HUBCO Common Stock pursuant to the Merger and the amendment to the HUBCO Certificate requires the affirmative vote of at least a majority of the shares of HUBCO Common Stock voting at the HUBCO Meeting, whether in person or by proxy. As of February 29, 1996, HUBCO directors, executive officers and their affiliates held, in the aggregate, 7.35% of the outstanding shares entitled to vote on the issuance of HUBCO Common Stock pursuant to the Merger. Election of directors is by the vote of a plurality of the shares represented at the meeting. See "HUBCO MEETING."

         RECOMMENDATIONS OF THE HUBCO BOARD. The HUBCO Board has unanimously approved the Merger Agreement and recommends that the shareholders of HUBCO vote FOR the issuance of HUBCO Common Stock pursuant to the Merger, FOR management's nominees as directors of HUBCO and FOR the proposed amendment to the HUBCO Certificate to increase HUBCO's authorized stock.

         THE LAFAYETTE MEETING


         TIME, DATE, PLACE AND PURPOSE OF LAFAYETTE MEETING. The Annual Meeting of Shareholders of Lafayette (the "LAFAYETTE MEETING") will be held on Monday, June 10, 1996 at 11:00 a.m. local time, at Shore and Country Club, Gregory Point, Norwalk, Connecticut. At the Lafayette Meeting, holders of shares of Lafayette Common Stock will be asked to approve the Merger Agreement and elect five persons to serve as directors of Lafayette for a term of three years.
See "LAFAYETTE MEETING" and "THE PROPOSED MERGER."

         RECORD DATE, QUORUM, VOTE REQUIRED AT THE LAFAYETTE MEETING. Only holders of record of Lafayette Common Stock at the close of business on April 15, 1996 (the "LAFAYETTE RECORD DATE") are entitled to notice of and to vote at the Lafayette Meeting. At such date, there were 10,006,529 shares of Lafayette Common Stock outstanding held by approximately 2,050 holders of record. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Lafayette Common Stock is necessary to constitute a quorum at the Lafayette Meeting. Approval of the Merger requires the affirmative vote of two-thirds of the outstanding shares of Lafayette Common Stock. As of February 29, 1996, Lafayette directors, executive officers and their affiliates held, in the aggregate, 13.4% of the outstanding shares entitled to vote on the Merger. HUBCO owns approximately 4.9% of Lafayette Common Stock. Election of directors is by the vote of a majority of the shares represented at the meeting. See "LAFAYETTE MEETING."

         RECOMMENDATIONS OF THE LAFAYETTE BOARD. The Lafayette Board has approved the Merger by a vote of 12 to 1 and recommends that shareholders of Lafayette vote FOR the Merger and FOR management's nominees for directors of Lafayette. In voting against the Merger, Director Betram Frankenberger expressed concerns regarding certain procedural issues, Board representation matters and certain termination provisions of the Merger Agreement.

THE COMPANIES

         HUBCO

         HUBCO is a bank holding company whose principal operating subsidiary is Hudson United Bank ("HUB"), a New Jersey-chartered commercial bank. HUBCO's corporate headquarters are located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. HUB's corporate headquarters are located at 3100 Bergenline Avenue, Union City, New Jersey 07087. The telephone number of HUBCO and HUB is
(201) 236-2200. HUB is a full-service commercial bank which primarily serves small and mid-sized businesses and consumers through over 60 branches in Northern New Jersey. As of December 31, 1995, HUBCO had consolidated assets of $1.6 billion, consolidated deposits of $1.4 billion and consolidated stockholders' equity of $130 million. Based on assets as of December 31, 1995, HUBCO was the sixth largest commercial banking company headquartered in New Jersey. HUBCO's strategy is to enhance profitability and build market share through both internal growth and acquisitions. Since October, 1990, HUBCO has added over 45 branches and approximately $1 billion in assets through 13 acquisitions of financial institutions in both government-assisted and private transactions. HUBCO EXPECTS TO CONTINUE ITS ACQUISITION STRATEGY, AND HAS RECENTLY ENTERED INTO AN AGREEMENT TO ACQUIRE ANOTHER CONNECTICUT FINANCIAL INSTITUTION. ON APRIL 28, 1996, HUBCO, HUDSON UNITED BANK, HOMETOWN BANCORPORATION, INC. ("HOMETOWN") AND HOMETOWN'S SUBSIDIARY, THE BANK OF DARIEN, ENTERED INTO AN AGREEMENT AND PLAN OF MERGER (THE "HOMETOWN MERGER AGREEMENT"), PURSUANT TO WHICH HOMETOWN IS TO MERGE WITH HUBCO (THE "HOMETOWN MERGER") AND EACH OUTSTANDING SHARE OF HOMETOWN'S COMMON STOCK IS TO BE CONVERTED INTO THE RIGHT TO RECEIVE $17.75 IN CASH FROM HUBCO. HOMETOWN, A BANK HOLDING COMPANY WITH TWO OFFICES IN CONNECTICUT, HAD APPROXIMATELY $229 MILLION IN ASSETS AS OF DECEMBER 31, 1995. LAFAYETTE HAS CONSENTED TO THE HOMETOWN MERGER. CERTAIN FINANCIAL INFORMATION REGARDING HOMETOWN IS INCLUDED HEREIN AND INCORPORATED HEREIN BY REFERENCE. See "CERTAIN INFORMATION REGARDING HUBCO"; "AVAILABLE INFORMATION"; "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE"; and "SELECTED CONSOLIDATED FINANCIAL DATA OF HOMETOWN."


         LAFAYETTE

         Lafayette is a Connecticut-chartered commercial bank which commenced banking operations in 1965. Lafayette's corporate headquarters are located at 1087 Broad Street, Bridgeport, Connecticut 06604. The telephone number of Lafayette is (203) 336-6200. Lafayette is a full service commercial and consumer bank which serves small-to-medium sized business firms as well as individuals. It operates 19 banking offices located mainly in Fairfield and New Haven counties in Connecticut. As of December 31, 1995, Lafayette had consolidated assets of $735.4 million, consolidated deposits of $636.3 million and consolidated stockholders' equity of $59.5 million. Based on assets as of December 31, 1995, Lafayette was the largest commercial bank headquartered in Connecticut. See "CERTAIN INFORMATION REGARDING LAFAYETTE", "AVAILABLE INFORMATION", AND "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

THE MERGER

         DESCRIPTION OF THE MERGER

         At the time the Merger becomes effective (the "EFFECTIVE TIME"), Merger Sub will be merged into Lafayette, with Lafayette as the surviving entity and a wholly-owned subsidiary of HUBCO. See "THE PROPOSED MERGER -- General Description". A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

         CONSIDERATION

         In the Merger, each outstanding share of Lafayette Common Stock, except for (i) Lafayette treasury shares, (ii) shares of Lafayette Common Stock as to which dissenters' rights have been validly exercised ("DISSENTING SHARES") pursuant to the provisions of the Banking Law of Connecticut (the "CBL"), and
(iii) shares held by HUBCO or any of its subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) (the shares referred to in clauses (i), (ii) and
(iii) above are collectively referred to as the "EXCLUDED SHARES"), will be converted into the right to receive 0.588 of a share of HUBCO Common Stock. The Exchange Ratio is subject to adjustments in certain circumstances, as more fully described in this Proxy Statement. See "THE PROPOSED MERGER -- Consideration".

         CONVERSION OF LAFAYETTE STOCK OPTIONS

         In the Merger, each outstanding option to purchase shares of Lafayette Common Stock (a "LAFAYETTE OPTION") granted under Lafayette's existing stock option plans which is or will be by virtue of the Merger vested ("VESTED LAFAYETTE OPTIONS") will be assigned a value (the "OPTION VALUE") equal to (a) the "Median Pre-Closing Price" of HUBCO Common Stock (a term defined in the Merger Agreement generally as the median closing price of HUBCO Common Stock during the first 20 of the last 25 trading days prior to the closing of the Merger), multiplied by the Exchange Ratio (b) minus the stated exercise price for the Lafayette Option, (c) such difference then being multiplied by the number of shares of Lafayette Common Stock for which the option may be exercised. At the Effective Time, each Vested Lafayette Option will be converted into that number of shares of HUBCO Common Stock equal to the Option Value divided by the Median Pre-Closing Price of HUBCO Common Stock, as more fully described elsewhere in this Proxy Statement.

         Each outstanding Lafayette Option which is not vested before or by virtue of the Merger ("UNVESTED LAFAYETTE OPTIONS") will be converted into and become, pursuant to the Merger Agreement, an option to purchase HUBCO Common Stock. Each such Unvested Lafayette Option which represented the right to purchase one share of Lafayette Common Stock shall be converted at the Effective Time into the right to purchase 0.588 (or such other fraction as the Exchange Ratio may be adjusted to) of a share of HUBCO Common Stock for the same purchase price and otherwise will remain subject to the same terms and conditions as was the prior Lafayette Option. The Common Stock issuable pursuant to the exercise of the new HUBCO Options will be registered by HUBCO on a Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). See "THE PROPOSED MERGER--Conversion of Lafayette Stock Options".

         CONVERSION OF LAFAYETTE WARRANTS

         At the Effective Time, each outstanding Lafayette Common Stock Purchase Warrant (a "LAFAYETTE WARRANT") will be converted automatically into a like warrant to purchase for the same purchase price that number of shares of HUBCO Common Stock which equals the number of shares of Lafayette Common Stock which may be purchased under the Lafayette Warrant, multiplied by the Exchange Ratio. See "THE PROPOSED MERGER -- Conversion of Lafayette Warrants" and "--Federal Income Tax Consequences".

         CASH IN LIEU OF FRACTIONAL SHARES

         No fractional shares of HUBCO Common Stock will be issued in exchange for either Lafayette Common Stock or Vested Lafayette Options. Instead, holders of such stock or options will receive cash equal to the fractional share interest multiplied by the Median Pre-Closing Price of HUBCO Common Stock, without interest. All shares of HUBCO Common Stock to be issued to each Lafayette shareholder or option holder will be aggregated to constitute as many whole shares as possible before determining such person's fractional share interest. See "THE PROPOSED MERGER--Cash in Lieu of Fractional Shares".

         DISSENTERS' RIGHTS OF APPRAISAL

         UNDER THE CBL, LAFAYETTE SHAREHOLDERS ARE ENTITLED TO DISSENTERS' RIGHTS OF APPRAISAL IN CONNECTION WITH THE MERGER. HUBCO shareholders will not be entitled to appraisal rights in connection with the Merger. SEE "RIGHTS OF DISSENTING LAFAYETTE SHAREHOLDERS" AND APPENDIX E TO THIS PROXY STATEMENT, WHICH SET FORTH THE STEPS TO BE TAKEN BY A LAFAYETTE SHAREHOLDER WHO WISHES TO EXERCISE THE RIGHT TO DISSENT.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is conditioned upon the receipt of an opinion of counsel to HUBCO to the effect that the Merger will qualify as a tax-free reorganization as defined in Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"). See "THE PROPOSED MERGER -- Federal Income Tax Consequences."

         ACCOUNTING TREATMENT OF THE MERGER

         The Merger is expected to be accounted for as a pooling of interests for financial reporting purposes and is conditioned upon the receipt of a letter from HUBCO's independent accountants that the Merger will be so treated. Under the pooling of interests method of accounting, Lafayette's historical basis of assets, liabilities and shareholders' equity will be retained by HUBCO as the surviving entity and the combined entity's consolidated financial statements will be restated retroactively to reflect the combined financial condition, results of operations and cash flows as if HUBCO and Lafayette had been combined for all periods presented. See "PRO FORMA COMBINED FINANCIAL INFORMATION" and "THE PROPOSED MERGER -- Accounting Treatment of the Merger."

         REQUIRED REGULATORY APPROVALS

         Consummation of the Merger is subject to prior receipt of the approval of the Commissioner (the "COMMISSIONER") of the Connecticut Department of Banking (the "CTDOB"), the FDIC and the Board of Governors of the Federal Reserve System (the "FRB"). Applications for these approvals have been filed and HUBCO and Lafayette anticipate receiving such approvals. However, there can be no assurance that the approvals will be granted, that they will be granted on a timely basis, or that they will be granted without conditions unacceptable to HUBCO or Lafayette. See "THE PROPOSED MERGER -- Regulatory Approvals".

         CONDITIONS TO THE MERGER

         Consummation of the Merger is contingent upon a number of conditions, including the receipt of necessary regulatory approvals; the approval of the Merger by the requisite vote of the shareholders of both Lafayette and HUBCO; an opinion of Pitney, Hardin, Kipp & Szuch, counsel to HUBCO, that the Merger will result in a tax-free reorganization; and a letter from HUBCO's independent accountants that the Merger will be accounted for as a pooling of interests. The obligation of HUBCO to consummate the Merger is also conditioned on, among other things, receipt of consent from each holder of a Vested Lafayette Option outstanding at the Closing Date to the conversion of such person's Vested Lafayette Option in the manner described in this Proxy Statement (see "THE PROPOSED MERGER -- Conversion of Lafayette Stock Options"). The obligation of Lafayette to consummate the Merger is also conditioned on, among other things, the appointment by the HUBCO Board of three nominees, designated by Lafayette and reasonably acceptable to HUBCO, to the HUBCO Board, effective at the Effective Time; and written acknowledgment, acceptance and assumption by HUBCO of existing employment agreements between Lafayette and certain of its officers. See "THE PROPOSED MERGER -- Regulatory Approvals"; and "-- Conditions to the Merger."

         SPECIAL COVENANT


         Pursuant to the Merger Agreement, HUBCO has agreed that without the prior written consent of Lafayette, it will not between February 5, 1996 and the Effective Time (i) enter into a definitive acquisition agreement to acquire one or more financial institutions, the effect of which will be that HUBCO's pro forma book value will be diluted by more than 10% or its pro forma tangible book value will be diluted by more than 15%, or (ii) agree to an acquisition which will result in (A) HUBCO's current directors constituting less than a majority of the surviving corporation's Board of Directors, (B) the current chief executive officer of HUBCO, Kenneth T. Neilson, not continuing as chief executive officer, or (C) HUBCO's owning a company without a headquarters and a substantial majority of its offices in New Jersey, New York or Connecticut. Lafayette has consented to the Hometown Merger. See "THE PROPOSED MERGER--Conduct of Business Pending the Merger".

         TERMINATION RIGHTS

         The Merger Agreement may be terminated by either Lafayette or HUBCO if, among other reasons, the Effective Time has not occurred by December 31, 1996. In addition, the Board of Directors of Lafayette may terminate the Merger Agreement if (i) the HUBCO Common Stock Average Price (as defined below) on the Determination Date (as defined below) is less than $18.25, or if (ii) both (x) the HUBCO Common Stock Average Price on the Determination Date is less than $19.25 and (y) the number obtained by dividing the HUBCO Common Stock Average Price on the Determination Date by the HUBCO Common Stock Closing Price on the Starting Date (as defined below) is less than the number obtained by dividing the Index Price (as defined below) on the Determination Date by the Index Price on the Starting Date and subtracting .075 from the quotient. If the conditions in either (i) or (ii) above exist (a "TERMINATION EVENT") and the Lafayette Board elects to terminate the Merger Agreement, such termination will not occur if HUBCO elects to increase the Exchange Ratio to a number calculated pursuant to the Merger Agreement. The "DETERMINATION DATE" is the date on which FRB approval of the Merger is received. The "STARTING DATE" is February 7, 1996, the day after public announcement of the Merger Agreement. The "HUBCO COMMON STOCK AVERAGE PRICE" is the average of the closing prices of HUBCO Common Stock during the 20 consecutive trading days ending on the Determination Date. The "INDEX PRICE" is the average of the closing prices of a selected group of bank holding company common stocks. For a more complete description of the foregoing termination rights, and for a description of other termination rights available to Lafayette and HUBCO, see "THE PROPOSED MERGER -- Effective Time; Amendments; Termination"; and "--Conditions to the Merger".


         EFFECTIVE TIME

         A closing under the Merger Agreement (the "CLOSING") will occur 10 days after receipt of all necessary approvals and consents and the satisfaction or waiver of the other conditions to consummation of the Merger, or on another day mutually agreed to by HUBCO and Lafayette. The Effective Time is the date and time specified in a certificate executed by HUBCO and Lafayette and filed with the Commissioner. The Effective Time is dependent upon satisfaction of all conditions precedent, some of which are not under the control of HUBCO and/or Lafayette. See "THE PROPOSED MERGER--Effective Time; Amendments; Termination"; and "-- Regulatory Approvals".

         FAIRNESS OPINIONS

         The Lafayette Board has retained Keefe, Bruyette & Woods ("KBW") to evaluate the terms of the Merger. KBW has delivered a written opinion to the Lafayette Board to the effect that the consideration to be received by the Lafayette shareholders pursuant to the Merger Agreement is, as of the date of such opinion, fair to Lafayette shareholders from a financial point of view. HOLDERS OF LAFAYETTE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. For information concerning the matters reviewed, assumptions made and factors considered by KBW, see "THE PROPOSED MERGER -- Opinions of Financial Advisors" and Appendix D to this Proxy Statement, which sets forth KBW's fairness opinion in its entirety.

         Goldman, Sachs & Co. ("GOLDMAN SACHS") has delivered its written opinion to the HUBCO Board that, as of February 5, 1996, the Exchange Ratio pursuant to the Merger Agreement was fair to HUBCO. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix C and is incorporated herein by reference. HOLDERS OF HUBCO COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. SEE "THE PROPOSED MERGER -- Opinions of Financial Advisors -- HUBCO's Financial Advisor".

         STOCK OPTION TO HUBCO FOR LAFAYETTE SHARES


         HUBCO and Lafayette entered into a Stock Option Agreement dated February 5, 1996 (the "STOCK OPTION AGREEMENT") in connection with the negotiation by HUBCO and Lafayette of the Merger Agreement. Pursuant to the Stock Option Agreement, Lafayette has granted to HUBCO an option (the "OPTION"), exercisable only under certain limited and specifically defined circumstances, to purchase up to 2,400,000 authorized but unissued shares of Lafayette Common Stock, representing upon issuance approximately 19.3% of the shares of Lafayette Common Stock, for an exercise price of $10.75 per share. HUBCO does not have any voting rights with respect to the shares of Lafayette Common Stock subject to the Option prior to exercise of the Option.


         The Stock Option Agreement is attached to this Proxy Statement as Appendix B hereto. In the event that certain specifically enumerated "Triggering Events" occur and the Merger is not consummated, HUBCO would recognize a gain on the sale of the shares of Lafayette Common Stock received pursuant to the exercise of the Option if such shares of Lafayette Common Stock were sold at prices exceeding $10.75 per share. The ability of HUBCO to exercise the Option and to cause up to an additional 2,400,000 shares of Lafayette Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Lafayette, as it is likely to increase the cost of an acquisition of all of the shares of Lafayette Common Stock which would then be outstanding. The exercise of the option by HUBCO may also make pooling of interests accounting treatment unavailable to a subsequent acquiror. See "THE PROPOSED MERGER -- Stock Option for Shares of Lafayette Common Stock."

         INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Five executive officers of Lafayette have employment agreements or severance arrangements under which such officers have the right to substantial payments as a consequence of the Merger if their employment is terminated by the company or by the officer under certain circumstances. Lafayette, with HUBCO's consent, has also agreed that certain officers and other key employees may receive stay-on bonuses to assure their continuation with Lafayette through the Effective Time and for a period of time thereafter. See "CERTAIN INFORMATION ABOUT HUBCO--Recent Developments". HUBCO has also engaged in discussions concerning arrangements that may be made to assure the continued employment of Robert Goldstein, President and CEO of Lafayette, after the Merger. New employment arrangements for Mr. Goldstein and possibly other officers may be entered into after consummation of the Merger.

         Certain executive officers of Lafayette have stock options which will become vested by virtue of the Merger. For information regarding the treatment of Vested Lafayette Options, see "THE PROPOSED MERGER--Conversion of Lafayette Stock Options".


      In addition to the foregoing, the Merger Agreement requires HUBCO to indemnify each director, officer, employee or agent of Lafayette or any of its subsidiaries to the fullest extent permitted under applicable law and Lafayette's Certificate of Incorporation and By-laws, with respect to any claims made against such person because he or she is or was serving in such capacity. The Merger Agreement also requires HUBCO to provide Lafayette's officers and directors with directors' and officers' liability insurance for at least six years after the Effective Time. See "THE PROPOSED MERGER -- Interests of Certain Persons in the Merger."

         DIFFERENCES IN SHAREHOLDERS' RIGHTS

         Lafayette is a commercial bank organized under the CBL and HUBCO is a business corporation incorporated under the New Jersey Business Corporation Act (the "NJBCA"). The rights of Lafayette shareholders are currently governed by the CBL and Lafayette's certificate of incorporation and by-laws. At the Effective Time, each Lafayette shareholder will become a shareholder of HUBCO. The rights of HUBCO shareholders are governed by the NJBCA and HUBCO's certificate of incorporation and by-laws. The CBL and the NJBCA, and the rights of shareholders thereunder, differ with respect to voting requirements and various other matters. In addition, the New Jersey Shareholders Protection Act, which is part of the NJBCA and has no counterpart in the CBL, prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." See "COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF LAFAYETTE AND HUBCO."




                                                SELECTED CONSOLIDATED FINANCIAL DATA OF HUBCO

                                                                  YEARS ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------------------
                                                   1995             1994              1993             1992            1991
                                            (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
EARNINGS SUMMARY:
Interest income                                 $120,711        $ 103,353          $ 86,550         $ 88,296        $ 76,887
Interest expense                                  39,609           32,257            27,511           35,361          38,844
                                                  ------           ------            ------           ------          ------
Net interest income                               81,102           71,096            59,039           52,935          38,043
Provision for possible
  loan losses                                      4,200            3,550             4,874            7,432           3,672
                                                  ------           ------            ------           ------          ------
Net interest income after
  provision for possible
  loan losses                                     76,902           67,546            54,165           45,503          34,371
Other income                                      17,791           11,828            10,579           10,717           7,570
Other expenses                                    60,164           51,050            42,313           46,612          33,017
                                                  ------           ------            ------           ------          ------
Income before income taxes                        34,529           28,324            22,431            9,608           8,924
Income tax provision                              10,845           10,892             8,560              637           2,646
                                                  ------           ------            ------           ------          ------
Net income                                       $23,684         $ 17,432          $ 13,871          $ 8,971         $ 6,278
                                                 =======         ========          ========          =======         =======
PER SHARE DATA:
Weighted average common
  shares outstanding                              13,251           13,098            13,109           11,881          10,177
Net income per share                             $  1.79         $   1.33          $   1.06          $  0.76         $  0.62
Cash dividend per
  common share                                      0.60             0.36              0.31             0.27            0.22
BALANCE SHEET SUMMARY:
Securities held to
  maturity                                      $265,703         $562,567          $499,479         $397,722        $198,843
Securities available
  for sale                                       300,721          111,604            56,816           15,430               -
Loans (1)                                        853,984          862,384           663,588          666,141         641,949
Total assets                                   1,613,194        1,709,384         1,363,674        1,233,910         981,297
Deposits                                       1,425,001        1,491,544         1,213,336        1,111,681         887,425
Stockholders' equity                             129,966          115,551            97,654           87,585          61,154
PERFORMANCE RATIOS:
Return on average
  assets                                           1.46%            1.11%             1.07%            0.74%           0.69%
Return on average
  equity                                           19.49           16.57             14.95            11.90           10.66
Dividend payout                                    33.52           20.29             23.63            29.14           38.90
Average equity
  to average assets                                 7.49            6.69              7.16             6.20            6.49
Net interest margin                                 5.46            4.96              4.99             4.88            4.73
ASSET QUALITY RATIOS:
Allowance for possible
  loan losses to total
  loans (1)                                         1.99            1.92              2.13             1.70            1.43
Allowance for possible
  loan losses to
  non-performing loans (2)                        103.75           82.02             80.99            64.42           82.70
Non-performing loans to
  total loans (1)(2)                                1.91            2.34              2.63             2.65            1.73
Non-performing assets to
  total loans, plus
  other real estate (1)(2)                          2.42            3.30              4.04             4.49            3.60
Net charge-offs to
  average loans                                     0.45            0.80              0.38             1.09            0.53

- --------
(1) Total loans are net of unearned income and deferred loan fees and before the allowance for possible loan losses.

(2) Non-performing loans and non-performing assets do not include loans past due 90 days or more and still accruing.


                                              SELECTED CONSOLIDATED FINANCIAL DATA OF LAFAYETTE


                                                            YEARS ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------------------------
                                                   1995             1994             1993            1992            1991
                                                            (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
EARNINGS SUMMARY:
Interest income                             $    52,423       $   42,583       $   41,415       $   54,253      $   66,543
Interest expense                                 20,981           13,759           15,434           22,167          36,573
                                                 ------           ------           ------           ------          ------
Net interest income                              31,442           28,824           25,981           32,086          29,970
Provision for possible
  loan losses                                     3,190            3,325           23,500           16,208          13,963
                                                 ------           ------           ------           ------          ------
Net interest income after
  provision for possible
  loan losses                                    28,252           25,499            2,481           15,878          16,007
Other income                                      6,078            6,337            8,306            9,597          12,861
Other expenses                                   26,230           28,423           36,789           33,036          29,657
                                                 ------           ------           ------           ------          ------
Income (loss) before income
  taxes and cumulative effect
  of change in accounting
  principle                                       8,100            3,413         (26,002)          (7,561)           (789)
Provision (benefit) for
  income taxes                                  (10,827)          (2,724)             16              260              94
                                                --------          -------        -------           ------          ------
Income (loss) before
  cumulative effect of
  change in accounting
  principle                                      18,927            6,137         (26,018)          (7,821)           (883)
Cumulative effect of change
  in accounting
  principle (1)                                      --               --          (3,118)               --              --
                                                 ------           ------           ------           ------          ------
Net income (loss)                           $    18,927       $    6,137       $ (29,136)       $  (7,821)      $    (883)
                                            ===========       ==========       ==========       ==========      ==========
PER SHARE DATA:
Weighted average common
  shares outstanding:
  Primary                                    10,235,953        8,870,266        1,750,458        1,750,458       1,750,458
  Fully diluted                              10,269,618        8,870,266        1,750,458        1,750,458       1,750,458
Income (loss) before
  cumulative effect of
  change in accounting
  principle (1):
  Primary                                   $      1.85       $      .69       $  (14.86)       $   (4.47)      $    (.50)
  Fully diluted                                    1.84              .69          (14.86)           (4.47)           (.50)
Net income (loss):
  Primary                                          1.85              .69          (16.64)           (4.47)           (.50)
  Fully diluted                                    1.84              .69          (16.64)           (4.47)           (.50)
Cash dividends
  declared                                          .05               --               --               --              --
BALANCE SHEET SUMMARY:
Securities held to
  maturity                                  $    27,854       $  109,736       $   57,504       $   34,965      $  164,725
Securities available
  for sale                                      113,615           65,466           66,528               --              --
Securities held for
  sale                                               --               --               --           96,231              --
Loans (3)                                       518,046          435,756          409,030          475,574         523,837
Total assets                                    735,405          673,751          599,494          662,463         759,354
Deposits                                        636,343          570,409          551,850          603,170         662,988
Stockholders' equity                             59,509           37,870            2,541           30,958          37,209


                                                            YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------------
                                                   1995             1994              1993             1992            1991
                                                            (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
PERFORMANCE RATIOS:
Return on average
  assets                                          2.71%             .98%          (4.53)%          (1.09)%          (.12)%
Return on average
  equity                                          39.60            19.86         (117.06)          (23.57)          (2.18)
Dividend payout                                    2.64               --               --               --              --
Average equity
  to average assets                                6.84             4.93             3.87             4.64            5.41
Net interest margin (2)                            4.92             5.00             4.36             4.89            4.45
ASSET QUALITY RATIOS:
Allowance for possible
  loan losses to total
  loans(3)                                         1.65             2.21             3.75             3.48            2.71




             Allowance for possible

               loan losses to
               non-performing loans (4)         110.07%           80.51%           34.29%           38.16%          30.45%
             Non-performing loans to
               total loans (3)(4)                  1.50             2.75            10.95             9.11            8.91
             Non-performing assets to
               total loans, plus
               other real estate and
               assets for sale(3)(4)               2.53             4.28            12.32            10.90           10.22
             Net charge-offs to
               average total loans                  .92             2.49             3.93             2.77            1.74

- --------
(1) Represents the effect of a change in accounting method for purchased mortgage servicing rights.

(2) Represents net interest income, computed on a tax equivalent basis, as a percentage of average interest earning assets.

(3) Total loans are net of unearned income and deferred loan fees and before the allowance for possible loan losses.

(4) Non-performing loans and non-performing assets do not include accruing loans past due 90 days or more.




                                              SELECTED CONSOLIDATED FINANCIAL DATA OF HOMETOWN

                                                                            YEARS ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------------------

                                                1995               1994                1993              1992               1991
                                             ------------       ------------       -------------      ------------       -----------

                                                              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

 Summary of Operations:

      Total interest income                      $15,080            $12,702             $11,304           $11,097             $9,445

      Total interest expense                       7,668              5,813               4,995             5,236              5,281
                                             ------------       ------------       -------------      ------------       -----------

      Net interest income                          7,412              6,889               6,309             5,861              4,164

      Provision for loan losses                       75                 75                 360             1,258                800
      Provision for losses on other real
        estate owned                                  95                290                  60               212                145
                                             ------------       ------------       -------------      ------------       -----------

      Other operating income                       1,420              1,397               1,820             1,534                812

      Other operating expenses                     6,856              6,279               5,670             5,046              4,204
                                             ------------       ------------       -------------      ------------       -----------
      Net income (loss) before taxes,
        extraordinary credit and                   1,806              1,642               2,039               879              (173)
        cumulative effect of an accounting
        change
      Provision for federal and state
        income taxes                                 497                593                 800               274                  -
                                             ------------       ------------       -------------      ------------       -----------
      Net income (loss) before
        extraordinary credit and                   1,309              1,049               1,239               605              (173)
        cumulative effect of an accounting
        change
      Extraordinary credit
                                                       -                  -                   -               256                  -
      Cumulative effect of an accounting
        change - FAS 109                               -                  -               1,125                 -                  -

      Net income (loss)                           $1,309             $1,049              $2,364              $861             $(173)
                                             ============       ============       =============      ============       ===========

 Per Share Data:
      Before extraordinary credit and an accounting change:

      Net income (loss)                          $.75              $.60               $.72               $.37              $(.11)

      After extraordinary credit and an
        accounting change

     Net income (loss)                           $.75              $.60                 $1.38            $.53              $(.11)

     Stockholders' equity                          $9.60             $7.16              $8.46              $7.08              $6.69

Average common shares outstanding               1,752,523         1,750,988           1,708,207         1,629,710          1,597,194

Common shares outstanding                       1,706,446         1,680,096           1,659,141         1,598,251          1,597,231

 Year End Balance Sheet Data:

     Total assets                                $229,220          $213,991            $201,352          $187,235           $118,902

     Loans, net                                   103,407            74,940              85,461            85,322             60,786

     Investments held-to-maturity                  15,100            46,273              40,060            79,869             47,727

     Investments available-for-sale                93,696            76,854              54,016                 -                  -

     Total deposits                               178,000           182,731             159,641           154,721            107,617

     Total stockholders' equity                    16,818            12,537              14,454            11,545             10,682

 Financial Ratios:
 Net income (loss) before extraordinary credit and an accounting change to average:

Total assets                                      0.60%              0.49%               0.65%            0.38%             (0.16)%

Stockholders' equity                              8.50%              6.91%               9.06%            5.40%             (1.63)%
 Net income (loss) after extraordinary
        credit and an accounting change to
        average:

Total assets                                      0.60%              0.49%               1.24%            0.54%             (0.16)%

Stockholders' equity                              8.50%              6.91%              17.28%           57.68%             (1.63)%

Year End:

     Gross loans to total assets                 46.37%             36.42%              44.25%           47.23%             51.12%

     Gross loans to deposits                     59.71%             42.66%              55.81%           57.16%             56.48%

Risk-based capital to assets                     16.37%             15.46%              14.10%           12.07%             14.37%

Primary capital to total assets                   8.60%              8.50%               8.75%            7.70%             10.36%

Tier one capital to assets                       15.10%             13.44%              11.76%            9.37%              8.98%

Average stockholders' equity to average           7.05%              7.15%               7.16%            6.98%              9.82%
total assets

Nonperforming assets to total assets              0.91%              0.87%               1.42%            2.86%              4.72%

Nonperforming loans to gross loans                1.39%              1.09%               1.78%            3.38%              4.51%

                        MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY

HUBCO Common Stock and Lafayette Common Stock are quoted on the Nasdaq National Market (formerly known as the "NASDAQ/NMS") under the symbols "HUBC" and "LABK," respectively. The following tables set forth, for the periods indicated, the high and low closing prices per share of HUBCO Common Stock and Lafayette Common Stock, as reported by The Nasdaq Stock Market ("NASDAQ"), and quarterly dividends per share.

All stock prices shown in the tables below have been rounded to the nearest cent and all stock prices and dividends shown in the tables below have been adjusted for the 3-for-2 stock split (the "Stock Split") paid January 14, 1995 to record holders of HUBCO Common Stock on January 3, 1995 and the 1-for-2 reverse stock split (the "REVERSE STOCK SPLIT") effected on May 31, 1994 by Lafayette.

                                                                                                         EQUIVALENT
                                              MARKET                        MARKET                       PRO FORMA
                                         PRICE PER SHARE               PRICE PER SHARE               MARKET PRICE PER SHARE
                                            OF HUBCO                    OF LAFAYETTE                    OF LAFAYETTE
                                          COMMON STOCK                  COMMON STOCK                  COMMON STOCK(1)
                                          ------------                  ------------                  ---------------

                                         HIGH        LOW               HIGH          LOW             HIGH         LOW
                                         ----        ---               ----          ---             ----         ---
1994:
First Quarter ............               $15.83         $13.42         $ 8.50        $ 5.25          $ 9.31       $ 7.89
Second Quarter............                15.00          13.33           6.75          5.13            8.82         7.84
Third Quarter ............                15.17          13.13           6.88          5.50            8.92         7.72
Fourth Quarter............                15.00          12.50           6.50          5.25            8.82         7.35

1995:
First Quarter ............                17.38          14.67           8.00          5.75           10.22         8.63
Second Quarter............                18.00          15.50           8.50          7.69           10.58         9.11
Third Quarter ............                21.13          17.25           9.75          8.25           12.42        10.14
Fourth Quarter............                22.13          19.25           9.50          8.75           13.01        11.32

1996:
First Quarter.............                22.75          18.38          11.63          8.88           13.38        10.81
Second Quarter (through
   May __, 1996)........                 ______          _____          _____         _____           _____        _____


- -------------

(1)Equivalent pro forma market price per share of Lafayette Common Stock represents the high and low closing prices per share of HUBCO Common Stock, multiplied by the 0.588 Exchange Ratio.


                                                                 EQUIVALENT
                                                               PRO FORMA CASH
                                      HUBCO      LAFAYETTE   DIVIDEND PER SHARE
                                    DIVIDENDS    DIVIDENDS      OF LAFAYETTE
                                    PER SHARE    PER SHARE     COMMON STOCK (1)
                                    ---------   -----------  ------------------
1994
First Quarter.........................$.08         $--           $.05
Second Quarter........................ .08          --            .05
Third Quarter......................... .10          --            .06
Fourth Quarter........................ .10          --            .06

1995
First Quarter......................... .15          --            .09
Second Quarter........................ .15          --            .09
Third Quarter......................... .15          --            .09
Fourth Quarter........................ .15         .05            .09

1996
First Quarter......................... .17         .05            .10
Second Quarter (through May __, 1996.. .17         .10            .17


- --------

(1) Equivalent pro forma cash dividends paid per share of Lafayette Common Stock represents HUBCO historical dividend rates per share, multiplied by the 0.588 Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share of HUBCO Common Stock, based upon the most recently declared quarterly dividend rate of $.17 per share of HUBCO Common Stock payable on March 1, June 1, September 2 and December 1, would be $.68. On an equivalent pro forma basis, such current annualized HUBCO dividend per share of Lafayette Common Stock would be $.40, based on the 0.588 Exchange Ratio, rounded to the nearest cent. No assurance can be given as to future HUBCO dividend rates. Future HUBCO dividends are dependent upon the earnings and financial condition of HUBCO, as well as government regulations and policies and other factors.


         The following table presents for (i) February 5, 1996, the last full trading day before public announcement of the signing of the Merger Agreement, and (ii) May __, 1996, a date shortly prior to the mailing of this Proxy Statement, the reported closing price per share of HUBCO Common Stock and Lafayette Common Stock on Nasdaq and the equivalent price per share of Lafayette Common Stock computed by multiplying the closing price of HUBCO Common Stock on each of the dates specified by the Exchange Ratio of 0.588.

                                                                                                        Equivalent
                                                                                                      Price Per Share
                                             HUBCO                         LAFAYETTE                   OF LAFAYETTE
                                         COMMON STOCK                    COMMON STOCK                  COMMON STOCK
                                         ------------                    ------------                  ------------
February 5, 1996.........                  $ 22.50                         $ 10.75                       $ 13.23
May __, 1996 .........                     _______                         _______                       _______

         NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF HUBCO COMMON STOCK WILL BE IF AND WHEN THE MERGER IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF HUBCO COMMON STOCK IS SUBJECT TO FLUCTUATION, THE VALUE OF THE HUBCO COMMON STOCK THAT HOLDERS OF LAFAYETTE COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. HUBCO AND LAFAYETTE SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HUBCO COMMON STOCK AND THE LAFAYETTE COMMON STOCK. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF HUBCO COMMON STOCK AND LAFAYETTE COMMON STOCK ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF HUBCO COMMON STOCK OR LAFAYETTE COMMON STOCK BEFORE OR AFTER THE EFFECTIVE TIME.

LIMITATIONS ON DIVIDENDS UNDER THE MERGER AGREEMENT

         The Merger Agreement prohibits Lafayette from declaring, setting aside or paying any dividend or other distribution in respect of its capital stock, except that Lafayette may pay regular quarterly cash dividends equivalent to the dividends of HUBCO (i.e., an amount determined by multiplying HUBCO's dividends by the Exchange Ratio) on the same payment dates as HUBCO, which means that Lafayette is expected to pay a dividend of $.10 per share, as of June 1, and if the Merger has not been consummated or terminated, September 1 and December 1. Previously, Lafayette declared and paid a quarterly cash dividend of $.05 per share on February 16, 1996 to shareholders of record on February 5, 1996.

DIVIDEND LIMITATIONS ON HUBCO

         The holders of HUBCO Common Stock are entitled to receive dividends when and if declared by HUBCO's Board of Directors out of funds legally available therefor. HUBCO has paid regular cash dividends since its inception in 1982. The primary source for HUBCO's dividends is dividends from HUB to HUBCO, the payment of which is regulated. Under the New Jersey Banking Act of 1948, as amended (the "NJBA"), HUB may pay dividends only out of retained earnings, and only out of surplus to the extent that surplus exceeds 50% of stated capital. The FDIC has the authority to prohibit a state-chartered bank from engaging in conduct which, in the FDIC's opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by a bank to its sole shareholder constitutes an unsafe or unsound practice.

                     SUMMARY PRO FORMA FINANCIAL INFORMATION


         The following tables present certain unaudited combined condensed financial information from the Pro Forma Unaudited Combined Condensed Statements of Income for the years ended December 31, 1995, 1994 and 1993, and the Pro Forma Unaudited Combined Condensed Balance Sheet at December 31, 1995. The HUBCO, Growth and Lafayette pro forma combined financial information gives effect to HUBCO's proposed acquisition of Lafayette and HUBCO's recently completed acquisition of Growth Financial Corp. ("GROWTH") in transactions accounted for as a pooling of interests, as if such transactions had been consummated for statement of income purposes on the first day of the applicable periods and for balance sheet purposes on December 31, 1995. The HUBCO, Growth, Lafayette and Hometown pro forma combined financial information gives effect to the Lafayette and Growth acquisitions, as described above, and also gives effect to HUBCO's proposed acquisition of Hometown reflected as a purchase effective as of January 1, 1995 for statement of income purposes and on December 31, 1995 for balance sheet purposes. See "PRO FORMA FINANCIAL INFORMATION". The pro forma information is based on the historical financial statements of HUBCO, Lafayette and Growth and Hometown's historical financial statements as of December 31, 1995. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The pro forma financial information assumes an Exchange Ratio of .588 shares of HUBCO Common Stock for each share of Lafayette Common Stock outstanding.

         The summary unaudited pro forma information should be read in conjunction with the Pro Forma Financial Information and the related notes thereto presented elsewhere in this Proxy Statement and the consolidated financial statements and related notes incorporated by reference in this Proxy Statement. The pro forma information is not necessarily indicative of the results of operations which would have been achieved had the above transactions been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods. Included in 1995 and 1994 earnings for Lafayette of $18,927,000 and $6,137,000, respectively, was $11,935,000 and $3,439,000, respectively, of deferred income tax benefits, primarily attributable to the recognition of Lafayette's net operating loss carryforwards. As of December 31, 1995, substantially all of Lafayette's deferred income tax benefits had been recognized for financial statement reporting purposes. While Lafayette's net income for 1995 and 1994 were positively impacted by the deferred income tax benefits, net income for Lafayette in the future will not enjoy the same benefits. As a result, the budgeted net income of Lafayette for 1996 is substantially less than Lafayette's net income for 1995. For information about Lafayette's budgeted net income, see "CERTAIN INFORMATION ABOUT HUBCO--Recent Developments".

         Because the Hometown Merger is being accounted for using the purchase method of accounting (which does not require the restatement of HUBCO's financial statements), Hometown's historical consolidated statements of income and the Hometown Merger are not reflected in the pro forma unaudited combined condensed statements of income for the years ended December 31, 1994 and 1993.

                      HUBCO, GROWTH AND LAFAYETTE PRO FORMA UNAUDITED COMBINED FINANCIAL INFORMATION
                                           (In thousands, except per share data)
                                                                                   For the Years Ended December 31,
                                                                              1995            1994             1993
                                                                              ----            ----             ----
RESULTS OF OPERATIONS:
Net interest income before provision for possible
loan                                                                      $118,513        $105,218          $88,732
losses..............................................................
Provision for possible loan losses...........................                8,015           7,509           29,027
Net interest income after provision for possible
loan                                                                       110,498          97,709           59,705
losses..............................................................
Income (loss) before income                                                 43,255          32,857          (3,519)
taxes...................................
Income (loss ) before cumulative effect of change in                        42,810          24,689         (11,835)
accounting principle............................................................
Earnings (loss) per common share before cumulative effect of change in accounting principle:
                                                                             $2.14           $1.24           $(.59)
Primary.............................................................
   Fully                                                                      2.11            1.23            (.59)
diluted.....................................................

                                                                    As of
                                                               December 31,
                                                                     1995
                                                                     ----
BALANCE SHEET:
Total                                                            $2,460,589
assets........................................................
Total                                                             2,171,603
deposits....................................................
Total stockholders' equity.................................         187,605
Book value per common share........................                    9.41

 HUBCO, GROWTH, LAFAYETTE AND HOMETOWN PRO FORMA UNAUDITED COMBINED FINANCIAL INFORMATION

                      (in thousands, except per share data)

                                                             FOR THE YEAR ENDED
RESULTS OF OPERATIONS:                                        DECEMBER 31, 1995

Net interest income before provision for possible loan losses          $124,174

Provision for possible loan loss                                          8,090

Net interest income after provision for possible loan losses            116,084

Income before income taxes                                               41,680

Net income                                                               41,407

Earnings per common share:
       Primary                                                            $2.07

       Fully diluted                                                      $2.04

                                                                          AS OF
                                                              DECEMBER 31, 1995

Balance Sheet:

Total assets                                                         $2,672,551

Total deposits                                                        2,349,603

Total stockholders' equity                                              187,605

Book value per common share                                               $9.41



                       ACTUAL AND PRO FORMA PER SHARE DATA

         The following table sets forth per share data relating to dividends, net income and book value of HUBCO Common Stock and Lafayette Common Stock, both on an actual (historical) basis and on a pro forma combined basis, as adjusted for the Stock Split and the Reverse Stock Split. The actual per share data have been derived from the consolidated financial statements of HUBCO and Lafayette incorporated by reference herein. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE".

         The pro forma dividend and book value per share data for the year ended December 31, 1995 and the pro forma net income per share data for the years ended December 31, 1995, 1994 and 1993 have been derived from the pro forma combined condensed financial statements of HUBCO and Lafayette, giving effect to HUBCO's acquisition of Growth (the "GROWTH MERGER"), and giving effect to the Merger, accounted for as a pooling of interests. Pro forma per share amounts have been determined based on the assumptions set forth in the pro forma combined condensed unaudited financial statements presented elsewhere herein.


         The actual, pro forma and pro forma equivalent per share data included in the table below should be read in conjunction with the financial statements of HUBCO and Lafayette incorporated by reference herein and the pro forma combined condensed financial statements of HUBCO, Lafayette and Growth presented elsewhere herein. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION." The pro forma data presented below is not necessarily indicative of the results that would actually have been attained if the Merger had been consummated as of the first day of the periods described below or results that may be attained in the future. The data does not reflect the share repurchases, one-time merger charges or cost savings anticipated by HUBCO. Included in 1995 and 1994 earnings for Lafayette of $18,927,000 and $6,137,000, respectively, was $11,935,000 and $3,439,000, respectively, of deferred income tax benefits, primarily attributable to the recognition of Lafayette's net operating loss carryforwards. As of December 31, 1995, substantially all of Lafayette's deferred income tax benefits had been recognized for financial statement reporting purposes. While Lafayette's net income for 1995 and 1994 were positively impacted by the deferred income tax benefits, net income for Lafayette in the future will not enjoy the same benefits. As a result, the budgeted net income of Lafayette for 1996 is substantially less than Lafayette's net income for 1995. For information about Lafayette's budgeted net income, see "CERTAIN INFORMATION ABOUT HUBCO--Recent Developments".

                                                                            For the Year Ended
                                                                               December 31,

                                                                        1995            1994           1993
                                                                        ----            ----           ----

CASH DIVIDENDS DECLARED PER COMMON SHARE:
     HUBCO - Actual(1)                                                 $  .60        $ .36          $  .31
     Lafayette - Actual(1)                                                .05          .--             .--
     Lafayette - pro forma equivalent                                     .35          .21             .18

NET INCOME (LOSS) PER COMMON SHARE:
     HUBCO - Actual:
             Primary                                                     1.82         1.36            1.06
             Fully diluted                                               1.79         1.33            1.06
     Lafayette - Actual:
             Primary                                                     1.85          .69          (16.64)
             Fully diluted                                               1.84          .69          (16.64)
     HUBCO, Growth and Lafayette, pro forma:
             Primary(2)                                                  2.14         1.24          (  .59)
             Fully diluted                                               2.11         1.23          (  .59)

     Lafayette, pro forma equivalent(3):
             Primary                                                     1.26          .73          (  .35)
             Fully diluted                                               1.24          .72          (  .35)


                                                           As of December 31,
                                                                 1995
                                                           -----------------

NET BOOK VALUE PER COMMON SHARE:
     HUBCO - Actual                                          $9.92
     Lafayette - Actual                                       5.95
     HUBCO, Growth and Lafayette, pro forma(4)                9.41
     Lafayette, pro forma equivalent                          5.53

(1) For information regarding HUBCO's and Lafayette's dividends, and the market price of HUBCO and Lafayette Common Stock, see "MARKET PRICE AND DIVIDEND DATA."

(2) Represents primary net income per share before cumulative effect of change in accounting principle on a pro forma combined basis. Such amounts have been determined by dividing such amounts by the sum of (i) the weighted average number of shares of HUBCO Common Stock outstanding during each period, (ii) 1,234,500 shares of HUBCO Common Stock issued pursuant to the Growth Merger, (iii) 5,760,500 shares of HUBCO Common Stock assumed to be issued pursuant to the Merger and (iv) 48,000 common share equivalents applicable to the warrants for 72,321 shares of HUBCO Common Stock issued in the Merger for the 122,995 Lafayette Warrants.

(3) The Lafayette pro forma equivalent net income per common share for the year ended December 31, 1995, giving effect to the Hometown Merger, is $1.22 primary and $1.20 fully diluted.

(4) Represents the pro forma combined net book value of HUBCO and Lafayette attributable to common shares, divided by the sum of (i) the number of shares of HUBCO Common Stock outstanding, (ii) 1,234,500 shares of HUBCO Common Stock issued pursuant to the Growth Merger and (iii) 5,590,000 shares of HUBCO Common Stock assumed to be issued pursuant to the Merger.

                                  INTRODUCTION

         This Proxy Statement solicits, on behalf of the Lafayette Board, the approval of the Merger Agreement by the holders of shares of Lafayette Common Stock. This Proxy Statement also solicits, on behalf of the HUBCO Board, the approval of the issuance of HUBCO Common Stock as consideration pursuant to the Merger Agreement by the holders of shares of HUBCO Common Stock. Pursuant to the Merger Agreement, the Merger Sub will be merged with and into Lafayette. In the Merger, each outstanding share of Lafayette Common Stock, except for Excluded Shares, will be converted into the right to receive 0.588 of a share of HUBCO Common Stock, subject to adjustment in certain circumstances. See "THE PROPOSED MERGER."

         In addition, this Proxy Statement solicits, on behalf of the HUBCO Board, proxies of the holders of HUBCO Common Stock in favor of the election of three persons to serve as directors of HUBCO and approval of a proposal to amend the HUBCO Certificate to increase HUBCO's authorized stock, and on behalf of the Lafayette Board, proxies of the holders of Lafayette Common Stock in favor of the election of five persons to serve as directors of Lafayette for a three year term. See "HUBCO MEETING" and "LAFAYETTE MEETING."

         All information and statements contained or incorporated by reference herein with respect to Lafayette were supplied by Lafayette and all information and statements contained or incorporated by reference herein with respect to HUBCO were supplied by HUBCO.


                       CERTAIN INFORMATION REGARDING HUBCO

GENERAL

         HUBCO is a bank holding company whose principal operating subsidiary is Hudson United Bank, a New Jersey-chartered commercial bank ("HUB"). HUBCO's corporate headquarters are located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. HUB's corporate headquarters are located at 3100 Bergenline Avenue, Union City, New Jersey 07087. The telephone number of HUBCO and HUB is
(201) 236-2200. HUB is a full service commercial bank which primarily serves small and mid-sized businesses and consumers through over 60 branches in Northern New Jersey. As of December 31, 1995, HUBCO had consolidated assets of $1.6 billion, consolidated deposits of $1.4 billion and consolidated stockholders' equity of $130 million. Based on assets as of December 31, 1995, HUBCO was among the six largest commercial banking companies headquartered in New Jersey. HUBCO's strategy is to enhance profitability and build market share through both internal growth and acquisitions. Since October, 1990, HUBCO has added over 45 branches and approximately $1 billion in assets through 13 acquisitions of financial institutions in both government-assisted and private transactions. For additional information, see "AVAILABLE INFORMATION" and "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

         HUBCO is continually evaluating acquisition opportunities and frequently conducts discussions, certain financial analyses and sometimes diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of HUBCO's book value and net income per common share may occur in connection with any future transactions. See "PRO FORMA FINANCIAL INFORMATION".

RECENT DEVELOPMENTS


         FIRST QUARTER EARNINGS

         HUBCO reported on April 11, 1996 that it earned $6,547,000 or $.47 per share compared with $5,726,000 or $.39 per share during the comparable quarter last year, representing a 21% increase in earnings per share.

         HUBCO's first quarter's earnings of $6,547,000 resulted in a return on average assets of 1.52% and a return on average equity of 18.94%. HUBCO amortizes acquisition costs including goodwill and core deposit intangibles rapidly (generally over a five year period) and as a result these non-cash charges totaled $.11 per share for the first quarter of 1996.

         HUBCO's net interest margin for the first quarter of 1996 was 5.18% versus 5.35% for the comparable quarter last year. Other income, excluding security gains, for the first quarter of 1996 increased 12% to $4,180,000 from $3,733,000 in the first quarter of 1995. The increase in other income arose primarily from merchant discounts on Shoppers Charge Accounts Co. and fees for international services and trust services.

         HUBCO's overhead expenses during the first quarter of 1996 decreased as a result of various initiatives to $13,627,000 from $16,413,000 in last year's first quarter. HUBCO's efficiency ratio (a ratio of overhead expense to recurring tax equivalent income) was 55.35% for the first quarter of 1996.

         HUBCO's total non-performing assets of $26,055,000 (1.50% of assets) were down from $27,085,000 a year ago, but up from $23,904,000 at year end 1995. The increase is primarily in the mortgage area and HUBCO believes that the value of the underlying property generally exceeds the loan balance. The Allowance for Possible Loan Losses totaled $18,708,000 which covered 95% of HUBCO's non-performing loans (58% of which are first mortgage loans) as of March 31, 1996. The Allowance also represents 1.97% of the loan portfolio at March 31, 1996.

         HUBCO's stockholders' equity was $131,663,000 at March 31, 1996. Capital ratios were: Tier I Risk-Based Capital Ratio of 11.56%, Total Risk-Based Capital Ratio of 15.24% and a Leverage Capital Ratio of 6.96%.

         RECENT ACQUISITIONS

         On January 12, 1996, HUBCO consummated its previously announced acquisition of Growth Financial Corp. ("GROWTH"). Growth was a one-bank holding company with approximately $128 million in assets as of December 31, 1995 and three offices in Morris and Somerset Counties, New Jersey.

         On February 29, 1996, HUBCO consummated its previously announced acquisition of three branches with approximately $61 million in assets from CrossLands Savings Bank. HUBCO paid a premium of approximately $3.0 million for the deposits.


         On April 28, 1996, HUBCO, Hudson United Bank, Hometown and The Bank of Darien entered the Hometown Merger Agreement. In the Hometown Merger, each outstanding share of Hometown's common stock is to be converted into the right to receive $17.75 in cash from HUBCO. Hometown, a bank holding company with two offices in Connecticut, had approximately $229 million in assets as of December 31, 1995. Lafayette has consented to the Hometown Merger. Certain financial information regarding Hometown is included herein and incorporated herein by reference.

         ESTIMATED ONE-TIME CHARGES, COST SAVINGS, EARNINGS IMPACT

         HUBCO announced on March 5, 1996 that it estimated that the Merger will result in one-time charges for Merger-related costs and restructuring charges of $8.5 million on an after tax basis. The amounts included in the charges are subject to change prior to the Effective Time. 1

         In addition, HUBCO has reviewed with Lafayette various cost saving possibilities and plans and HUBCO estimates that the Merger will permit pre-tax cost savings of $9.0 million annually, representing about 34% of Lafayette's non-interest expenses. HUBCO anticipates that it will be able to implement these cost savings by September, 1996 if, as currently anticipated, the transaction closes at approximately the end of the second quarter. 2

         HUBCO expects to purchase or expects that Lafayette will repurchase up to 1,000,000 shares of the outstanding Lafayette Common Stock prior to the Effective Time, subject to the limitations of the pooling of interests accounting treatment of the Merger. As of March 10, 1996, HUBCO had purchased 500,000 shares of Lafayette Common Stock. 3


         HUBCO also estimates that as a consequence of the Merger its earnings for 1996 will be diluted by 1% from the analysts' consensus estimate of HUBCO's 1996 earnings of $2.00 per share. This estimate of core earnings dilution excludes the effect of the one-time Merger charges and includes the effect of the Lafayette share repurchases. Similarly, using the budgeted earnings estimates of Lafayette, the anticipated cost savings and the consensus analysts' estimate of HUBCO's earnings for 1997, HUBCO estimates that the Merger will result in accretion of 6% over the analysts' consensus estimates of $2.18 per share for HUBCO's earnings for 1997. The core earnings estimates for 1996 or 1997 do not assume any financial benefits which HUBCO may be able to realize by the delivery of HUBCO's broader product line in the new Connecticut market area. While HUBCO anticipates some positive effect from this revenue enhancement aspect of the Merger, it is unable to specify such benefits with sufficient assurance to take them into account in the estimates.

         As with any earnings estimates, there are various factors both within and beyond HUBCO's control that could influence HUBCO's actual earnings results for 1996 and 1997, including but not limited to economic factors, Lafayette's ability to meet its budgeted earnings, other acquisitions by HUBCO, unanticipated costs or expenses, and other factors. These estimates did not when announced, and do not now, take into account the Hometown Merger, which was announced on April 29, 1996. Also, the estimates were prepared prior to announcement of first quarter 1996 results by HUBCO and Lafayette. Lafayette's announced first quarter 1996 earnings were $.08 per share, while Lafayette's budgeted first quarter earnings were $.16 per share and did not reflect merger related expenses. HUBCO management continues to believe that the forecast, taken as a whole, is valid. However, actual results could differ materially. 4

         Set forth below are charts with respect to the anticipated one-time charges, the cost savings and earning estimates.
- ---------------

1 The statements concerning one-time charges and Table One below setting out the components of the charges are forward looking statements under the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The correctness of the estimate depends upon a number of factors and the amount of the actual charge incurred may vary from the estimate. While HUBCO has developed these estimated charges after considering what it believes to be all relevant factors and including all currently known amounts, the actual amount of the restructuring charge may vary, depending upon a number of factors, including but not limited to the timing of the Closing, HUBCO's ability to retain and work with the officers of Lafayette who have employment or severance contracts, as well as those who do not, economic conditions, the resolution of various contractual contingencies with third parties and other factors.

2 The statements concerning cost savings and Table Two below setting out the components of the savings are forward looking statements under the PSLRA. The correctness of the estimate depends upon a number of factors including but not limited to the ability to effectively centralize loan, credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, the reduction of certain FDIC assessment costs, economic conditions and other factors. The amount of the cost savings may vary from the estimates.

3 The statement about purchases and repurchases of Lafayette shares is a forward looking statement under the PSLRA. The ability of HUBCO and Lafayette to purchase Lafayette shares prior to Closing depends upon a number of factors, including but not limited to the availability and price of the shares, the tax-free nature of the Merger, the pooling of interests accounting treatment of the Merger, HUBCO's repurchases of its own shares and the extent and timing of regulatory approval and other factors. HUBCO and Lafayette may not be able to purchase the anticipated number of Lafayette shares.

4 The estimates of book value dilution, recovery of such dilution and estimated earnings for HUBCO and Lafayette for 1996 and 1997, as well as Tables Three and Four below, which provide the basis for the calculations, are forward looking statements under the PSLRA. The ability of HUBCO to realize the core earnings is subject to a number of factors, including but not limited to those set forth in the text. As a result, the actual results of HUBCO could differ materially from the estimates set forth.

                                                      TABLE ONE

                                             ONE-TIME MERGER RELATED AND
                                                RESTRUCTURING CHARGES
                                                    (In Millions)

                                            Acquisition       Restructuring
                                               Costs            Costs
                                            -----------       --------------

Investment banker fees                      $2.9
Legal and accounting fees                     .5
Facilities lease terminations                                $1.9
Data processing                                               1.5
Severance payments                                            1.2
Stay bonuses                                                  1.3
Employment agreements                                         2.6
                                            ---------------------

Pre-Tax Total                               $3.4             $8.5
                                            ---------------------
After-Tax Total                             $3.4             $5.1
                                            =====================

                                                      TABLE TWO

                                              ESTIMATED COST SAVINGS OF
                                               HUBCO/LAFAYETTE MERGER
                                                    (In Millions)

                                                Annualized      Anticipated
                                                Amount      Implementation Date
                                                ------      -------------------

Centralization of:

         -        Loan and deposit operations        $1.6
         -        Credit functions                     .6
         -        Finance                              .6
         -        Data processing                     2.1
         -        Other support staff                  .6
                                                      5.5              (9/96)

Lease terminations                                    1.4              (7/96)

Directors fees, audit fees, legal
  fees, marketing and consulting
  expense                                             1.3              (7/96)

Other, including FDIC insurance                        .8              (7/96)
                                                       --

Total Cost Savings (Pre-Tax)                         $9.0
                                                     ====


                                                     TABLE THREE

                                            ANALYSTS' CONSENSUS EARNINGS
                                                 FORECAST FOR HUBCO
                                            AND LAFAYETTE BUDGET FORECAST
                                       (In Millions, Except Per Share Amounts)

                                1Q96              2Q96             3Q96              4Q96             1996              1997
                                ----              ----             ----              ----             ----              ----
Analysts'  consensus
earnings forecasts
for HUBCO                       $6.4              $6.5             $6.9              $7.4             $27.2             $29.6

      Per Share                 $ .47             $ .48            $ .51             $ .54            $ 2.00            $ 2.18

Lafayette*                      $1.6              $1.9             $2.1              $2.2             $7.8              $ 8.6

  Per Lafayette Share           $ .16             $ .19            $ .21             $ .24            $ .80             N/A

  Per HUBCO Share               $ .27             $ .32            $ .36             $ .41            $1.36             N/A

         * Based upon Lafayette's internal budget. Per HUBCO Share amount reflects the Lafayette per share amount multiplied by the Exchange Ratio of .588 per share of HUBCO Common Stock for each share of Lafayette Common Stock.

                                   TABLE FOUR

                             CORE EARNINGS FORECASTS
                     (In Millions, Except Per Share Amounts)


                                      1996                       1997
                                      ----                       ----
                              $mm            EPS            $mm         EPS
                              ---            ---            ---         ---
HUBCO-Analysts'
  Consensus                   $27.2*         $2.00*         $29.6*      $2.18*

Lafayette-Budget
  Projections                   7.8                           8.6

Expense Efficiencies
  Estimates (after tax)         2.4                           5.4
                                ---                           ---

Total                         $37.4**        $1.98**        $43.6   $2.31**
                              =====          =====          =====   =====

(Dilution) Accretion                         (1)%                   6%
                                             ====                   ==

*        Analysts' Consensus Projections

** Includes impact of Lafayette share repurchases and excludes impact of one-time merger related charges.



                     CERTAIN INFORMATION REGARDING LAFAYETTE

GENERAL

         Lafayette is a Connecticut-chartered commercial bank which commenced banking operations in 1965. Lafayette's corporate headquarters are located at 1087 Broad Street, Bridgeport, Connecticut 06604. The telephone number of Lafayette is (203) 336-6200. Lafayette is a full service commercial and consumer bank which serves small-to-medium sized business firms as well as individuals. It operates 19 banking offices located mainly in Fairfield and New Haven counties in Connecticut. As of December 31, 1995, Lafayette had consolidated assets of $735.4 million, consolidated deposits of $636.3 million and consolidated stockholders' equity of $59.5 million. Based on assets as of December 31, 1995, Lafayette was the largest commercial bank headquartered in
Connecticut. See "AVAILABLE INFORMATION" and "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."



RECENT DEVELOPMENTS

         On April 24, 1996, Lafayette reported that it earned $790,000 or $.08 per common share for the first quarter of 1996, compared with net income of $2,148,000 or $.21 per common share for the same period last year. Operating results for the first quarter of 1996 were impacted by $771,000 of merger related costs compared with earnings in the first quarter of 1995 which included $1,205,000 of deferred income tax benefits, attributable to the recognition of Lafayette's net operating loss carryforwards, and securities gains of $528,000. No deferred income tax benefits or security gains were recorded in the first quarter of 1996.

         Total assets as of March 31, 1996 were $729,650,000, up 7% from $682,771,000 on March 31, 1995 reflecting the Bank's growth strategy. Net loans increased 20% to $516,552,000 at the end of the first quarter of 1996 from $429,993,000 one year earlier. Total deposits as of March 31, 1996 were $633,157,000, up 12% from $566,046,000 one year ago.

         Shareholders' equity at the end of the first quarter of 1996 was $59,536,000 or $5.95 per common share. Lafayette's capital ratios were: Tier 1 Risk-Based Capital Ratio of 9.43%, Total Risk-Based Capital Ratio of 10.72% and Tier 1 Leverage Capital Ratio of 6.95%.

         Lafayette's net interest margin for the first quarter of 1996 was 5.03%, comparable to 5.02% for the same period of the prior year, while its efficiency ratio (exclusive of merger related charges in 1996) improved from 75.42% in the first quarter of the prior year to 62.02% for the first quarter of 1996.

         Lafayette's total non-performing assets of $12,430,000 (1.70% of total assets) at March 31, 1996 were down from $17,044,000 one year ago and $13,239,000 as of December 31, 1995. As of March 31, 1996, the reserve for possible loan losses totaled $9,079,000, which represented 114% of Lafayette's non-performing loans and 1.73% of the total loan portfolio.


                                  HUBCO MEETING

PURPOSE OF HUBCO MEETING

         At the HUBCO Meeting, the HUBCO shareholders will consider and vote on a proposal to approve the issuance of HUBCO Common Stock in connection with the Merger and on the election of three persons to serve as directors of HUBCO for three-year terms and thereafter until their successors shall have been duly elected and shall have qualified. The approval of such issuance by the holders of HUBCO Common Stock is one of a number of conditions to the consummation of the Merger. The listing rules for The Nasdaq Stock Market, on which HUBCO Common Stock is traded, require shareholder approval for the issuance of Common Stock in connection with any acquisition in which the listed company will issue a number of shares of its common stock equal to or greater than 20% of its outstanding shares. Shareholder approval by HUBCO was made a condition of the Merger based upon this consideration and to insure that HUBCO's shareholders had the opportunity to consider this substantial acquisition. Shareholders of HUBCO will also be asked to consider and approve an amendment to the HUBCO Certificate to increase the authorized common and preferred stock of HUBCO. Approval of such amendment is not a condition to the consummation of the Merger. See "THE
PROPOSED MERGER AND RELATED MATTERS", "ELECTION OF HUBCO DIRECTORS" and "AMENDMENT TO CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF COMMON AND PREFERRED SHARES AUTHORIZED TO BE ISSUED."


         THE BOARD OF DIRECTORS OF HUBCO HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE SHAREHOLDERS OF HUBCO VOTE FOR THE ISSUANCE OF HUBCO COMMON STOCK IN CONNECTION WITH THE MERGER, FOR MANAGEMENT'S NOMINEES FOR DIRECTORS OF HUBCO AND FOR THE AMENDMENT TO THE HUBCO CERTIFICATE INCREASING THE AUTHORIZED STOCK.

VOTE REQUIRED; SHARES ENTITLED TO VOTE AT HUBCO MEETING


         Only holders of record of HUBCO Common Stock at the close of business on April 19, 1996 are entitled to notice of and to vote at the HUBCO Meeting. The number of shares of HUBCO Common Stock issued, outstanding and entitled to vote at the close of business on the HUBCO Record Date was 13,629,415. The issuance of HUBCO Common Stock in connection with the Merger and the amendment to the HUBCO Certificate to increase the authorized stock must be approved by the affirmative vote at the HUBCO Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting. Election of HUBCO directors is by the vote of a plurality of the shares represented at the HUBCO Meeting. Under applicable state law and the HUBCO Certificate and HUBCO Bylaws, abstentions and broker non-votes will be counted for purposes of establishing a quorum but otherwise will not count at the HUBCO Meeting.

SOLICITATION, VOTING AND REVOCATION OF PROXIES AT HUBCO MEETING

         The enclosed HUBCO proxy is designed to permit each HUBCO shareholder of record to vote on all matters to come before the HUBCO Meeting. This proxy is solicited by the HUBCO Board. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of HUBCO, D. Lynn Van Borkulo-Nuzzo, at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Any HUBCO shareholder entitled to vote who has previously executed a proxy may attend the HUBCO Meeting and vote in person, provided he has filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made on a properly executed proxy, the shares will be voted in favor of the issuance of HUBCO Common Stock in connection with the Merger, in favor of management's nominees for directors of HUBCO and in favor of the proposed amendment to the HUBCO Certificate.

         The cost of soliciting proxies for the HUBCO Meeting will be borne by HUBCO. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegram, and by directors, officers and employees of HUBCO and HUB acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by HUBCO for reasonable out-of-pocket expenses.


                                LAFAYETTE MEETING

PURPOSE OF LAFAYETTE MEETING



         At the Lafayette Meeting, the Lafayette shareholders will consider and vote on a proposal to approve the Merger and on the election of five persons to serve as directors of Lafayette until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. If the Merger is consummated, it is contemplated that at the Effective Time, five of Lafayette's 14 directors will resign. See "THE PROPOSED MERGER AND RELATED MATTERS" and "ELECTION OF LAFAYETTE DIRECTORS".

         THE BOARD OF DIRECTORS OF LAFAYETTE HAS APPROVED THE MERGER BY A VOTE OF 12 TO 1 AND RECOMMENDS THAT THE SHAREHOLDERS OF LAFAYETTE VOTE FOR THE MERGER AND FOR MANAGEMENT'S NOMINEES FOR DIRECTORS OF LAFAYETTE. In voting against the Merger, Director Bertram Frankenberger expressed concerns regarding certain procedural issues, Board representation matters and certain termination provisions of the Merger Agreement.

VOTE REQUIRED; SHARES ENTITLED TO VOTE AT LAFAYETTE MEETING

         Only holders of record of Lafayette Common Stock at the close of business on April 15, 1996 (the "Lafayette Record Date") are entitled to notice of and to vote at the Lafayette Meeting. The number of shares of Lafayette Common Stock outstanding and entitled to vote at the close of business on the Lafayette Record Date was 10,006,529. The Merger must be approved by the affirmative  vote of  two-thirds  of the  outstanding  Lafayette  Common  Stock.
Election of Lafayette directors is by the vote of a majority of the shares represented at the Lafayette Meeting. Under applicable Connecticut law and Lafayette's Certificate of Incorporation and Bylaws, all outstanding shares of Lafayette Common Stock present in person or represented by proxy at the Lafayette Meeting (including, without limitation, abstentions and broker non-votes) will be counted for purposes of establishing a quorum, but such abstentions and broker non-votes will not count at the Lafayette Meeting for purposes of the election of directors and will have the same effect as a negative vote for purposes of the vote on the Merger.

SOLICITATION, VOTING AND REVOCATION OF PROXIES AT LAFAYETTE MEETING

         The  enclosed  Lafayette  proxy is designed  to permit  each  Lafayette shareholder of record to vote on all matters to come before the Lafayette Meeting. This proxy is solicited by the Board of Directors of Lafayette. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of Lafayette, Marilyn W. Alderman, at Lafayette's executive offices, 2992 Dixwell Avenue, Hamden, Connecticut 06518. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Any Lafayette shareholder entitled to vote who has previously executed a proxy may attend the Lafayette Meeting and vote in person, provided he has filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made on a duly executed proxy, the shares will be voted FOR the Merger and FOR management's nominees for directors of Lafayette.

         Shares held by the various benefit plans established by Lafayette will be voted as follows: (i) all shares held by the Lafayette American Bank and Trust Company Cash Balance Plan and Trust will be voted by the Plan trustee who has, pursuant to the terms of the Plan, sole discretion to vote the shares; and
(ii) shares held by the Lafayette American Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust will be voted by the individual Plan participant to whose Plan accounts such shares have been allocated, provided that the Plan trustee may vote any shares that are not voted by participants.


         The cost of soliciting proxies for the Lafayette Meeting will be borne by Lafayette. Lafayette will use the mails to solicit proxies and, in addition to the use of the mails, proxies may be solicited personally, by telephone or telegram. MacKenzie Partners, Inc. will assist in the solicitation of proxies by Lafayette for a fee not to exceed $5,000, plus reasonable out-of-pocket costs and expenses. Directors, officers and employees of Lafayette acting without additional compensation may also solicit proxies personally or by telephone. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by Lafayette for reasonable out-of-pocket expenses.

                   I. THE PROPOSED MERGER AND RELATED MATTERS

                               THE PROPOSED MERGER

         A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE HEREIN. DESCRIPTIONS OF THE MERGER AND THE MERGER AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

GENERAL DESCRIPTION

         The Merger Agreement provides that, at the Effective Time, Merger Sub will be merged into Lafayette, with Lafayette as the surviving bank (the "SURVIVING BANK"). The separate identity and existence of Merger Sub will cease upon consummation of the Merger and all property, rights, powers and franchises of each of Merger Sub and Lafayette will vest in the Surviving Bank, which will thereafter operate as a wholly-owned subsidiary of HUBCO.

CONSIDERATION

         At the Effective Time, each share of Lafayette Common Stock outstanding immediately prior to the Effective Time, except for (i) Lafayette treasury shares, (ii) Dissenting Shares, and (iii) shares held by HUBCO or any of its subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) will be converted into the right to receive 0.588 of a share of HUBCO Common Stock. The Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification or similar transaction by HUBCO with respect to the HUBCO Common Stock occurring subsequent to February 5, 1996. The Exchange Ratio may also be subject to adjustment in connection with provisions relating to the termination of the Merger Agreement. See "--Effective Time; Amendments; Termination".

CONVERSION OF LAFAYETTE STOCK OPTIONS

         In the Merger, each outstanding option to purchase shares of Lafayette Common Stock (a "LAFAYETTE OPTION") granted under Lafayette's existing stock option plan which is or will be by virtue of the Merger vested ("VESTED LAFAYETTE OPTIONS") will be assigned a value (the "OPTION VALUE") equal to (a) the "Median Pre-Closing Price" of HUBCO Common Stock (as defined below) multiplied by the Exchange Ratio (b) minus the stated exercise price for the Lafayette Option, (c) such difference then being multiplied by the number of shares of Lafayette Common Stock for which the option may be exercised. At the Effective Time, each Vested Lafayette Option will be converted into that number of shares of HUBCO Common Stock equal to the Option Value divided by the Median Pre-Closing Price of HUBCO Common Stock.

         The Merger Agreement defines the "MEDIAN PRE-CLOSING PRICE" of HUBCO Common Stock as the Median Price, calculated based upon the Closing Price of HUBCO Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the closing of the Merger. The "CLOSING PRICE" is defined as the closing price of HUBCO Common Stock, as supplied by Nasdaq and published in The Wall Street Journal, during the first 20 of the 25 consecutive trading days immediately preceding the date of the closing of the Merger. The "MEDIAN PRICE" is determined by taking the price halfway between the Closing Prices left after discarding the nine lowest and nine highest Closing Prices in the 20-day period. A trading date is defined as a day for which a Closing Price is so supplied and published.

         Each outstanding Lafayette Option which is not vested before or by virtue of the Merger ("UNVESTED LAFAYETTE OPTIONS") will be converted into and become pursuant to the Merger Agreement an option to purchase HUBCO Common Stock. Each such Unvested Lafayette Option which represented the right to purchase one share of Lafayette Common Stock shall be converted at the Effective Time into the right to purchase 0.588 (or such other fraction as the Exchange Ratio may be adjusted to) shares of HUBCO Common Stock for the same purchase price and otherwise will remain subject to the same terms and conditions as was the prior Lafayette Option. The Common Stock issuable pursuant to the exercise of the new HUBCO Options will be registered by HUBCO on a Form S-8 under the Securities Act. Lafayette currently has options outstanding under two stock option plans, the 1984 Incentive Stock Option Plan ("1984 PLAN") and the 1994 Stock Option Plan ("1994 PLAN"). As of December 31, 1995, Lafayette had 11,250 options outstanding under the 1984 Plan, 209,167 options outstanding under the 1994 Plan and 250,000 options outstanding pursuant to a stock option granted to Mr. Goldstein. See "ELECTION OF LAFAYETTE DIRECTORS-EXECUTIVE COMPENSATION--Stock Options".

CASH IN LIEU OF FRACTIONAL SHARES

         No fractional shares of HUBCO Common Stock will be issued in exchange for either Lafayette Common Stock or Lafayette Options. Instead, holders of such stock or options will receive cash equal to the fractional share interest multiplied by the Median Pre-Closing Price of HUBCO Common Stock (as defined above), without interest. All shares of HUBCO Common Stock to be issued to each Lafayette shareholder or option holder will be aggregated to constitute as many whole shares as possible before determining such person's fractional share interest.

CONVERSION OF LAFAYETTE WARRANTS

         The Lafayette Warrants were issued February 24, 1994 pursuant to a Standby Purchase Agreement dated as of November 15, 1993 and are evidenced by warrant agreements. At the Effective Time, each outstanding Lafayette Warrant will be converted automatically into a like warrant to purchase for the same purchase price that number of shares of HUBCO Common Stock which equals the number of shares of Lafayette Common Stock which may be purchased under the Lafayette Warrant, multiplied by the Exchange Ratio. Pursuant to the terms of the Warrants, the HUBCO Warrants issued in exchange will be immediately exercisable and transferable. The holders of the Warrants will recognize taxable gain upon the conversion. See "--Federal Income Tax Consequences".

DISSENTERS' RIGHTS OF APPRAISAL

         Holders of HUBCO Common Stock do not have dissenters' appraisal rights in connection with the Merger.


         Holders of Lafayette Common Stock who follow the procedures specified in Section 36a-125(h) of the CBL and 33-374 of the Connecticut General Statutes will be entitled to the rights and remedies of dissenting shareholders. Pursuant to Section 36a-125(h), Lafayette shareholders have the right to dissent from the Merger and to obtain payment of the fair value of their shares of Lafayette Common Stock if the Merger is consummated. Necessary procedural steps are set forth in Sections 36a-125(h) and 33-374 of the Connecticut General Statutes. See "RIGHTS OF DISSENTING LAFAYETTE SHAREHOLDERS".


BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER

         The 1990's has been a period of rapid change in the banking industry, characterized by accelerating, consolidation, intensifying competition from domestic and foreign banks and from non-bank financial service organizations, and increasing requirements for investments in technology in order to meet customer needs on an efficient, competitive basis. During this period, the management of HUBCO has invested in technology and undertaken a series of acquisitions in order to enhance its long-term profitability in the face of changing industry conditions. During the same period, management of Lafayette dealt with a large volume of non-performing assets, reducing those assets to more manageable levels and sought to enhance profitability, after dealing with those problems, by growing as a local community bank.

         The Merger is a strategic alliance between Lafayette, a Connecticut headquartered commercial bank, and HUBCO, which has, until now, focused its acquisitions within New Jersey.

         REASONS FOR THE MERGER

                  LAFAYETTE'S REASONS

         Calendar year 1994 was a watershed year for Lafayette. After several years in which Lafayette and its predecessors recorded substantial losses resulting primarily from troubled loans, Lafayette reported profits in each quarter of 1994 (and has continued to do so in each quarter thereafter). On February 24, 1994, Lafayette consummated a rights offering which resulted in a capital infusion of approximately $34 million before expenses. That capital infusion, together with Lafayette's profitable operations, enabled Lafayette to meet an FDIC directive (reflected in a Cease and Desist Order which subsequently has been terminated) to attain a leverage capital ratio of at least 6% by September 30, 1994.

         As profitable operations continued and as Lafayette built a cushion above the 6% leverage ratio established as a minimum leverage requirement for Lafayette, management of Lafayette focused upon approaches for growing Lafayette's asset base in 1995. Without compromising underwriting standards or over-paying for deposits and other funding sources, Lafayette was able to increase its loans and total assets by $82.3 million and $61.7 million, respectively, from December 31, 1994 to December 31, 1995. During 1995, the Lafayette Board and management of Lafayette concluded that such internal growth could and should be supplemented by acquisitions within Lafayette's market area. Lafayette retained an investment banker with the express purpose of seeking to expand Lafayette's banking franchise through acquisitions in Connecticut. Given the expense involved in hostile transactions, Lafayette's primary focus was upon Connecticut financial institutions that would be willing to negotiate business combinations on mutually satisfactory terms.

         Despite several attempts to negotiate business combinations with Connecticut institutions in 1995, Lafayette's management was unable to make substantial progress in negotiating such transactions with potential merger partners. By year-end, management was of the view that it would be difficult to grow Lafayette's asset size by in-market acquisitions.

         In December of 1995, a representative of Arthur Andersen LLP (which serves as independent auditors to both Hubco and Lafayette) suggested to Lafayette's executive management that they meet with HUBCO's management to determine whether a business combination could be structured that would provide value to Lafayette's shareholders while at the same time enable Lafayette to continue operating as an autonomous banking institution. On January 4, 1996, Kenneth Neilson, the President and Chief Executive Officer of HUBCO, met with Robert Goldstein, the President and Chief Executive Officer of Lafayette, to explore the possibility of such a transaction. At that meeting, Messrs. Neilson and Goldstein agreed to execute confidentiality agreements to enable an exchange of basic information regarding each other's financial institution.

         Messrs. Neilson and Goldstein met again on January 18, 1996, at which point Mr. Neilson toured a number of Lafayette's branch offices. The two executive officers also reviewed with Arthur Andersen LLP certain issues relating to pooling of interests accounting treatment and due diligence. After the meeting, Mr. Goldstein reviewed the points that he had discussed with both Donald Calcagnini, the Chairman of the Lafayette Board, and John Eggemeyer of Belle Plaine Partners, Inc., Lafayette's financial advisor ("BELLE PLAINE"). On January 22, 1996, Messrs. Neilson and Goldstein met again, this time being joined by Mr. Calcagnini and HUBCO's Chief Financial Officer, Richard Linhart. At this meeting, the parties discussed valuation issues and the potential benefits arising from a business combination.

         Lafayette's Executive Committee and Board of Directors met on January 25, 1996 to review the status of the discussions between Lafayette and HUBCO. Robert Goldstein and Donald Calcagnini described the meetings that had been held since early January. John Eggemeyer provided background information regarding
HUBCO and reviewed with the Board alternative business strategies. The Board authorized management to continue negotiations with HUBCO.

         On January 26, 1996, HUBCO's counsel provided Lafayette with draft copies of the Merger Agreement and Stock Option Agreement. These draft agreements were the subject of an all day negotiating session on January 29, 1996. Lafayette was represented at that meeting by Mr. Calcagnini, Mr. Goldstein, Phillip Mucha (Lafayette's chief financial officer), Mr. Eggemeyer and counsel. HUBCO was represented at that meeting by Mr. Neilson and counsel. At that meeting, various modifications to the draft agreements were proposed and negotiated. Subsequent to that meeting (and continuing through February 4, 1996), numerous telephone conversations were conducted among the parties in order to resolve open issues, including the precise amount of the Exchange Ratio, Lafayette's rights to terminate the Merger Agreement in the event of a reduction in the market price of HUBCO's Common Stock, HUBCO's ability to increase the Exchange Ratio as a means of avoiding such termination, Lafayette's concerns regarding the Option Agreement and HUBCO's ability to negotiate other business combinations prior to the Effective Time. At the same time that these issues were being negotiated, several drafts of the Merger Agreement and Stock Option Agreement were circulated and negotiated and the parties continued their due diligence efforts.

         On February 5, 1996, the Boards of Directors of HUBCO and Lafayette each met to review the agreements circulated during the prior week. Presentations were made at Lafayette's meeting by management, Mr. Eggemeyer, counsel, a representative of Arthur Andersen LLP and a representative of KBW. Such presentations included a summary of the negotiations that had transpired since the last meeting of the Lafayette Board, a review of the results of management's due diligence investigations, an analysis of the Merger Agreement and Stock Option Agreement, a review of business issues pertaining to the proposed combination and a presentation by KBW in which KBW advised the Lafayette Board that in its opinion, the Exchange Ratio was fair to Lafayette's shareholders from a financial point of view.

         From the perspective of the Lafayette Board, the Merger presents Lafayette's shareholders with the opportunity of realizing the benefits of Lafayette's relatively recent turn-around. While the alternative of remaining fully independent was attractive to the Lafayette Board, the Board concluded that the full independence approach presented greater risks to Lafayette's shareholders, since no assurance can be given that Lafayette will continue to perform as well as it has performed in recent years. Ultimately, the Lafayette Board determined that shareholder value would be maximized by consummation of the Merger. In making this determination, the Lafayette Board focused upon HUBCO's record of performance and its concentration upon the same retail and middle market franchises that Lafayette has targeted as its primary market. Given HUBCO's commitment to community banking, the Lafayette Board concluded that the Merger should enable the combined enterprise to attain economies of scale, a broadened geographic market and customer base and an expansion of services without sacrificing the personalized service that Lafayette seeks to offer in competing with larger regional and money center banks.

                  HUBCO'S REASONS

         HUBCO entered into the Merger Agreement with Lafayette as part of HUBCO's ongoing strategy of growth through acquisitions.

         HUBCO's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to HUBCO's, which operate in markets that are geographically within or close to those of HUBCO, and which provide an ability to enhance earnings per share over an acceptable period after the acquisition, while providing acceptable rates of return. Acquisitions are also evaluated in terms of asset quality, interest rate risk, core deposit base stability, potential operating efficiencies and management abilities.

         In the view of the HUBCO Board, the Merger constitutes an acquisition that is in line with HUBCO's strategy and provides a complement to its existing franchise. Upon completion of the Merger, HUBCO will have a network of 19 branch banking offices through southeastern Connecticut, which is demographically similar to and geographically neighbors the northern New Jersey market of HUBCO. The HUBCO Board believes that Lafayette's earnings capacity will be enhanced as a result of the Merger--through cost savings from HUBCO's provision of back-office and support services to Lafayette, HUBCO's ability to offer expanded services to Lafayette customers and HUBCO's financial strength--thereby positively contributing to HUBCO's earnings. See, "CERTAIN INFORMATION ABOUT HUBCO--Recent Developments".

         Both the Lafayette Board and the HUBCO Board approved the proposed Merger after the market closed on February 5, 1996, subject to completion of the applicable documentation. The Merger Agreement and the Stock Option Agreement were executed, and the transaction was publicly announced, on February 6, 1996, prior to the opening of the market.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Board of Directors and management of Lafayette may be deemed to have certain interests in the Merger in addition to their interests generally as stockholders of Lafayette. All of such additional interests are described below, to the extent material, and except as described below such persons have, to the best knowledge of Lafayette, no material interest in the Merger apart from those of stockholders generally. The Lafayette Board of Directors was aware of these interests of its directors and officers and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         INDEMNIFICATION AND BOARD MEMBERSHIP

         The Merger Agreement provides that three nominees designated by Lafayette and acceptable to HUBCO, will be duly appointed by the Board of Directors of HUBCO to HUBCO's Board, effective at the Effective Time. In addition, at least nine directors of Lafayette will continue to serve as directors of Lafayette after the Merger. Such persons would continue to receive compensation as directors after the Merger.


         In addition to the foregoing, the Merger Agreement requires HUBCO to indemnify, defend and hold harmless each person who is, has been, or becomes prior to the Effective Time, a director, officer, employee or agent of Lafayette or any subsidiary of Lafayette or who serves or has served at the request of Lafayette in any capacity with any other entity (collectively , the "Indemnitees"), to the fullest extent permitted under applicable law or Lafayette's Certificate of Incorporation and By-laws, with respect to any claims made against such person because he or she is or was a director, officer, employee or agent of Lafayette or any subsidiary of Lafayette or who serves or has served at the request of Lafayette in any capacity with any other entity. The Merger Agreement also requires HUBCO to cover Lafayette's officers and directors under either Lafayette's existing directors' and officers' liability insurance policy or a rider to HUBCO's then current policy for a period of at least six years after the Effective Time.

  EMPLOYMENT AGREEMENTS, SEVERANCE AGREEMENTS, OPTION ACCELERATION AND BONUSES

         Prior to the execution of the Merger Agreement, five executive officers of Lafayette were parties to employment or severance agreements under which such officers have the right to substantial payments as a consequence of the Merger if their employment is terminated by the company or the officer under certain circumstances. See "ELECTION OF LAFAYETTE DIRECTORS", "EXECUTIVE COMPENSATION--Employment Contracts, Termination of Employment and Change-in-Control Agreements". The employment agreements for Robert B. Goldstein, Donald P. Calcagnini, Phillip J. Mucha and Amanda V. Perkins (the "Lafayette Officers") also provide for reimbursement for excise taxes payable

(if any) as a result of benefits received upon a Change in Control (as defined). Such reimbursement is designed to put the officers in the same position as they would have been if such excise tax had not been imposed. All or a portion of these costs may not be deductible by HUBCO or Lafayette for federal income tax purposes. The severance agreement with Mr. Klieback provides for a reduction of his payments to avoid such excise taxes. If, pursuant to the provisions in the applicable employment agreement or severance agreements, payments were required to be made to Messrs. Goldstein, Calcagnini, Mucha, Perkins, and Klieback, and assuming the Effective Time is June 30, 1996, the estimated amounts of such payments (and for these purposes disregarding the reimbursement for, or reduction to avoid, any excise tax) would be $1,187,030, $544,180, $418,600, $387,205 and $339,000, respectively. The estimated amount of such payments to the Lafayette Officers and Mr. Klieback as a group would be $2,876,015. The approval of the Merger Agreement and the closing of the Merger will be a Change in Control for purposes of the agreements.

         Furthermore, stock option grants to various executive officers include provisions which accelerate the vesting of the options under a change-in-control, as defined in the stock options. The Merger will constitute a change-in-control which will accelerate those options. See "ELECTION OF LAFAYETTE DIRECTORS--EXECUTIVE COMPENSATION--Stock Options" and "--Conversion of Lafayette Stock Options".

         As part of the Merger Agreement, Lafayette was given the right (but not the obligation) to pay stay-on bonuses for officers of Lafayette, to encourage them to stay on through the Merger and for a period of time thereafter. HUBCO has estimated that Lafayette and HUBCO will incur $1.3 million for such stay-on bonuses to all officers and employees of Lafayette. See "CERTAIN INFORMATION REGARDING HUBCO--Recent Developments". All of the executive officers of Lafayette, including its most highly compensated executives, are expected to receive substantial stay-on bonuses in connection with the Merger.

         HUBCO has also engaged in discussions concerning arrangements that may be made to assure the continued employment of Robert Goldstein, President and CEO of Lafayette, after the Merger. New employment arrangements for Mr. Goldstein and other officers may be entered into after consummation of the Merger.

OPINIONS OF FINANCIAL ADVISORS

         LAFAYETTE'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated as of January 30, 1996 (the "KBW ENGAGEMENT LETTER"), Lafayette retained KBW to render a fairness opinion to Lafayette in connection with a possible business combination between Lafayette and HUBCO.


         KBW is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank, bank holding company and thrift institution securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW was selected by Lafayette on the basis of its qualifications, its previous experience in similar transactions and its reputation in the banking and investment communities. KBW has acted for the Lafayette Board in rendering its fairness opinion and will receive a fee from Lafayette for its services.

         In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Lafayette and HUBCO, and as a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, equity securities of Lafayette and HUBCO for its own account and for the accounts of its customers. To the extent that KBW has any such position as of the date of the fairness opinion attached as Annex D hereto, it has been disclosed to Lafayette.

         At the February 5, 1996 special meeting of the Lafayette Board, KBW rendered its oral opinion to the Lafayette Board to the effect that, as of such date, the Exchange Ratio was fair to the stockholders of Lafayette from a financial point of view. KBW has also delivered a written opinion to the Lafayette Board dated as of the date of this Proxy Statement to the effect that, as of such date, the Exchange Ratio was fair to the shareholders of Lafayette from a financial point of view.

         THE FULL TEXT OF KBW'S OPINION IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX D. LAFAYETTE SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KBW IN CONNECTION THEREWITH.

         KBW's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any Lafayette shareholder as to how such shareholder should vote at the Lafayette Meeting.

         In connection with its opinion, KBW reviewed, analyzed and relied upon the following material relating to the financial and operating condition of Lafayette and HUBCO: (i) the Merger Agreement; (ii) Annual Reports to Shareholders for the three years ended December 31, 1994 for Lafayette and HUBCO; (iii) certain interim reports to shareholders of Lafayette and HUBCO and Quarterly Reports on Form 10-Q of Lafayette and HUBCO and certain other communications from Lafayette and HUBCO to their respective shareholders; (iv) other financial information concerning the businesses and operations of Lafayette and HUBCO furnished to KBW by Lafayette and HUBCO for the purpose of KBW's analysis, including certain internal financial analyses and forecasts for Lafayette and HUBCO prepared by senior management of Lafayette and HUBCO; (v) certain publicly available information concerning the trading of, and the trading market for, Lafayette Common Stock and HUBCO Common Stock; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that KBW considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Annex D to this Proxy Statement, KBW reviewed a draft of this Proxy Statement in substantially the form hereof. KBW also held discussions with senior management of Lafayette and HUBCO concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. KBW also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. KBW's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to KBW through the date thereof.

         In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the managements of Lafayette and HUBCO as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and bases therefor) provided to KBW and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for Lafayette and HUBCO are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of Lafayette or HUBCO, nor did KBW examine any individual loan credit files. KBW was informed by Lafayette, and assumed for purposes of its opinion, that the Merger would be accounted for as a pooling of interests under generally accepted accounting principles.

         Prior to rendering the written opinion attached as Appendix D to this Proxy Statement, KBW reviewed with the Lafayette Board financial aspects of the proposed Merger and rendered an oral opinion as to the fairness of the Exchange Ratio to the Lafayette Board on February 5, 1996. Set forth below is a summary of the material factors considered by and valuation methodologies presented by KBW to the Lafayette Board on February 5, 1996 and utilized by KBW in connection with rendering its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to Lafayette's Shareholders.

         ANALYSIS OF THE HUBCO OFFER. KBW reviewed certain historical financial information for Lafayette and HUBCO (pro forma for pending acquisitions) and calculated the imputed value of the HUBCO offer to holders of Lafayette Common Stock. KBW calculated the multiple which the Exchange Ratio represents, based on an assumed per share purchase price of $13.00, when compared to December 31, 1995 stated fully diluted book value of $5.77, and its 1996 earnings estimate of $.76 per share. Based on these assumptions, the price to stated fully diluted book value multiple was 2.25 times, and the price to the 1996 earnings estimate per share multiple was 17.10 times.

         SELECTED PEER GROUP ANALYSIS. KBW compared the financial performance and market performance of Lafayette, HUBCO, and the pro forma institution based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable companies. For purposes of such analysis, the financial information used by KBW for Lafayette and HUBCO was as of and for the quarter ended December 31, 1995. For all other companies in the analysis data was as of and for the quarter ended September 30, 1995. Market price information was as of February 4, 1996. The companies in the peer group had total assets ranging from approximately $2.5 billion to $250 million, and included Trust Company of New Jersey, BSB Bancorp, United National Bancorp, Merchants New York Bancorp, Evergreen Bancorp, Arrow Financial Corporation, Sterling Bancorp, Hudson
Chartered Bancorp, BMJ Financial Corp, CNB Financial, Interchange Financial, Broad National Bancorp, Westport Bancorp, and New Milford Bank & Trust.

         KBW's analysis showed the following concerning the financial performance of Lafayette, HUBCO and the pro forma institution: that the return on equity on an annualized basis (assuming normalized earnings reflecting full taxation for Lafayette) was 8.17%, 17.10% and 16.74%, respectively, compared with an average of 14.78% for the peer group; that return on assets (assuming normalized earnings reflecting full taxation for Lafayette) on an annualized basis was .66%, 1.36%, 1.31%, respectively, compared with an average of 1.23% for the group; that net interest margin on an annualized basis was 4.92%, 5.25%, 5.15%, respectively, compared with an average of 4.88%; that the efficiency ratio on an annualized basis was 67.40%, 61.45%, and 63.67%, respectively, compared with an average of 60.44%; that the equity to assets ratio was 8.09%,7.94%, and 7.83%, respectively, compared to an average of 8.33%; that the tangible equity to assets ratio was 8.09%, 7.34%, and 7.40%, respectively, compared to an average of 7.93%; that the ratio of net charge offs to average loans was .92%, .45%, and .55%, respectively, compared to an average of .62%; that the ratio of non-performing assets to total assets was 1.80%, 1.28%, and 1.43%, respectively, compared to an average of 1.42%; and that the ratio of loan loss reserve to non-performing assets was 65%, 79%, and 74%, respectively compared to an average of 112%.

         KBW's analysis further showed, among other things, the following concerning the market performance of Lafayette, HUBCO, and the pro forma institution: that the price to earnings multiple based on 1996 estimated earnings was 15.28, 11.19, and 13.98 times, respectively, compared to an average of 11.08 times; that the price to book value multiple was 2.00, 2.26, and 2.34 times compared to an average of 1.55 times; and that the dividend yield was 1.82%, 3.04%, and 3.04%, respectively, compared to an average of 2.77%.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. KBW reviewed certain financial data related to a set of recent comparable bank acquisitions with aggregate transaction values approximately between $40 million and $500 million which included the following transactions (identified by acquirer/acquiree):
CFX/Safety Fund, BT Financial Corp/Moxham Bank Corp, Dime SB Williamsburg/Conestoga Bancorp, Peoples Heritage/Bank of New Hampshire, Bank of Boston/Boston Bancorp, Republic New York/Brooklyn Bancorp, North Fork Bancorp/Extebank, UJB Financial/Flemington National Bank, Reliance Bancorp/Sunrise Bancorp, ALBANK/Marble Financial Corp, Summit Bancorp/Garden State BancShares, Meridian Bancorp/United Counties, Independence Community/Bay Ridge Bancorp, Crestar Financial/Loyola Capital Corp, Bank of New York/Putnam Trust Co., PNC Bancorp/Chemical NJ Holdings, Valley National Bancorp/Lakeland First Financial, UJB Financial/Bancorp NJ, and Staten Island SB/Gateway Bancorp.

         KBW calculated averages and medians (measured on February 4, 1996) for the premium to the target's earnings (trailing 12 months) for all deals (including both banks and thrifts), all bank deals and all thrift deals: Average premium to earnings were 18x, 20x, and 16x, respectively. Median premium to earnings were: 16x, 20x and 15x, respectively, compared with a multiple of 29x (normalized earnings) associated with the HUBCO proposal; an average premium to the target's stated book value of 183%, 211%, and 155% for all deals, all banks, and all thrifts, respectively, and a median premium to target stated book value of 167% , 213% and 148%, respectively compared with a multiple of 225% associated with the HUBCO proposal.

         No company or transaction used as a comparison in the above analysis is identical to Lafayette, HUBCO or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         AFFORDABILITY ANALYSIS. KBW compared the financial ability of HUBCO to acquire Lafayette relative to a selected group of other bank holding companies including First Union, Fleet Financial Group, Bank of Boston, Bank of New York, and Summit Bancorporation, as measured by earnings per share ("EPS") dilution. The analysis was based on 1996 earnings estimates, market price data as of February 2, 1996 and financial data as of December 31, 1995. Using a range of per share bid prices of $12.00 to $15.00, KBW calculated pro forma EPS dilution. KBW's analysis showed that at the HUBCO offer price of $13.00 per share (based on the February 2, 1995 HUBCO closing price), the EPS dilution excluding any cost savings or revenue enhancements, incurred by HUBCO would be approximately 10.0% compared to .4% - 1.59% for the selected group. The pre-tax earnings created by additional cost savings or revenue enhancements required by HUBCO to eliminate such dilution is approximately $4.78 million compared to $4.75 - $7.16 million for the selected group.

         CONTRIBUTION ANALYSIS. KBW analyzed the relative contribution of each of Lafayette and HUBCO to certain balance sheet and income statement items, including assets, deposits, shareholders' equity and estimated earnings. The contribution analysis showed that under the HUBCO proposal, Lafayette would contribute approximately 29% of the combined assets, 29% of the combined deposits, 30% of the combined shareholders' equity and 21% of the estimated 1996 earnings of the two companies (before cost savings).

         PRO FORMA EPS AND BOOK VALUE PER SHARE. KBW analyzed the pro forma earnings per share and book value per share of the combined company assuming an exchange ratio of 0.588 shares of HUBCO Common Stock for each share of Lafayette Common Stock. Based on the 1996 EPS estimates of $.76 and $2.00 for Lafayette and HUBCO, respectively, the combined company's pro forma EPS is estimated at $1.80 for 1996 excluding cost savings which represents 10 % dilution to HUBCO, and pro forma EPS of $2.05 including cost savings which represent 2.2% accretion to HUBCO.

         DISCOUNTED CASH FLOW ANALYSIS. KBW estimated the present value of the future streams of after-tax cash flows of Lafayette as a stand-alone, independent entity through the year 2000 and then a subsequent sale to a larger financial institution. The analysis was based on several assumptions, including an earnings per share estimate of $.76 in 1996. A terminal value was calculated for 2000 by multiplying Lafayette's projected 2000 earnings by a price/earnings multiple of 8.00 - 14.00 times trailing earnings. The terminal valuation and the estimated earnings were discounted at a rate of 8 - 18%, producing present values of $6.16 - $13.43. KBW compared these values to the potential value provided to Lafayette shareholders in the Merger.

         The discounted cash flow analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and terminal values, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of Lafayette and HUBCO. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future.

         The summary contained herein provides a description of the material analyses prepared by KBW in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by KBW in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. KBW believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in KBW's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW's view of the actual value of Lafayette and HUBCO. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

         In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lafayette and HUBCO. The analyses performed by KBW are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness, from a financial point of view, of the Exchange Ratio and were provided to the Lafayette Board in connection with the delivery of KBW's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion, along with its presentation to the Lafayette Board, was just one of many factors taken into consideration by the Lafayette Board in approving the Merger Agreement.

         Pursuant to the KBW Engagement Letter, Lafayette has agreed to pay KBW a cash fee of $50,000 upon the execution of its fairness opinion, an additional $100,000 upon the mailing of this Proxy Statement, and an additional $100,000 upon the consummation of the transaction. Lafayette has agreed to reimburse KBW for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify KBW against certain liabilities, including certain liabilities under the federal securities laws.

         HUBCO'S FINANCIAL ADVISOR

         Goldman Sachs delivered its written opinion to the HUBCO Board that, as of February 5, 1996, the Exchange Ratio pursuant to the Merger Agreement is fair to HUBCO.

         THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED FEBRUARY 5, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF HUBCO ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

         In connection with its opinion, Goldman Sachs reviewed, among other things, (i) the Merger Agreement; (ii) Annual Reports to Shareholders and Annual Reports on Form 10-K of HUBCO and Lafayette for the five fiscal years ended December 31, 1994; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of HUBCO and Lafayette; (iv) certain other communications from HUBCO and Lafayette to their respective shareholders; and (v) certain internal financial analyses and forecasts for HUBCO and Lafayette prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of HUBCO and Lafayette regarding their past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the HUBCO Common Stock and Lafayette Common Stock, compared certain financial and stock market information for HUBCO and Lafayette with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as Goldman Sachs considered appropriate.

         Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of the HUBCO Board, that the financial forecasts, including, without limitation, cost savings projected by HUBCO to result from the Merger, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of HUBCO and that such forecasts would be realized in the amount and at the times contemplated thereby. Goldman Sachs is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the consent of the HUBCO Board, that such allowances for each of HUBCO and Lafayette are adequate to cover all such losses. In addition, Goldman Sachs did not review individual credit files nor make an independent evaluation or appraisal of the assets and liabilities of HUBCO or Lafayette or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed with the consent of the HUBCO Board that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

         The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the HUBCO Board dated February 5, 1996.

                   (i) ANALYSIS OF PURCHASE PRICE. Goldman Sachs calculated various financial multiples based upon the stock consideration to be paid in the Merger. Based on the number of shares and options of Lafayette Common Stock outstanding as of December 31, 1995 and the closing price of the HUBCO Common Stock on February 2, 1996 of $22.375, Goldman Sachs calculated that the price per share of Lafayette Common Stock to be paid in the Merger was $13.16. The multiples of the stock consideration for EPS were as follows: 28.6x, 14.3x, 16.9x and 13.2x, for 1995 (assuming a normalized tax rate for Lafayette of 41.5% in 1995), estimated 1996 (based on Institutional Broker Estimate System ("IBES") median estimates) and estimated 1996 and 1997 (based on management of HUBCO estimates), respectively. IBES is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

                  In addition, Goldman Sachs analyzed the consideration to be paid to holders of shares of Lafayette Common Stock pursuant to the Merger Agreement in relation to various information of Lafayette. Such analysis indicated that the price per share of Lafayette Common Stock to be paid pursuant to the Merger Agreement represented a premium of:
         (i) 19.6%, based on the $11.00 closing price of the Lafayette Common Stock on February 2, 1996; (ii) 221.2% based on the book value of Lafayette as of December 31, 1995; (iii) 221.2% based on the tangible book value of Lafayette as of December 31, 1995; and (iv) 12.6% based on core deposits of Lafayette as of December 31, 1995.

                  (ii) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain information relating to bank transactions involving acquisitions over $100 million in Maine, Vermont, New Hampshire, New York, Massachusetts, Connecticut, Rhode Island, New Jersey and Pennsylvania since 1992 (the "SELECTED TRANSACTIONS"). Such analysis indicated that for the Selected Transactions aggregate consideration as a multiple of latest twelve months EPS had a median multiple of 15.3x, and as a multiple of tangible book value had a median multiple of 2.15x. In addition, such analysis indicated that for the Selected Transactions, the median core deposits premium was 11.7%.

                  (iii) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. For purposes of this analysis, Goldman Sachs assumed: (a) a price of $22.375 per share of HUBCO Common Stock; (b) a price of $11.00 per share of Lafayette Common Stock; (c) 6.15 million shares of HUBCO Common Stock (including cash-out options) would be issued in the Merger; (d) $8.4 million in pre-tax cost savings, representing 32% of Lafayette's 1995 non-interest expenses phased-in 50% in 1996 and 100% in 1997; (e) a $9.4 million after tax restructuring charge and (f) an Exchange Ratio of 0.588. Using earnings estimates for (a) HUBCO prepared by the management of HUBCO, and (b) Lafayette (i) prepared by the management of Lafayette and (ii) provided by IBES, for 1996 and 1997, Goldman Sachs compared the EPS of the HUBCO Common Stock, on a stand alone basis, to the EPS of the common stock of the combined company on a pro forma basis. Based on such analyses, the proposed transaction would be dilutive to the shareholders of HUBCO on an estimated earnings per share basis in 1996 (using both earnings estimates for Lafayette) and would be accretive to the shareholders of HUBCO on an estimated earnings per share basis in 1997 (using both earnings estimates for Lafayette).

                  (iv) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information relating to HUBCO and Lafayette to corresponding financial information, ratios and public market multiples for publicly traded banking corporations that for purposes of analysis were divided into two categories: (i) a Lafayette peer group; and (ii) a HUBCO peer group. The Lafayette peer group consisted of the following publicly traded banking corporations: Arrow Financial Corporation, B.M.J. Financial Corp., Bank of New Hampshire Corporation, BSB Bancorp, Inc., BT Financial Corporation, Community Bank System, Inc., Evergreen Bancorp, Inc., NBT Bancorp Inc., Omega Financial Corporation, Suffolk Bancorp, United National Bancorp and U.S. Bancorp, Inc. (the "LAFAYETTE PEER GROUP"). The HUBCO peer group consisted of the following publicly traded banking corporations: Broad National Bancorporation, Interchange Financial Services Corporation, The Trust Company of New Jersey, United National Bancorp and Valley National Bancorp (the "HUBCO PEER GROUP", and together with the Lafayette Peer Group, the "SELECTED COMPANIES"). The Selected Companies were chosen because they are publicly-traded companies with operations, geographic location and/or size that for purposes of analysis may be considered similar to Lafayette and HUBCO, as the case may be. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Lafayette were calculated using a price of $11.00 per share of Lafayette Common Stock and the multiples of HUBCO were calculated using a price of $22.38 per share of HUBCO Common Stock. The multiples and ratios for Lafayette and HUBCO were based on information provided by management of Lafayette and HUBCO, respectively. For purposes of the following analysis, all financial data (other than for HUBCO and Lafayette) is at or for the twelve months ended September 30, 1995 and market data is as of February 2, 1996. Financial data for HUBCO and Lafayette is as of December 31, 1995. Earnings estimates for the Selected Companies are from IBES as of January 24, 1996.

                  Goldman  Sachs  considered   price/earnings   ratios  for  the
         Selected Companies. With respect to the Lafayette Peer Group: (i) estimated 1996 price/earnings ratios ranged from a low of 8.6x to a high of 13.9x, with a median of 11.1x, as compared to 12.0x for Lafayette; and (ii) estimated 1997 price/earnings ratios ranged from a low of 7.8x to a high of 12.7x, with a median of 10.1x, as compared to 10.8x for Lafayette. With respect to the HUBCO Peer Group: (i) estimated 1996 price/earnings ratios ranged from a low of 9.2x to a high of 12.0x, with a median of 9.9x, as compared to 11.2x for HUBCO; and (ii) estimated 1997 price/earnings ratios ranged from a low of 6.2x to a high of 11.1x, with a median of 8.9x, as compared to 10.2x for HUBCO.

                  Goldman Sachs also considered for the Selected Companies the ratio of Non-Performing Assets to Loans plus Other Real Estate Owned. With respect to the Lafayette Peer Group, such ratios ranged from a low of 0.25% to a high of 3.69%, with a median of 1.37%, as compared to 2.57% for Lafayette. With respect to the HUBCO Peer Group such ratios ranged from a low of 1.10% to a high of 8.31%, with a median of 2.20%, as compared to 2.47% for HUBCO. In addition, Goldman Sachs considered for the Selected Companies the ratio of Reserves to Non-Performing Loans. With respect to the Lafayette Peer Group, such ratios ranged from a low of 117% to a high of 872%, with a median of 204%, as compared to 110% for Lafayette. With respect to the HUBCO Peer Group such ratios ranged from a low of 58% to a high of 222%, with a median of 75%, as compared to 104% for HUBCO.

                  Goldman Sachs also considered price to book value per share multiples and price to tangible book value per share multiples for the Selected Companies. With respect to the Lafayette Peer Group, the price to book value per share multiples ranged from a low of 1.2x to a high of 2.0x, with a median of 1.4x, as compared to 1.8x for Lafayette, and the price to tangible book value per share multiples ranged from a low of 1.3x to a high of 2.0x, with a median of 1.6x, as compared to 1.8x for Lafayette. With respect to the HUBCO Peer Group, the price to book value per share multiples ranged from a low of 1.2x to a high of 2.3x, with a median of 1.6x, as compared to 2.3x for HUBCO, and the price to tangible book value per share multiples ranged from a low of 1.2x to a high of 2.4x, with a median of 1.9x, as compared to 2.4x for HUBCO.

                  (v) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Lafayette Common Stock and the HUBCO Common Stock. Goldman Sachs also compared the daily indexed stock price for the Lafayette Common Stock and the HUBCO Common Stock against the S&P Regional Bank Index and a Peer Group Composite Index for the period beginning February 2, 1995 and ended February 2, 1996. The S&P Regional Bank Index is comprised of the following companies: Banc One Corporation, Bank of Boston Corporation, The Bank of New York Company, Inc., Barnett Banks, Inc., Boatmen's Bancshares, Inc., Comerica Incorporated, CoreStates Financial Corp., First Bank System, Inc., First Interstate Bancorp, First Union Corporation, Fleet Financial Group, Inc., KeyCorp, Mellon Bank Corporation, National City Bancshares, Inc., NationsBank Corporation, Norwest Corporation, PNC Bank Corp., Republic New York Corporation, Suntrust Banks, Inc., U.S. Bancorp, Wachovia Corporation and Wells Fargo & Company. The Peer Group Composite Index consisted of the following companies: Arrow Financial Corporation, B.M.J. Financial Corp., BSB Bancorp, Inc., BT Financial Corporation, Community Bank System, Inc., Evergreen Bancorp, Inc., NBT Bancorp Inc., Omega Financial Corporation, Suffolk Bancorp, United National Bancorp and U.S. Bancorp, Inc. This comparison indicated that from the period beginning February 2, 1995 and ended February 2, 1996, the Lafayette Common Stock outperformed each of the HUBCO Common Stock, the S&P Regional Bank Index and the Peer Group Composite Index. During that same time period, the HUBCO Common Stock traded in line with the S&P Regional Bank Index and the Peer Group Composite Index.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to HUBCO or Lafayette or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion as to the fairness of the Exchange Ratio pursuant to the Merger Agreement to the HUBCO Board and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of HUBCO, Lafayette, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

         As described above, Goldman Sachs' opinion to the HUBCO Board was one of many factors taken into consideration by the HUBCO Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix C hereto.

         Goldman  Sachs,  as  part  of  its  investment  banking  business,   is
continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. HUBCO selected Goldman Sachs because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with HUBCO having provided certain investment banking services to HUBCO from time to time. Goldman Sachs has provided certain investment banking services to Lafayette from time to time. Goldman Sachs is a full service securities firm and in the course of its trading activities it may from time to time effect transactions and hold positions in securities of HUBCO and Lafayette.

         Pursuant to a letter agreement dated February 1, 1996 (the "GOLDMAN SACHS ENGAGEMENT LETTER"), HUBCO engaged Goldman Sachs to undertake a study to enable it to render an opinion with respect to the Exchange Ratio. Pursuant to the terms of the Goldman Sachs Engagement Letter, HUBCO has agreed to pay Goldman Sachs upon delivery of its opinion a fee of $200,000. HUBCO has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

RESALE CONSIDERATIONS WITH RESPECT TO THE HUBCO COMMON STOCK

         The shares of HUBCO Common Stock that will be issued if the Merger is consummated have been registered under the Securities Act and will be freely transferable, except for shares received by persons, including directors and executive officers of Lafayette, who may be deemed to be "affiliates" of Lafayette under Rule 145 promulgated under the Securities Act. An "AFFILIATE" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% shareholders may be deemed to control the issuer. Affiliates may not sell their shares of HUBCO Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the HUBCO Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

         Persons who may be deemed to be "affiliates" of Lafayette have delivered letters to HUBCO in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("TRANSFER") any Lafayette Common Stock owned by them and any HUBCO Common Stock acquired by them in the Merger. Pursuant to the accounting rules governing a pooling of interests, such persons have agreed not to transfer the shares during the period beginning 30 days prior to the Effective Time and ending on the date on which financial results covering at least 30 days of post-merger combined operations of HUBCO and Lafayette have been published or filed by HUBCO. Also, in connection with the pooling of interests rules, such persons have agreed not to transfer their Lafayette Common Stock in the period prior to 30 days before the Effective Time without giving HUBCO advance notice and an opportunity to object if the transfer would interfere with pooling of interests accounting for the Merger. Pursuant to Rule 145, such persons have also agreed to refrain from transferring HUBCO Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of HUBCO Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions.

         Persons who may be deemed "affiliates" of HUBCO have also delivered letters to HUBCO in which they have agreed not to transfer HUBCO Common Stock beneficially owned by them in violation of the pooling of interests restrictions set forth above with respect to Lafayette.

CONDITIONS TO THE MERGER


         The obligation of each party to consummate the Merger is subject to satisfaction or waiver of certain conditions, including (i) approval of the Merger by the affirmative vote of two-thirds of the outstanding Lafayette Common Stock and approval of the issuance of HUBCO Common Stock in connection with the Merger by the affirmative vote of a majority of the shares of HUBCO Common Stock voting at the HUBCO Meeting, whether in person or by proxy; (ii) the receipt of all consents, approvals and authorizations of all necessary federal and state government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "--Regulatory Approvals"); (iii) the effectiveness of the registration statement covering the shares of HUBCO Common Stock to be issued to Lafayette shareholders; (iv) the absence of any litigation that would restrain or prohibit the consummation of the Merger; (v) qualification of the Merger to be treated by HUBCO as a pooling of interests for accounting purposes; and (vi) receipt by the parties of an opinion of Pitney, Hardin, Kipp & Szuch to the effect that the exchange of Lafayette Common Stock for HUBCO Common Stock is a tax-free reorganization within the meaning of
Section 368 of the Code. See "--Federal Income Tax Consequences".

         The obligation of HUBCO to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of Lafayette contained in the Merger Agreement; (ii) the performance by Lafayette, in all material respects, of all its obligations under the Merger Agreement; and (iii) receipt of consent from each holder of a Vested Lafayette Option outstanding at the Closing Date to the conversion of such person's Vested Lafayette Option in the manner described in this Proxy Statement. See "-- Conversion of Lafayette Stock Options".

         The obligation of Lafayette to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of HUBCO contained in the Merger Agreement; (ii) the performance by HUBCO, in all material respects, of all its obligations under the Merger Agreement; (iii) the appointment by the HUBCO Board of three nominees, designated by Lafayette and reasonably acceptable to HUBCO, to the HUBCO Board, effective at the Effective Time; and (iv) written acknowledgment, acceptance and assumption by HUBCO of existing employment, severance and other compensation agreements between Lafayette and its officers and directors.

CONDUCT OF BUSINESS PENDING THE MERGER

         The Merger Agreement requires Lafayette to conduct its business and engage in transactions permitted under the Merger Agreement prior to the Effective Time only in the ordinary course of business consistent with prudent banking practices, except as permitted under the Merger Agreement or with the written consent of HUBCO. Under the Merger Agreement, Lafayette has agreed not to take certain actions without the prior written consent of HUBCO or unless permitted by the Merger Agreement, including, among other things, the following:
(a) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Lafayette, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except the equivalent quarterly cash dividend of $.10 per share described under "MARKET PRICE AND DIVIDEND MATTERS--Limitations on Dividends Under the Merger Agreement"; (b) grant any severance or termination pay (other than pursuant to policies or contracts of Lafayette in effect on the date of the Merger Agreement and disclosed to HUBCO) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; (c) adopt any new employee benefit plan or arrangement of any type, or award any increase in compensation or benefits to its directors, officers or employees or pay any stay-on bonuses, except as set forth under "Interests of Certain Persons in the Merger" and employee and officer increases in the ordinary course of business and consistent with past practices and policies; (d) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of

Lafayette; (e) make any capital expenditures other than capital expenditures disclosed to HUBCO prior to the Merger Agreement, or which are either pursuant to binding commitments existing on the date of the Merger Agreement or necessary to maintain existing assets in good repair; (f) except as disclosed to HUBCO prior to the Merger Agreement, file any applications or make any contracts with respect to branching or site location or relocation; (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; (i) take any action that would result in any of Lafayette's representations or warranties being untrue at the Effective Time in any material respect; (j) change any provision of the Certificate of Incorporation or By-laws of Lafayette; or (k) agree to do any of the foregoing.

         Under the Merger Agreement, Lafayette cannot, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger, sale of shares or sale of substantial assets or liabilities not in the ordinary course of business or similar transactions (an "Acquisition Transaction"); provided, however, that notwithstanding the foregoing, Lafayette may enter into discussions or negotiations or provide any information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Lafayette, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Lafayette has agreed to promptly communicate to HUBCO the material terms of any proposal, whether written or oral, which it may receive with respect to any such Acquisition Transaction, and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

         As part of the Merger Agreement, HUBCO agreed that prior to the Effective Time it will not without Lafayette's prior written consent, (i) enter into a definitive acquisition agreement to acquire one or more financial institutions if HUBCO's pro forma book value is diluted by more than 10% or its pro forma tangible book value is diluted by more than 15%, or (ii) agree to an acquisition which will result in (a) HUBCO's current directors constituting less than a majority of the surviving corporation's Board of Directors, or (b) the current chief executive officer of HUBCO, Kenneth T. Neilson, not continuing as chief executive officer, or (c) the ownership of a company without a headquarters and a substantial majority of its offices in New Jersey, New York or Connecticut (any of the foregoing are referred to herein as a "SIGNIFICANT ACQUISITION"). HUBCO may enter into acquisitions that are not Significant Acquisitions without the consent of Lafayette. Lafayette may have the right to terminate the Merger Agreement if it believes that there has been a material adverse change in HUBCO's financial condition as a result of acquisitions which are not Significant Acquisitions. The Board of Directors of Lafayette has approved the proposed Hometown Merger.

CUSTOMARY REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Merger Agreement contains customary mutual representations and warranties, as well as covenants, relating to, among other things, (a) corporate organization and similar corporate matters; (b) the capital structures of each of HUBCO and Lafayette; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) documents filed by each of HUBCO and Lafayette with the Commission and the FDIC, respectively, and the accuracy of information contained therein; (e) the accuracy of information supplied by each of HUBCO and Lafayette in connection with the Registration Statement and this Proxy Statement; (f) compliance with applicable laws; (g) the absence of material litigation; (h) filing of tax returns and payment of taxes; (i) matters relating to certain material contracts; (j) director and officer contracts and retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (k) insurance matters; (l) certain bank regulatory matters; (m) absence of certain material changes or events from September 30, 1995; (n) the absence of actions that would prevent there being a tax-free reorganization or the use of the "pooling of interests" method to account for the Merger; (o) title to properties; (p) the adequacy of loan loss reserves; (q) environmental compliance; (r) brokers' and finders' fees; and (s) cooperation on applications and filings.

REGULATORY APPROVALS

         Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. Consummation of the Merger requires the approval of the Commissioner under the CBL, the FDIC under the Bank Merger Act (the "Bank Merger Act") and the Board of Governors of the Federal Reserve System (the "FRB") under Regulation Y promulgated under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Approval by the Commissioner, the FDIC or the FRB does not constitute an endorsement of the Merger or a determination by any such regulator that the terms of the Merger are fair to the shareholders of either Lafayette or HUBCO. Applications for approval were filed on March 19, 1996 with the Commissioner, on March 25, 1996 with the FDIC and on April 15, 1996 with the FRB. While HUBCO and Lafayette anticipate receiving all such approvals, there can be no assurance that they will be granted, or that they will be granted on a timely basis or that they will be granted without conditions unacceptable to HUBCO or Lafayette.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

         At the Effective Time, as a result of the Merger, Merger Sub will be merged into Lafayette, with Lafayette as the Surviving Bank. Lafayette will thereafter operate as a wholly-owned subsidiary of HUBCO. The location of the principal office of Lafayette will remain unchanged -- 1087 Broad Street, Bridgeport, Connecticut 06604. The branch offices of Lafayette will continue to serve as branch offices of Lafayette. Although many support functions will be centralized at HUBCO, Lafayette is expected to retain a management team led by Robert B. Goldstein, as President and Chief Executive Officer. HUBCO anticipates that following the Merger, it will enter into new or supplemental arrangements to assure the continued employment of Mr. Goldstein and other officers.


         After the Merger, certain cost savings are anticipated. See "CERTAIN INFORMATION REGARDING HUBCO--Recent Developments".

EXCHANGE OF CERTIFICATES, ISSUANCE OF SHARES FOR OPTIONS

         At the Effective Time, holders of certificates formerly representing shares of Lafayette Common Stock will cease to have any rights as Lafayette shareholders and their certificates automatically will represent the shares of HUBCO Common Stock into which their shares of Lafayette Common Stock will have been converted by the Merger. As soon as practicable after the Effective Time, HUBCO will send written instructions and a letter of transmittal to each holder of Lafayette Common Stock, indicating the method for exchanging such holder's stock certificates for the certificates representing those shares of HUBCO Common Stock into which such holder's shares of Lafayette Common Stock have been exchanged. HOLDERS OF LAFAYETTE COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM HUBCO.


         Each share of HUBCO Common Stock for which shares of Lafayette Common Stock and Vested Lafayette Options are exchanged will be deemed to have been issued at the Effective Time. Accordingly, Lafayette shareholders who receive HUBCO Common Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of HUBCO Common Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of HUBCO Common Stock until the certificate or certificates formerly representing shares of Lafayette Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of HUBCO Common Stock will be paid without interest. See "--Consideration".

         Holders of outstanding certificates for Lafayette Common Stock, upon proper surrender of such certificates to HUBCO, will receive, promptly after the Effective Time, a certificate representing the full number of shares of HUBCO Common Stock into which the shares of Lafayette Common Stock previously represented by the surrendered certificates have been converted. At the time of issuance of the new stock certificate, each shareholder so entitled will receive a check for the amount of the fractional share interest, if any, to which the shareholder may be entitled.

         Holders of Vested Lafayette Options, will receive, promptly after the Effective Time, a certificate representing the full number of shares of HUBCO Common Stock, into which the Vested Lafayette Options have been converted. At the time of issuance of the stock certificates, each holder of a Vested Lafayette Option will receive a check for the amount of the fractional share of interest, if any, to which the holder of the Vested Option may be entitled.

         Immediately following the Closing HUBCO will provide holders of Unvested Lafayette Options with a means to exchange their existing option grant agreements for new grant agreements covering HUBCO Common Stock.

         HUBCO will also communicate with holders of Warrants concerning their Warrant Agreements for HUBCO Common Stock.

EFFECTIVE TIME; AMENDMENTS; TERMINATION


         The Closing will occur 10 days after receipt of all necessary approvals and consents, the expiration of all waiting periods and the satisfaction or waiver of the other conditions to consummation of the Merger, or on another day mutually agreed to by HUBCO and Lafayette. At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged. In connection with the Closing, a Certificate of Merger will be executed by HUBCO and Lafayette and filed with the Commissioner. The Effective Time will be the date and time specified in the Certificate. The Effective Time is dependent upon satisfaction of all conditions precedent, some of which are not under the control of HUBCO and/or Lafayette. See "-- Conditions to the Merger" and "--Regulatory Approvals".

         The Merger Agreement may be amended, modified or supplemented with respect to any of its terms by the mutual consent of HUBCO and Lafayette at any time prior to the Effective Time. However, after approval of the Merger Agreement by the shareholders of Lafayette, no amendment can be made which reduces the amount or changes the form of consideration to be delivered to the shareholders of Lafayette without the approval of such shareholders.

         The Merger Agreement may be terminated by the mutual consent of Lafayette and HUBCO. The Merger Agreement may also be terminated by Lafayette or HUBCO (i) if the Merger does not close on or before December 31, 1996 unless the failure to close is due to the failure of the party seeking to terminate to perform or observe its covenants in the Merger Agreement; (ii) if a vote of the stockholders of Lafayette to approve the Merger Agreement, or the stockholders of HUBCO to approve the issuance of the HUBCO Common Stock, is taken and the stockholders of either Lafayette or HUBCO fail to approve such action at their respective shareholder meetings; or (iii) if any regulatory approvals necessary to consummate the transaction are not provided or if an approval is given with conditions which materially impair the value of Lafayette to HUBCO (but then only by HUBCO).


         HUBCO may terminate the Merger Agreement if there has been a material adverse change in the business, operations, assets or financial condition of Lafayette from that disclosed by Lafayette to HUBCO in its Quarterly Report on Form F-4 for the nine months ended September 30, 1995, or Lafayette breaches in a material respect any representation, warranty or covenant under the Merger Agreement and does not cure such breach within 30 days after receipt by Lafayette of a notice of breach. Lafayette may terminate the Merger Agreement if there has been a material adverse change in the business, operations, assets or financial condition of HUBCO from that disclosed by HUBCO in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1995, or HUBCO breaches in a material respect any representation, warranty or covenant under the Merger Agreement and does not cure such breach within 30 days after receipt by HUBCO of a notice of breach. HUBCO may also terminate the Merger Agreement if the conditions to HUBCO's obligations to close are not satisfied and Lafayette may terminate the Merger Agreement if the conditions for Lafayette to close are not satisfied.

         Lafayette may terminate the Merger Agreement unilaterally if it exercises its fiduciary responsibilities in connection with another acquisition proposal. Such event will likely result in a Triggering Event under the Stock Option Agreement. See "--Stock Option for Shares of Lafayette Common Stock."

         In addition, the Merger Agreement may be terminated by Lafayette , if either:

                  (i) both  (a) the  HUBCO  Common  Stock  Average  Price on the
         Determination Date (i.e., the average closing price of HUBCO Common Stock for the 20 consecutive trading days ending on the date the FRB approves the Merger) is less than $19.25 and (b) the number obtained by dividing the HUBCO Common Stock Average Price on the Determination Date by the HUBCO Common Stock closing price on February 7, 1996, $20.25 (the "HUBCO Ratio"), is less than the number obtained by dividing the closing price per share of the common stocks of the Index Group on the Determination Date by $27.94 (being the average closing price per share of the common stocks of the Index Group on February 7, 1996) and subtracting .075 from such latter number (after such subtraction, the "Index Group Ratio"); or

                  (ii) the HUBCO Common Stock Average Price on the Determination Date is less than $18.25.

provided, however, that the Merger Agreement would not be so terminated if Lafayette provides notice of termination in accordance with this paragraph and HUBCO then elects, at its sole option, to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that Lafayette would exercise its right to terminate the Merger Agreement if the conditions in either (i) or (ii) above (a "Termination Event") exists and if Lafayette does elect to so terminate the Merger Agreement, there can be no assurance that HUBCO will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.

         Certain possible effects of the above provisions on the Exchange Ratio may be illustrated by the following four scenarios:

                  (1) If the HUBCO Common Stock Average Price on the Determination Date (i.e., the FRB approval date) is not less than $19.25, there would be no Termination Event and no adjustment to the Exchange Ratio.

                  (2) If the HUBCO Common Stock Average Price on the Determination Date is less than $19.25 and greater than $18.25, but the HUBCO Ratio is equal to or greater than the Index Group Ratio, there would be no Termination Event and no adjustment to the Exchange Ratio.

                  (3) If the HUBCO Common Stock Average Price on the Determination Date is less than $19.25 and the HUBCO Ratio (i.e., generally the percentage decline in HUBCO's stock price) is less than the Index Group Ratio (i.e., generally the percentage change in the average peer group common stock price less 7.5%), there would be a Termination Event and Lafayette could elect to terminate the Merger Agreement; provided that HUBCO could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the lesser of (i) a quotient (rounded to four decimals) the numerator of which is $19.25 multiplied by the existing Exchange Ratio and the denominator of which is the HUBCO Common Stock Average Price on the Determination Date, or (ii) a quotient (rounded to four decimals), the numerator of which is the Index Group Ratio multiplied by the existing Exchange Ratio and the denominator of which is the HUBCO Ratio.

                  (4) If the HUBCO Common Stock Average Price on the Determination Date is less than $18.25, there would be a Termination Event and Lafayette could elect to terminate the Merger Agreement, provided that HUBCO could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient (rounded to four decimals) the numerator of which is $18.25 multiplied by the existing Exchange Ratio and the denominator of which is the HUBCO Common Stock Average Price on the Determination Date.

     If there would be a Termination  Event described in both  paragraphs(3) and
(4) above, Lafayette could elect which Termination Event to assert. The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the HUBCO Common Stock that may actually be received by holders of Lafayette Common Stock in the Merger, nor do they reflect all possible termination/increased Exchange Ratio scenarios.


         Lafayette stockholders should be aware that the HUBCO Common Stock Average Price on the Determination Date on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the closing prices of HUBCO Common Stock during a 20-day period ending on the day the FRB approves the transaction. Accordingly, because the market price of HUBCO Common Stock between the FRB approval date and the Effective Time, as well as on the date certificates representing shares of HUBCO Common Stock are delivered in exchange for shares of Lafayette Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the HUBCO Common Stock actually received by holders of Lafayette Common Stock may be more or less than (i) the HUBCO Common Stock Average Price on the FRB approval date, or (ii) the value of the HUBCO Common Stock on the Effective Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.


         The Index Group consists of 11 bank holding companies selected by HUBCO and Lafayette to reflect general changes in comparable companies. The 11 companies are: Chittenden Corp. (CNDN); Citizen BancShares (CICS); Community Bank Systems (CBSI); Commerce Bank Corp. (COBA); First Western Bancorp (FWBI); Fulton Financial (FULT); North Fork Bancorp (NFB); Provident Bancorp., Inc.
(PRBK); S & T Bancorp (STBA); Trust Co. Bancorp (TRST); and Valley National Bancorp (VLY). If HUBCO or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between February 6, 1996 and the FRB approval date, the prices of HUBCO Common Stock or such other common stocks shall be appropriately adjusted for all purposes, including determining whether there is a Termination Event or determining any possible increase in the Exchange Ratio as illustrated above (and, in the case of any such transaction by HUBCO, the Exchange Ratio also shall be appropriately adjusted). In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company, such company will be removed from the Index Group.

         It is not possible to know whether a Termination Event will occur until after the FRB approval date. The Lafayette Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the Lafayette Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of Lafayette at the Lafayette Meeting will confer on the Lafayette Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the stockholders of Lafayette. If Lafayette elects to exercise its termination right, Lafayette must give HUBCO prompt notice of that decision during a ten-day period beginning on the FRB approval date, but the Lafayette Board may withdraw such notice, at its sole option, at any time during such ten-day period. During a seven-day period commencing with receipt of such notice, HUBCO has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. HUBCO is under no obligation to increase the Exchange Ratio, and there can be no assurance that HUBCO would elect to increase the Exchange Ratio if Lafayette were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by HUBCO in light of the circumstances existing at the time HUBCO has the opportunity to make such an election. If HUBCO elects to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated above, it must give Lafayette notice of that election within seven days after receipt of the notice of termination from Lafayette and notice of the increased Exchange Ratio, in which case no termination of the Merger Agreement would occur as a result of a Termination Event.

         The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as APPENDIX A to this Proxy Statement/Prospectus) relating to a possible increase of the Exchange Ratio as the result of a Termination Event.

         In the event of a termination, each party will retain all rights and remedies it may have at law or equity under the Merger Agreement. Upon a termination of the Merger Agreement, the transactions contemplated thereby will be abandoned without further action by any party and each party will bear its own expenses. However, Lafayette has agreed to reimburse HUBCO for certain expenses incurred by HUBCO in connection with the Merger Agreement if HUBCO enters into an acquisition agreement, which is not a Significant Acquisition, and Lafayette terminates the Merger Agreement because it believes the acquisition has a material adverse effect on HUBCO.

ACCOUNTING TREATMENT OF THE MERGER

         The Merger is expected to be accounted for by HUBCO under the pooling of interests method of accounting in accordance with generally accepted accounting principles. The Merger is conditioned upon the receipt by HUBCO of a letter from its independent public accountants, Arthur Andersen LLP, that the Merger will be so treated. As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Time the assets and liabilities of Lafayette would be added to those of HUBCO at their recorded book values and the stockholders' equity accounts of HUBCO and Lafayette would be combined on HUBCO's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of HUBCO issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of HUBCO and Lafayette as if the Merger had taken place prior to the periods covered by such financial statements. The pro forma financial information contained in this Proxy Statement has been prepared using the pooling of interests accounting basis to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION."

FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL
INSTITUTIONS,  FOREIGN  PERSONS  AND PERSONS WHO  ACQUIRED  SHARES OF  LAFAYETTE
COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. LAFAYETTE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

         GENERAL. It is intended that the Merger will be treated as a tax-free reorganization as defined in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that, accordingly, no gain or loss will be recognized by HUBCO, Merger Sub or Lafayette or by the shareholders of Lafayette upon the exchange of their shares of Lafayette Common Stock solely for shares of HUBCO Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in HUBCO Common Stock). Counsel to HUBCO is required, as a condition of Closing, to provide an opinion to HUBCO and to Lafayette, with respect to the matter covered by the foregoing sentence. With respect to this Proxy Statement, Pitney, Hardin, Kipp & Szuch, counsel to HUBCO, has provided an opinion that, based upon the circumstances as they presently exist, it expects to be able to render the required opinion.


         CONSEQUENCES OF RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES. Cash received by a Lafayette shareholder in lieu of any fractional share interest will be treated as having been received as a payment in exchange for such fractional share interest, and, provided the fractional share would have constituted a capital asset in the hands of such shareholder, the shareholder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted basis in Lafayette Common Stock allocable to the fractional share interest.

         BASIS OF HUBCO COMMON STOCK. The basis of HUBCO Common Stock received by a Lafayette shareholder who receives solely HUBCO Common Stock will be the same as the basis of such shareholder's Lafayette Common Stock surrendered in exchange therefor.

         HOLDING PERIOD. The holding period of shares of HUBCO Common Stock received in the Merger by holders of Lafayette Common Stock will include the period during which such shares of Lafayette Common Stock surrendered in exchange therefor were held by the holder thereof, provided such shares of Lafayette Common Stock were held as capital assets.

         HOLDERS OF LAFAYETTE OPTIONS. HOLDERS OF VESTED LAFAYETTE OPTIONS WILL RECEIVE HUBCO COMMON STOCK AND CASH IN LIEU OF FRACTIONAL SHARES IN CANCELLATION OF THEIR VESTED LAFAYETTE OPTIONS. SUCH PERSONS WILL BE TREATED AS HAVING RECEIVED COMPENSATION TAXABLE AS ORDINARY INCOME IN AN AMOUNT EQUAL TO THE SUM OF THE CASH AND THE VALUE OF THE HUBCO COMMON STOCK RECEIVED BY THEM IN EXCHANGE FOR THEIR VESTED LAFAYETTE OPTIONS. HOLDERS OF VESTED LAFAYETTE OPTIONS WILL BE REQUIRED TO DEPOSIT AN AMOUNT FOR WITHHOLDING TAXES WITH HUBCO UPON RECEIPT OF THE HUBCO COMMON STOCK. Holders of Unvested Lafayette Options will receive like options to purchase HUBCO Common Stock and will not be subject to tax on the conversion of their Unvested Lafayette Options.

         HOLDERS OF LAFAYETTE WARRANTS. Holders of Lafayette Warrants will receive like Warrants to purchase HUBCO Common Stock, except that, pursuant to the terms of the Warrants, the HUBCO Warrants will be immediately exercisable and transferable. THE HOLDERS OF WARRANTS WILL AT THE EFFECTIVE TIME RECOGNIZE GAIN (OR LOSS) FOR FEDERAL INCOME TAX PURPOSES MEASURED BY THE DIFFERENCE BETWEEN THEIR TAX BASIS IN THE WARRANTS AND THE MARKET VALUE OF THE WARRANTS AT THE EFFECTIVE TIME. HUBCO MAY BE REQUIRED TO FILE A FORM 1099 WITH THE INTERNAL REVENUE SERVICE TO REPORT THE GROSS PROCEEDS OF THIS EXCHANGE. THE GAIN (OR
LOSS) WILL BE  CHARACTERIZED AS CAPITAL GAIN (OR LOSS) OR AS ORDINARY INCOME (OR
LOSS) DEPENDING UPON WHETHER THE HOLDER HOLDS THE WARRANTS AS A CAPITAL ASSET.


         CONSEQUENCES TO DISSENTING LAFAYETTE SHAREHOLDERS. Lafayette shareholders who perfect their dissenters' rights will receive only cash for their shares of Lafayette Common Stock and should in general recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's basis in the Lafayette Common Stock surrendered therefor. The gain or loss will be characterized as a capital gain or loss if
(a) the holder's shares of Lafayette Common Stock are held as capital assets and
(b) the holder  receives  cash with  respect to all shares of  Lafayette  Common
Stock which the holder owns actually and constructively (pursuant to the attribution rules of Section 318 of the Code). If a shareholder is not considered as having disposed of all his stock by reason of the attribution rules, the distribution of cash may be determined to have the "effect of the distribution of a dividend," in which case the distribution will be taxed as a dividend. The determination is made on a shareholder-by-shareholder basis.

STOCK OPTION FOR SHARES OF LAFAYETTE COMMON STOCK

         HUBCO and Lafayette entered into the Stock Option Agreement in connection with the execution of the Merger Agreement. Pursuant to the Stock Option Agreement, Lafayette has granted to HUBCO an option (the "OPTION") to purchase up to 2,400,000 authorized but unissued shares of Lafayette Common Stock, representing upon issuance approximately 19.3% of the shares of Lafayette Common Stock, at a price of $10.75 per share. HUBCO does not have any voting rights with respect to shares of Lafayette Common Stock subject to the Option prior to exercise of the Option. The Stock Option Agreement is set forth in Appendix B hereto.

         In the event that certain specifically enumerated "Triggering Events" occur, as defined below, including but not limited to the acquisition of beneficial ownership of at least 20% of the outstanding Lafayette shares by a person or group other than HUBCO or an affiliate of HUBCO, HUBCO may exercise the Option in whole or in part. The ability of HUBCO to exercise the Option and to cause up to an additional 2,400,000 shares of Lafayette Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Lafayette because it is likely to increase the cost of an acquisition of all of the shares of Lafayette Common Stock that would be outstanding. The exercise of the Option by HUBCO may make "pooling of interests" accounting treatment unavailable to a subsequent acquiror of Lafayette. In the event that a Triggering Event occurs and the Merger is not consummated, HUBCO would recognize a gain on the sale of the shares of Lafayette Common Stock received pursuant to the exercise of the Option if such shares of Lafayette Common Stock were sold at prices exceeding $10.75 per share.


         Upon or after the occurrence of certain "Triggering Events" (as hereinafter defined), the Option may be exercised by HUBCO in whole or in part. The term "TRIGGERING EVENT" is defined to mean the occurrence of any of the following events: a person or group, as such terms are defined in the Exchange Act and the rules and regulations thereunder, other than HUBCO or an affiliate of HUBCO: (a) acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Lafayette Common Stock; (b) enters into a letter of intent or an agreement with Lafayette pursuant to which such person would (i) merge or consolidate, or enter into any similar transaction, with Lafayette, (ii) acquire all or a significant portion of the assets or liabilities of Lafayette, or (iii) acquire beneficial ownership of securities representing, or the right to acquire the beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of Lafayette Common Stock; or (c) makes a filing with any bank or thrift regulatory authorities or publicly announces a bona fide proposal for: (i) any merger with, consolidation with or acquisition of all or a significant portion of all the assets or liabilities of Lafayette or any other business combination involving Lafayette, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Lafayette Common Stock (a "PROPOSAL"), and thereafter, if such Proposal has not been publicly withdrawn (as defined in the Stock Option Agreement) at least 15 days prior to the Lafayette Meeting called to vote on the Merger and Lafayette's shareholders fail to approve the Merger by the vote required by applicable law at the Lafayette Meeting; or (d) makes a bona fide Proposal and thereafter, but before such Proposal has been publicly withdrawn, Lafayette willfully takes any action in any manner that would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to HUBCO. The definition of "TRIGGERING EVENT" also means the taking of any material direct or indirect action by Lafayette or any of its directors, officers or agents with the intention of inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of Lafayette Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Lafayette, or a sale of a significant number of shares of Lafayette Common Stock or any significant portion of its assets or liabilities. Under the Stock Option Agreement, a "SIGNIFICANT PORTION" means 25% of the assets or liabilities of Lafayette. The term "SIGNIFICANT NUMBER" means 10% of the outstanding Lafayette Common Stock. "Publicly withdrawn" for purposes of the Stock Option Agreement means an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or acquiring any controlling influence over Lafayette or in soliciting or inducing any other person (other than HUBCO or any affiliate) to do so.

         HUBCO may not sell, assign or otherwise transfer its rights and obligations under the Stock Option Agreement in whole or in part to any person or any group of persons other than to an affiliate of HUBCO, except upon or after the occurrence of a Triggering Event. Lafayette is not obligated to issue shares of Lafayette Common Stock upon exercise of the Option (i) in the absence of any required governmental or regulatory approval or consent necessary for Lafayette to issue the Lafayette Common Stock subject to the Option or HUBCO to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Lafayette Common Stock subject to the Option.

         Solely for purposes of Section 36a-184 of the CBL, the Option is not considered effective unless and until it is approved by the Commissioner. Under certain circumstances, if the Commissioner fails to approve the exercise of the Option, a Triggering Event has occurred and Lafayette is acquired by a third party, Lafayette must pay HUBCO a termination fee of $5,000,000 in lieu of the Option.

                         PRO FORMA FINANCIAL INFORMATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                        OF HUBCO, LAFAYETTE AND HOMETOWN


         The following pro forma unaudited combined condensed balance sheet combines the historical consolidated balance sheets of HUBCO and Lafayette giving effect to the Merger which will be accounted for as a pooling of interests, as if the Merger had been effective on December 31, 1995, and the historical consolidated balance sheet of Hometown as of December 31, 1995, giving effect to the Hometown Merger which will be accounted for as a purchase, effective December 31, 1995, and also takes into account HUBCO's recently completed acquisition of Growth Financial Corp. (the "GROWTH MERGER") which was consummated on January 12, 1996 and was accounted for as a pooling of interests. The information set forth below should be read in conjunction with the historical consolidated financial statements of HUBCO, Lafayette and Hometown, including their respective notes thereto, which are incorporated by reference in this Proxy Statement (see "Incorporation of Certain Documents by Reference"), and in conjunction with the condensed consolidated historical financial information, including the notes thereto, appearing elsewhere in this Proxy Statement. The effect of the estimated $8.5 million (after tax) restructuring charge expected to be taken in connection with the Merger has been reflected in the pro forma combined balance sheets; however, since the proposed restructuring charge is nonrecurring, it has not been reflected in the pro forma combined statements of income. The pro forma financial data do not give effect to the anticipated cost savings in connection with the Merger. The pro forma financial data are not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on December 31, 1995 or that may be obtained in the future.


Pro forma Unaudited Combined Condensed Balance Sheet
AS OF DECEMBER 31, 1995  (IN THOUSANDS, EXCEPT PER SHARE DATA)

  ASSETS                         	             	            	            	    HUBCO/
  ------                         	             	            	            	    Growth
                                 	             	            	            	 Pro Forma
                                 	             	            	            	  Combined

                                 	             	            	 Pro Forma
                                 	       HUBCO 	  Growth    	 Adjustment
                                 	------------ 	  --------- 	 ---------- 	 ----------

 Cash and due from banks         	  $   85,670 	  $   4,913 	 $        - 	 $   90,583

 Federal funds sold              	      46,700 	      3,000 	            	     49,700

 Securities available for sale   	     300,721 	     14,002 	    (1,444) 	    313,279

 Securities held to maturity     	     265,703 	          - 	            	    265,703

 Loans                           	     853,984 	    101,940 	            	    955,924

 Less Allowance for loan losses  	    (16,951) 	    (1,738) 	            	   (18,689)
                                 	------------ 	  --------- 	 ---------- 	 ----------

                                 	     837,033 	    100,202 	            	    937,235
                                 	------------ 	  --------- 	 ---------- 	 ----------

 Other assets                    	      69,795 	      5,578 	            	     75,373

 Intangibles, net of amortization	       7,572 	            	            	      7,572
                                 	------------ 	  --------- 	 ---------- 	 ----------
  Total Assets                   	$  1,613,194 	  $ 127,695 	 $ (1,444)  	 $1,739,445
                                 	============ 	  ========= 	 ========== 	 ==========

 LIABILITIES AND STOCKHOLDERS'
 EQUITY
 -----------------------------

 Deposits:

    Non-interest bearing         	$  310,588   	  $ 19,232  	  $    -    	 $  329,820

    Interest bearing             	 1,114,413   	    91,027  	            	  1,205,440
                                 	-----------  	  --------- 	 ---------  	 ----------

       Total deposits            	 1,425,001   	   110,259  	            	  1,535,260
                                 	-----------  	  --------- 	 ---------  	 ----------

 Borrowings                      	    21,654   	         -  	            	     21,654

 Other liabilities               	    11,573   	     3,601  	            	     15,174
                                 	-----------  	  --------- 	 ---------  	 ----------

    Total Liabilities            	 1,458,228   	   113,860  	            	  1,572,088

 Subordinated debt               	    25,000   	         -  	            	     25,000

 Stockholders' Equity

    Preferred stock              	         -   	         -  	            	          -

    Common stock                 	    23,372   	     1,773  	       422  	     25,567

    Additional paid in capital   	    49,741   	    15,141  	   (1,866)  	     63,016

    Retained earnings            	    55,716   	   (2,976)  	            	     52,740

    Other                        	     1,137   	     (103)  	            	      1,034
                                 	-----------  	  --------- 	 ---------  	 ----------

    Total Stockholders' Equity   	   129,966   	    13,835  	   (1,444)  	    142,357
                                 	-----------  	  --------- 	 ---------  	 ----------

 Total Liabilities and
 Stockholders Equity             	$1,613,194   	  $127,695  	  $(1,444)  	 $1,739,445
                                 	-----------  	  --------- 	 ---------  	 ----------
 Common  shares outstanding      	    13,106   	            	            	     14,340

 Book value per common  share    	 $    9.92   	            	            	 $     9.93



Pro forma Unaudited Combined Condensed Balance Sheet
AS OF DECEMBER 31, 1995  (IN THOUSANDS, EXCEPT PER SHARE DATA)

(CONTINUED)


  ASSETS                                                      HUBCO/
  ------                                                     Growth/
                                            Pro Forma      Lafayette			       Pro Forma
                                  Lafayette Adjustment     Pro Forma               Pro Forma   Combined
                                                            Combined   Hometown  Adjustments


                                  --------- ---------- -------------- ---------- ----------- ------------

 Cash and due from banks          $  42,195 $        -    $  132,778   $  9,891   $(1,020)    $ 141,649

 Federal funds sold                       -    (8,500)        41,200          -          -       41,200

 Securities available for sale      113,615    (5,761)       421,133     93,696   (32,000)      482,829

 Securities held to maturity         27,854                  293,557     15,100      (500)      308,157

 Loans                              518,046                1,473,970    106,290          -    1,580,260

 Less Allowance for loan losses     (8,562)                 (27,251)    (2,883)          -     (30,134)
                                  --------- ---------- -------------- ---------- ---------- ------------

                                    509,484          -     1,446,719    103,407          -    1,550,126
                                  --------- ---------- -------------- ---------- ---------- ------------

 Other assets                        42,257                  117,630      6,868          -      124,498

 Intangibles, net of amortization         -                    7,572        258     16,262       24,092
                                  --------- ---------- -------------- ---------- ---------- ------------
  Total Assets                    $ 735,405 $ (14,261)    $2,460,589   $229,220  $(17,258)   $2,672,551
                                  ========= ========== ============== ========== ========== ============

 LIABILITIES AND STOCKHOLDERS'
 EQUITY
 -----------------------------

 Deposits:

    Non-interest bearing          $ 147,687      $   -    $  477,507     26,064  $       -     $503,571

    Interest bearing                488,656          -     1,694,096    151,936          -    1,846,032
                                  --------- ---------- -------------- ---------- ---------- ------------

       Total deposits               636,343          -     2,171,603    178,000          -    2,349,603
                                  --------- ---------- -------------- ---------- ---------- ------------

 Borrowings                          33,595                   55,249     32,116    (1,410)       85,955

 Other liabilities                    5,958                   21,132      2,286        970       24,388
                                  --------- ---------- -------------- ---------- ---------- ------------

    Total Liabilities               675,896          -     2,247,984    212,402      (440)    2,459,946

 Subordinated debt                        -                   25,000          -          -       25,000

 Stockholders' Equity

    Preferred stock                       -                        -          -          -            -

    Common stock                        200     10,043        35,810      1,833    (1,833)       35,810

    Additional paid in capital       50,213   (15,804)        97,425     14,123   (14,123)       97,425

    Retained earnings                 9,148    (8,500)        53,388      1,784    (1,784)       53,388

    Other                              (52)                      982      (922)        922          982
                                  --------- ---------- -------------- ---------- ---------- ------------

    Total Stockholders' Equity       59,509   (14,261)       187,605     16,818   (16,818)      187,605
                                  --------- ---------- -------------- ---------- ---------- ------------

 Total Liabilities and
 Stockholders Equity              $ 735,405  $(14,261)    $2,460,589   $229,220  $(17,258)   $2,672,551
                                  --------- ---------- -------------- ---------- ---------- ------------
 Common  shares outstanding                                   19,930
                                                                         19,930
 Book value per common  share                             $    9.41                          $    9.41


                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                        OF HUBCO, LAFAYETTE AND HOMETOWN


         The following pro forma unaudited combined condensed statements of income combined the historical consolidated statements of income of HUBCO, Lafayette and Hometown giving effect to the Merger which will be accounted for as a pooling of interests, as if the Merger had occurred on the first day of the applicable periods indicated herein, after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements and also takes into account HUBCO's recently completed acquisition of Growth which was accounted for as a pooling of interests. Because the Hometown acquisition is being accounted for using the purchase method of accounting (which does not require the restatement of HUBCO's financial statements), Hometown's historical consolidated statements of income and the Hometown acquisition are not reflected in the pro forma combined condensed statements of income for the years ended December 31, 1994 and 1993. The pro forma combined condensed statement of income for December 31, 1995 was prepared on the assumption that the Hometown Merger had been effected as of January 1, 1995. The information set forth below should be read in conjunction with the condensed consolidated historical and other pro forma financial information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement. The effect of the estimated $8.5 million (after tax) restructuring charge expected to be taken in connection with the Merger has been reflected in the pro forma combined balance sheet; however, since the proposed restructuring charge is nonrecurring, it has not been reflected in the pro forma combined statements of income. The pro forma financial data do not give effect to the anticipated cost savings in connection with the Merger. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

         Included in 1995 and 1994 earnings for Lafayette of $18,927,000 and $6,137,000, respectively, was $11,935,000 and $3,439,000, respectively, of deferred income tax benefits, primarily attributable to the recognition of Lafayette's net operating loss carryforwards. As of December 31, 1995, substantially all of Lafayette's deferred income tax benefits had been recognized for financial statement reporting purposes. While Lafayette's net income for 1995 and 1994 were positively impacted by the deferred income tax benefits, net income for Lafayette in the future will not enjoy the same benefits. As a result, the budgeted net income of Lafayette for 1996 is substantially less than Lafayette's net income for 1995. For information about Lafayette's budgeted net income, see "CERTAIN INFORMATION REGARDING HUBCO--Recent Developments".


PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995
(In thousands, except per share data)
                                                                                                         HUBCO/
                                                                         HUBCO/                         Growth/
                                                                         Growth                        Lafayette
                                         HUBCO           Growth        Pro Forma      Lafayette        Pro Forma
                                                                        Combined                        Combined
                                   ------------      -----------      ----------      ----------      -----------
Interest on loans                    $  80,503        $   8,437       $   88,940      $  41,947        $ 130,887
Interest on securities                  39,065            1,185           40,250         10,313           50,563
Other interest income                    1,143              170            1,313            163            1,476
                                   ------------      -----------      ----------      ----------      -----------
   Total interest income               120,711            9,792          130,503         52,423          182,926
                                   ------------      -----------      ----------      ----------      -----------
Interest on deposits                    35,557            3,821           39,378         17,189           56,567
Interest on borrowings                   4,052                2            4,054          3,792            7,846
                                   ------------      -----------      ----------      ----------      -----------
   Total Interest Expense               39,609            3,823           43,432         20,981           64,413
                                   ------------      -----------      ----------      ----------      -----------
      Net Interest Income               81,102            5,969           87,071         31,442          118,513

Provision for possible loan losses       4,200              625            4,825          3,190            8,015
Non-interest income                     17,791              351           18,142          6,078           24,220
Non-interest expense                    60,164            5,069           65,233         26,230           91,463
                                   ------------      -----------      ----------      ----------      -----------
   Income before income taxes           34,529              626           35,155          8,100           43,255
Income tax provision (benefit)          10,845              427           11,272       (10,827)              445
                                   ============      ===========      ==========      ==========      ===========
   Net Income                       $   23,684        $     199       $   23,883      $  18,927       $   42,810
                                   ============      ===========      ==========      ==========      ===========

Earnings per common share:
   Primary                          $     1.82                        $     1.67                      $     2.14
   Fully Diluted                    $     1.79                        $     1.65                      $     2.11

Weighted Average Shares
Outstanding:
Primary                                 12,743                            13,977                          19,786
Fully Diluted                           13,251                            14,485                          20,294

PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995
(In thousands, except per share data)

(CONTINUED)


                                               	     Pro Forma
                                     Hometown  	     Adjustments       Pro Forma
                                               	                       Combined
                                    ---------- 	     -----------      ----------
Interest on loans                      $7,625  	      $       -        $138,512
Interest on securities                  7,269  	        (1,820)          56,012
Other interest income                     186  	              -           1,662
                                    ---------- 	     -----------      ----------
   Total interest income               15,080  	        (1,820)         196,186
                                    ---------- 	     -----------      ----------
Interest on deposits                    6,171  	                         62,738
Interest on borrowings                  1,497  	           (69)           9,274
                                    ---------- 	     -----------      ----------
   Total Interest Expense               7,668  	           (69)          72,012
                                    ---------- 	     -----------      ----------
      Net Interest Income               7,412  	        (1,751)         124,174

Provision for possible loan losses         75  	              -           8,090
Non-interest income                     1,420  	              -          25,640
Non-interest expense                    6,951  	          1,626         100,040
                                    ---------- 	     -----------      ----------
   Income before income taxes           1,806  	        (3,377)          41,684
Income tax provision (benefit)            497  	          (665)             277
                                    ========== 	     ===========      ==========
   Net Income                       $   1,309  	       $(2,712)       $  41,407
                                    ========== 	     ===========      ==========

Earnings per common share:
   Primary                          $    2.14  	                      $    2.07
   Fully Diluted                    $    2.11  	                      $    2.04

Weighted Average Shares
Outstanding:
Primary                                19,786  	                         19,786
Fully Diluted                          20,294  	                         20,294


PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994
(In thousands, except per share data)
                                                     	                           HUBCO/
                                                     	                           Growth
                                                     	                        Pro Forma                    	      Pro Forma
                                              HUBCO  	        Growth           Combined         Lafayette  	       Combined
                                     --------------- 	---------------    ---------------    -------------- 	----------------
Interest on loans                         $  62,031  	     $   6,697         $   68,728         $  34,136  	      $ 102,864
Interest on securities                       39,958  	           810             40,768             8,236  	         49,004
Other interest income                         1,364  	           152              1,516               211  	          1,727
                                     --------------- 	---------------    ---------------    -------------- 	----------------
   Total interest income                    103,353  	         7,659            111,012            42,583  	        153,595
                                     --------------- 	---------------    ---------------    -------------- 	----------------
Interest on deposits                         29,268  	         2,352             31,620            11,790  	         43,410
Interest on borrowings                        2,989  	             9              2,998             1,969  	          4,967
                                     --------------- 	---------------    ---------------    -------------- 	----------------
   Total Interest Expense                    32,257  	         2,361             34,618            13,759  	         48,377
                                     --------------- 	---------------    ---------------    -------------- 	----------------
      Net Interest Income                    71,096  	         5,298             76,394            28,824  	        105,218

Provision for possible loan losses            3,550  	           634              4,184             3,325  	          7,509
Non-interest income                          11,828  	           327             12,155             6,337  	         18,492
Non-interest expense                         51,050  	         3,871             54,921            28,423  	         83,344
                                     --------------- 	---------------    ---------------    -------------- 	----------------
   Income before income taxes                28,324  	         1,120             29,444             3,413  	         32,857
Income tax provision (benefit)               10,892  	             -             10,892           (2,724)  	          8,168
                                     =============== 	===============    ===============    ============== 	================
   Net Income                            $   17,432  	     $   1,120         $   18,552        $    6,137  	     $   24,689
                                     =============== 	===============    ===============    ============== 	================

Earnings per common share:
   Primary                               $     1.36  	                       $     1.32                    	      $    1.24
   Fully Diluted                         $     1.33  	                       $     1.29                    	      $    1.23

Weighted Average Shares
Outstanding:
Primary                                      12,496  	                           13,730                    	         19,539
Fully Diluted                                13,098  	                           14,332                    	         20,141


PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1993
(In thousands, except per share data)
                                                                             HUBCO/
                                                                         Growth Pro
                                                                     Forma Combined                       Pro Forma
                                              HUBCO          Growth                      Lafayette         Combined
                                     --------------- --------------- --------------- -------------- ----------------
Interest on loans                         $  56,140       $   4,472      $   60,612      $  34,798        $  95,410
Interest on securities                       28,734           1,219          29,953          6,306           36,259
Other interest income                         1,676             163           1,839            311            2,150
                                     --------------- --------------- --------------- -------------- ----------------
   Total interest income                     86,550           5,854          92,404         41,415          133,819
                                     --------------- --------------- --------------- -------------- ----------------
Interest on deposits                         26,604           2,142          28,746         13,809           42,555
Interest on borrowings                          907               -             907          1,625            2,532
                                     --------------- --------------- --------------- -------------- ----------------
   Total Interest Expense                    27,511           2,142          29,653         15,434           45,087
                                     --------------- --------------- --------------- -------------- ----------------
      Net Interest Income                    59,039           3,712          62,751         25,981           88,732

Provision for possible loan losses            4,874             653           5,527         23,500           29,027
Non-interest income                          10,579             302          10,881          8,306           19,187
Non-interest expense                         42,313           3,309          45,622         36,789           82,411
                                     --------------- --------------- --------------- -------------- ----------------
   Income (loss) before                      22,431              52          22,483       (26,002)          (3,519)
   income taxes
Income tax provision (benefit)                8,560           (260)           8,300             16            8,316
                                     --------------- --------------- --------------- -------------- ----------------
                                     --------------- --------------- --------------- -------------- ----------------
Income (loss) before cumulative
effect of change in accounting
principle                                    13,871             312          14,183       (26,018)         (11,835)
Cumulative effect of change in
   accounting principle                           -               -               -        (3,118)          (3,118)
                                     --------------- --------------- --------------- -------------- ----------------
                                     =============== =============== =============== ============== ================
   Net Income (loss)                     $   13,871         $   312      $   14,183      $(29,136)        $(14,953)
                                     =============== =============== =============== ============== ================
Earnings  (loss)  per share  before
cumulative effect of change in
accounting principle:
   Primary                               $     1.06                      $      .99                       $   (.59)
   Fully Diluted                         $     1.06                      $      .99                       $   (.59)
Earnings (loss) per share after
cumulative effect of change in
accounting principle:
Primary                                  $     1.06                      $      .99                       $   (.74)
   Fully Diluted                         $     1.06                      $      .99                       $   (.74)
Weighted Average Shares
Outstanding:
Primary                                      13,109                          14,343                          20,152
Fully Diluted                                13,109                          14,343                          20,152

NOTES TO PRO FORMA FINANCIAL INFORMATION

(1) Pro forma financial information assumes that both the Growth Merger and the Merger were consummated as of the beginning of each of the periods indicated and that the Hometown Merger was consummated as of January 1, 1995. Because the Hometown Merger is being accounted for using the purchase method of accounting (which does not require the restatement of HUBCO's financial statements), Hometown's historical consolidated statements of income and the Hometown Merger are not reflected in the pro forma unaudited combined condensed statements of income for the years ended December 31, 1994 and 1993. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the mergers been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis, and, accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of .588 shares of HUBCO Common Stock for each of the 10,006,529 shares of Lafayette Common Stock which were outstanding at December 31, 1995.

         The pro forma financial information presented herein gives effect to the cancellation of 294,000 shares of HUBCO Common Stock. This adjustment is the result of HUBCO's ownership as of March 10, 1996, of 500,000 shares of Lafayette Common Stock at a cost of $5,760,938. The pro forma financial information presented herein does not give effect to the possible purchase by HUBCO or repurchase by Lafayette of up to another approximately 500,000 shares of Lafayette Common Stock prior to consummation of the Merger, which would be undertaken only if such transaction would not violate the pooling of interests accounting rules expected to be followed for the Merger. See "CERTAIN INFORMATION REGARDING HUBCO--Recent Developments".

         As a result, the pro forma information was adjusted for the Merger by the (i) addition of 5,883,839 shares of HUBCO Common Stock with a stated value of $1.778 per share, amounting to $10,461,466; (ii) elimination of 10,006,529 shares of Lafayette Common Stock with a stated value of $.02 per share, amounting to $200,131; (iii) cancellation of 294,000 shares of HUBCO Common Stock amounting to $522,732; (iv) addition of 170,678 shares of HUBCO Common Stock amounting to $303,465 in exchange for 470,000 shares representing Lafayette's total outstanding stock options; and (v) recording of the remaining net amount of $15,804,000 as a reduction of additional paid in capital at December 31, 1995.

         The effect of the estimated $8.5 million (after tax) restructuring charge expected to be taken in connection with the Merger has been reflected in the pro forma combined balance sheet as a reduction to Federal Funds Sold and a reduction to retained earnings. The charge has not been reflected in the pro forma combined statement of income since it is non-recurring. The pro forma financial information does not give effect to the anticipated cost savings in connection with the Merger.

(3) The pro forma financial information presented herein reflects: (i) a total cash purchase price for Hometown of $31.6 million. Cash on hand of $1.0 million and the proceeds received upon disposition of approximately $32.0 million of securities available for sale will be utilized to fund the purchase price. The excess funds resulting from the sale of these securities will be used to reduce short-term borrowings; (ii) a fair value adjustment of $500,000 established for investment securities held to maturity. Investment securities held to maturity were valued at their estimated fair value as of December 31, 1995. The resulting adjustment is being amortized into interest income over the remaining life of the portfolio as of that date, so as to produce a constant yield to maturity; (iii) a net deferred tax benefit of $200,000 on purchase accounting adjustments; (iv) elimination of Hometown's existing intangible and establishment of a new intangible estimated at approximately $16.5 million. The resulting intangible assets are expected to be amortized on an aggregate estimated life of 10 years; (v) accruals were established for termination benefits and other benefits under employment contracts of $710,000 and other transaction costs and professional fees of $460,000; (vi) elimination of Hometown's existing capital pursuant to the purchase accounting method for business combinations; (vii) the book value of Hometown's loans and deposits are deemed to approximate estimated fair value at December 31, 1995 and therefore no fair value adjustment is necessary.

(4) On January 12, 1996, HUBCO completed its purchase of Growth Financial Corp. with assets of $127.7 million, for 1.2 million shares of HUBCO Common Stock valued at approximately $27 million, in a transaction accounted for as a pooling of interest. The pro forma financials presented herein reflect the effect of this acquisition. The pro forma financial information does not give effect to the acquisition of three branches with $61 million in deposits from CrossLands Savings Bank on February 28, 1996 for a premium of $3.0 million, resulting in the addition of approximately $3.0 million of goodwill on HUBCO's consolidated balance sheet. Those assets do not represent the acquisition of a business and are not material to HUBCO.

(5) Earnings per share data has been computed based on the combined historical net income applicable to common stockholders of HUBCO, Lafayette and Growth, using the historical weighted average shares outstanding of HUBCO Common Stock and the weighted average outstanding shares, adjusted to equivalent shares of HUBCO Common Stock, as of the earliest applicable period presented.

         Primary and fully diluted weighted average shares outstanding also includes the addition of 48,000 common share equivalents applicable to the 72,321 HUBCO warrants issued in the Merger for the 122,995 Lafayette Warrants outstanding.

(6) Certain insignificant reclassifications have been included herein to conform statement presentations.

                   RIGHTS OF DISSENTING LAFAYETTE SHAREHOLDERS

         Holders of HUBCO Common Stock do not have dissenters' appraisal rights in connection with the Merger.

         Holders of Lafayette Common Stock who follow the procedures specified in Section 36a-125(h) of the CBL and 33-374 of the Connecticut General Statutes will be entitled to the rights and remedies of dissenting shareholders. Pursuant to Section 36a-125(h), Lafayette shareholders have the right to dissent from the Merger and to obtain payment of the fair value of their shares of Lafayette Common Stock if the Merger is consummated. Necessary procedural steps are set forth in Sections 36-125(h) and 33-374 of the Connecticut General Statutes.

         SHAREHOLDERS OF LAFAYETTE WHO CONTEMPLATE EXERCISING THEIR RIGHT TO DISSENT ARE URGED TO READ CAREFULLY THE APPLICABLE PROVISIONS OF SECTIONS 36A-125(H) OF THE CBL AND 33-374 OF THE CONNECTICUT GENERAL STATUTES, WHICH ARE ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT (COLLECTIVELY, THE "DISSENTERS' STATUTES").


         The following is a summary of the steps to be taken if the right to dissent is to be exercised. This summary is qualified in its entirety by the full text of Appendix E to this Proxy Statement. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the Dissenters' Statutes in order to perfect dissenters' appraisal rights. Any deviation from such steps may result in the forfeiture of dissenters' appraisal rights. For purposes of this discussion, the term "Lafayette" refers, where applicable, to the entity resulting from consummation of the Merger.

         Any holder of Lafayette Common Stock who wishes to dissent from the Merger and obtain payment of the fair value of such holder's shares must, prior to the Lafayette Meeting, (i) file written notice of such holder's objection to the Merger with the Secretary of Lafayette, Marilyn W. Alderman, Lafayette American Bank and Trust Company, 2992 Dixwell Avenue, Hamden, Connecticut 06518 and (ii) refrain from voting such holder's shares in favor of approval of the Merger. Merely voting against or abstaining from voting on the Merger will not constitute an adequate written objection required to be filed by a dissenting shareholder.

         If the Merger is approved at the Lafayette Meeting, any Lafayette shareholder who wishes to exercise dissenters' appraisal rights (and who properly objected to the Merger) must file with the Secretary of Lafayette, at the above-mentioned address, a written demand for payment of the fair value of such holder's shares within 10 days after the date of the Lafayette Meeting. Such demand must state the number of shares of Lafayette Common Stock held by the shareholder making the demand. Upon filing the written demand, the shareholder will cease to have any of the rights of a Lafayette shareholder, except the right to be paid the fair value of such holder's shares and such other rights as are granted under the Dissenters' Statutes. Withdrawal of any such demand will require the consent of Lafayette.


         Not later than 10 days after the later of receipt by Lafayette of proper written demand of a Lafayette shareholder to be paid fair value for such holder's shares or the Effective Time, Lafayette must mail to each such holder that has properly exercised dissenters' appraisal rights under the Dissenters' Statutes (a "DISSENTING HOLDER") a written offer to pay for such holder's shares at a specified price deemed by Lafayette to be the fair value of such holder's shares as of the day prior to the date of this Proxy Statement, excluding any appreciation resulting from the Merger.


         Not later than 20 days after filing the written demand for payment of the fair value of his or her shares, a dissenting holder must submit the certificate(s) representing such holder's shares to the Secretary of Lafayette, at the above-mentioned address, for placement of an appropriate legend/notation thereon. FAILURE BY A DISSENTING HOLDER TO SUBMIT SUCH HOLDER'S CERTIFICATE(S) FOR SUCH NOTATION MAY RESULT IN THE LOSS OF SUCH HOLDER'S DISSENTERS' APPRAISAL RIGHTS.

         If Lafayette and any dissenting holder agree in writing on the price to be paid for such holder's shares, Lafayette will make payment for the agreed upon price upon the surrender by the dissenting holder of the certificate(s) representing such shares, duly endorsed for transfer.

         At any time during the period of 60 days after the date on which Lafayette is required to make the offer to pay, Lafayette, or any dissenting holder who has not accepted Lafayette's offer, may, in the name of Lafayette, institute a special court proceeding to determine the fair value of the dissenting holders' shares. The court will assess the costs and expenses of such proceeding against Lafayette, but it may assess all or any part of such costs and expenses against any or all dissenting holders who are part of such proceeding if the court finds that such dissenting holders' actions in failing to accept the offer were not in good faith.

                       DESCRIPTION OF HUBCO CAPITAL STOCK

GENERAL

         The authorized capital stock of HUBCO presently consists of 25 million shares of HUBCO Common Stock and 4.5 million shares of preferred stock. If the amendment to the HUBCO Certificate is approved, the authorized capital stock of HUBCO will consist of 50 million shares of HUBCO Common Stock and 10 million shares of preferred stock. As of December 31, 1995, 13,145,059 shares of HUBCO Common Stock were issued, 13,105,627 shares of HUBCO Common Stock were outstanding, and no shares of HUBCO preferred stock were outstanding. Of the authorized but unissued shares of HUBCO Common Stock, 236,750 shares are reserved for issuance under HUBCO's Restricted Stock Plan, 750,000 shares are reserved for issuance pursuant to HUBCO's 1995 Stock Option Plan and 21,700 shares are reserved for issuance pursuant to the option granted to Robert F. Mangano in connection with the acquisition of Urban National Bank.

         Under the terms of HUBCO's Certificate of Incorporation, the Board of Directors has authority at any time (i) to divide any or all of the authorized but unissued shares of preferred stock into series and determine the designations, number of shares, relative rights, preferences and limitations of any such series and (ii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding. HUBCO Series A Preferred Stock was issued pursuant to such authority in connection with HUBCO's acquisition of Washington Bancorp, Inc. ("WASHINGTON") on July 1, 1994; no HUBCO Series A Preferred Stock remains outstanding as of December 31, 1995.

DESCRIPTION OF HUBCO COMMON STOCK


         THE FOLLOWING DESCRIPTION OF THE HUBCO COMMON STOCK SETS FORTH CERTAIN GENERAL TERMS OF THE HUBCO COMMON STOCK. FOR AN ADDITIONAL DESCRIPTION RELATING TO THE HUBCO COMMON STOCK, SEE "COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF LAFAYETTE AND HUBCO."


         DIVIDEND RIGHTS

         The holders of HUBCO Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of HUBCO out of funds legally available therefore subject to the preferential dividend rights of any preferred stock that may be outstanding. The only statutory limitation is that such dividends may not be paid when HUBCO is insolvent. Because funds for the payment of dividends by HUBCO come primarily from the earnings of HUBCO's bank subsidiary, as a practical matter, restrictions on the ability of HUB to pay dividends act as restrictions on the amount of funds available for the payment of dividends by HUBCO.

         As a New Jersey chartered commercial bank, HUB is subject to the restrictions on the payment of dividends contained in the NJBA. Under the NJBA, HUB may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the Financial
Institutions Supervisory Act, the FDIC has the authority to prohibit a state-chartered bank from engaging in conduct which, in the FDIC's opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by HUB to HUBCO constitutes an unsafe or unsound practice.

         HUBCO is also subject to certain FRB policies which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base. The FRB would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum amounts.

         At December 31, 1995, HUB had $107.5 million available for the payment of dividends to HUBCO. At December 31, 1995, HUBCO had $65.0 million available for shareholder dividends, the payment of which would not reduce any of its capital ratios below the minimum regulatory requirements.

         VOTING RIGHTS

         At meetings of shareholders, holders of HUBCO Common Stock are entitled to one vote per share. The quorum for shareholders' meetings is a majority of the outstanding shares entitled to vote represented in person or by proxy. Except as indicated below, all actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of HUBCO Common Stock at a meeting at which a quorum is present.

         The Board of Directors is divided into three classes of directors, each class being as nearly equal in number of directors as possible. Approximately one-third of the entire Board of Directors is elected each year and the directors serve for terms of up to three years, and, in all cases, until their respective successors are duly elected and qualified.

         The exact number of directors and the number constituting each class is fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Shareholders may remove any director from office for cause. The affirmative vote of at least three-quarters of the shares of HUBCO entitled to vote thereon is required to amend or repeal the provisions of HUBCO's Certificate of Incorporation relating to the classification of the Board of Directors and the removal of directors.

         HUBCO's Certificate of Incorporation contains a "minimum price" provision. In the event a "related person" (defined in the Certificate of Incorporation to include persons who, together with their affiliate, own 10% or more of HUBCO's Common Stock) proposes to enter into a Business Combination (as defined in the Certificate of Incorporation) with HUBCO, the proposed transaction will require the affirmative vote of at least three-quarters of the outstanding shares entitled to vote on the transaction, unless either (i) the proposed transaction is first approved by a majority of HUBCO's Board of Directors, or (ii) the shareholders of HUBCO are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the Certificate of Incorporation. If either of these tests are met, the proposed transaction need only be approved by the vote otherwise required by law, the Certificate of Incorporation and any agreement with a national securities exchange.

         LIQUIDATION RIGHTS

         In the event of liquidation, holders of HUBCO Common Stock are entitled to receive ratably any assets distributed to shareholders, except that if shares of preferred stock of HUBCO are outstanding at the time of liquidation, such shares of preferred stock may have prior rights upon liquidation.

         ASSESSMENT AND REDEMPTION

         All outstanding shares of HUBCO Common Stock are fully paid and nonassessable. HUBCO Common Stock is not redeemable at the option of the issuer or the holders thereof.

         PREEMPTIVE AND CONVERSION RIGHTS

         Holders of HUBCO Common Stock do not have conversion rights or preemptive rights with respect to any securities of HUBCO.

         OTHER MATTERS

         HUBCO can (except in connection with certain business combinations) issue new shares of authorized but unissued Common Stock or preferred stock without shareholder approval.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS
                             OF LAFAYETTE AND HUBCO

GENERAL

         Lafayette is a Connecticut bank incorporated under the CBL and HUBCO is a business corporation incorporated in New Jersey under the NJBCA. The rights of Lafayette shareholders are currently governed by Connecticut banking law and, to the extent incorporated by such banking law, Connecticut corporate law. At the Effective Time, each Lafayette shareholder will become a shareholder of HUBCO and the rights of shareholders of HUBCO are governed by New Jersey corporate law. The following is a comparison of certain provisions of New Jersey corporate law and Connecticut law and the respective certificates of incorporation and by-laws of each of Lafayette and HUBCO. This summary does not purport to be complete and is qualified in its entirety by reference to the CBL, the Connecticut Stock Corporation Act (the "CCA") and the NJBCA, which statutes may change from time to time, and the respective certificates of incorporation and by-laws of HUBCO and Lafayette, which also may be changed.


         IN PARTICULAR, EFFECTIVE JANUARY 1, 1997, THE CCA WILL BE REPEALED AND REPLACED BY THE CONNECTICUT BUSINESS CORPORATION ACT (THE "CBCA"), WHICH REPRESENTS A SUBSTANTIAL REWRITING AND RECODIFICATION OF CONNECTICUT CORPORATE LAW. THE FOLLOWING SUMMARY DOES NOT REFLECT THE EFFECT THAT THE ENACTMENT OF THE CBCA MAY HAVE UPON THE RIGHTS OF LAFAYETTE SHAREHOLDERS.


VOTING REQUIREMENTS

         Under the New Jersey Business Corporation Act, unless a greater vote is specified in the certificate of incorporation, any amendment to a New Jersey corporation's certificate of incorporation, the voluntary dissolution of the corporation, or the sale or other disposition of all or substantially all of its assets other than in the ordinary course of business or the merger or consolidation of the corporation with another corporation, requires in each case the affirmative vote of a majority of the votes cast by shareholders of the corporation entitled to vote thereon. The HUBCO Certificate contains a "minimum price" provision which requires the affirmative vote of 75% of the outstanding shares entitled to vote on certain transactions involving "related persons" unless the proposed transaction is either first approved by a majority of the HUBCO Board or the shareholders of HUBCO are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the HUBCO Certificate. (See "DESCRIPTION OF HUBCO CAPITAL STOCK -- Description of HUBCO Common Stock -- Voting Rights.")



         Applicable Connecticut law provides that a capital stock Connecticut bank having at least one hundred shareholders of record may have its certificate of incorporation amended by adoption of an amendment to such certificate by its board of directors and by the affirmative vote of a majority of the voting power of shares, or of each class of shares, entitled to vote thereon. Such law also provides that the voluntary dissolution, sale or disposition of all or substantially all assets other than in the ordinary course of business, or merger or consolidation, of a capital stock Connecticut bank generally requires, in each case, the approval of the bank's board of directors and the affirmative vote of at least two-thirds of the voting power of shares, or of each class of shares, entitled to vote thereon. The proportional shareholder vote required by such law for approval of the foregoing transactions may, within limits, be varied by the bank's certificate of incorporation; however, Lafayette's Certificate of Incorporation presently contains no such variations.

         All shareholder voting rights of Lafayette presently are vested in the holders of Lafayette Common Stock. All shareholder voting rights of HUBCO presently are vested in the holders of the HUBCO Common Stock.

PREFERRED STOCK

         The authorized capital stock of HUBCO includes 4.5 million shares of preferred stock. If the amendment to the HUBCO Certificate is approved, the authorized capital stock of HUBCO will consist of 50 million shares of HUBCO Common Stock and 10 million shares of preferred stock. As of December 31, 1995, 13,145,059 shares of HUBCO Common Stock were issued, 13,105,627 shares of HUBCO Common Stock were outstanding, and no shares of HUBCO preferred stock were outstanding. Under the terms of the HUBCO Certificate, the HUBCO Board has authority at any time to divide any or all of the authorized but unissued shares of preferred stock into series, determine the designations, number of shares, relative rights, preferences, and limitations of any such series and authorize the issuance of such series. (See "DESCRIPTION OF HUBCO CAPITAL STOCK -- General.")

         The authorized capital stock of Lafayette includes 275,000 shares of preferred stock. As of December 31, 1995, no shares of Lafayette preferred stock were outstanding. Under the terms of Lafayette's Certificate of Incorporation, the Board of Directors has the authority at any time to issue any or all of the then authorized but unissued shares of preferred stock in one or more series and, with respect to each such series, to establish the number of shares to be included and to fix the designations, voting powers, preferences, rights, qualifications, limitations and restrictions.

CLASSIFIED BOARD OF DIRECTORS

         The NJBCA permits a New Jersey corporation to provide for a classified board. HUBCO currently has a classified Board of Directors. The Board is divided into three classes, with one class of directors generally elected for a three-year term at each annual meeting.

         Applicable Connecticut law permits a capital stock Connecticut bank to provide for the classification of directors in its certificate of incorporation. Lafayette's Certificate of Incorporation contains such a provision and divides the Lafayette Board into three classes, to be as nearly equal in number of directors as possible, and with one class of directors generally elected for a three-year term at each annual meeting.

RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. HUBCO's shares are presently held by more than 1,000 holders.


         Generally, shareholders of a capital stock Connecticut bank who dissent from a merger or consolidation of the bank are entitled to appraisal rights. The shareholders of Lafayette have statutory rights of appraisal with respect to the Merger. See "RIGHTS OF DISSENTING LAFAYETTE SHAREHOLDERS."


SHAREHOLDER CONSENT TO CORPORATE ACTION

         Except as otherwise provided by the certificate of incorporation (and the HUBCO Certificate presently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

         Lafayette's Certificate of Incorporation provides that no action shall be taken by shareholders of Lafayette except at an annual or special meeting of such shareholders.

DIVIDENDS

         The Banking Act provides that a New Jersey state chartered bank may declare and pay dividends on its outstanding stock so long as, following the payment of such dividend, the capital stock of the bank will be unimpaired and the bank will have a surplus of not less than 50% of its capital stock or, if not, the payment of such dividend will not reduce the surplus of the bank.

         Unless there are other restrictions contained in its certificate of incorporation (and the HUBCO Certificate presently contains none), the NJBCA generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment. Because funds for the payment of dividends by HUBCO come primarily from the earnings of HUBCO's bank subsidiary, as a practical matter, restrictions on the ability of HUB to pay dividends act as restrictions on the amount of funds available for the payment of dividends by HUBCO. At December 31, 1995, HUBCO had approximately $65.0 million available for shareholder dividends. For a description of the regulatory restrictions on dividend payments by HUB, see "DESCRIPTION OF HUBCO CAPITAL STOCK -- Description of HUBCO Common Stock -- Dividend Rights."


         Under applicable Connecticut law, the amount of cash dividends that Lafayette may declare in any calendar year is limited to the current year's "net profits" and the prior two years' retained "net profits," as defined. During the third quarter of 1995, Lafayette recorded a transfer of $13.0 million from its capital surplus account to its retained earnings account. Such transfer eliminated Lafayette's accumulated deficit as of June 30, 1995 and certain technical requirements regarding dividend payments which apply while an accumulated deficit exists. Minimum regulatory capital thresholds and other general bank regulatory requirements also serve as constraints upon Lafayette's ability to pay dividends. See "ELECTION OF LAFAYETTE DIRECTORS -- Terminated Regulatory Order."


BY-LAWS

         Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the shareholders (which the HUBCO Certificate presently does not do).

         Under applicable Connecticut law and Lafayette's Certificate of Incorporation and By-Laws, Lafayette's By-Laws may be amended or repealed and new by-laws may be adopted (subject to limited exceptions) by either the vote of a majority of the Lafayette Board or the vote of two-thirds of the outstanding shares of Lafayette entitled to vote thereon.

PREEMPTIVE RIGHTS

         Under the NJBCA, shareholders of New Jersey corporations have only such preemptive rights as may be provided in the certificate of incorporation. The HUBCO Certificate does not provide shareholders with preemptive rights.


         Under applicable Connecticut law, shareholders of a capital stock Connecticut bank have certain specified preemptive rights unless the same are expanded, limited or denied by the bank's certificate of incorporation. Lafayette's Certificate of Incorporation denies preemptive rights to shareholders in all situations other than where expressly and specifically approved by the Lafayette Board.


SHAREHOLDER PROTECTION LEGISLATION

         The New Jersey Shareholders Protection Act (the "NJSPA") limits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJSPA prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the interested shareholder's stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied.


         Under applicable Connecticut law, certain "business combinations" between a "resident domestic corporation" and an "interested shareholder" are prohibited. An "interested shareholder" is any person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of a resident domestic corporation or is an "affiliate" or "associate" (as such terms are defined in the statute) of a resident domestic corporation and, at any time within the previous five years, has been a beneficial owner of 10% of the voting shares of such corporation. Such business combinations are prohibited for a period of five years from the date on which the shareholder became an interested shareholder of the resident domestic corporation in question, unless such combination was approved both by the board of directors of such resident domestic corporation and by a majority of such corporation's nonemployee directors (of which there shall be at least two), prior to the date on which the interested shareholder first became an interested shareholder under the applicable definition. Lafayette's Certificate of Incorporation specifically provides that "business combinations" between Lafayette and any interested shareholder of Lafayette shall be governed by the provisions of Connecticut law described above.

         Applicable Connecticut law also contains so-called "fair price" provisions that prohibit certain business combinations between a target corporation and an "interested shareholder", being defined for these purposes as a person, other than the target corporation or any of its subsidiaries, that (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of voting stock of the target corporation or
(ii) is an affiliate of the target corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of voting stock of the target corporation. Under such provisions, the board of directors of the target corporation can approve a business combination at any time prior to the time the interested shareholder first became an interested shareholder. In the absence of such pre-approval, however, the proposed business combination must first be approved by the board of directors of the target corporation and, unless complex fair price and other conditions are met, thereafter, by the affirmative vote of a specified super majority of shareholders of the target corporation, i.e., 80% of the voting power of shares of the target corporation and two-thirds of the voting power of shares other than those held by the interested shareholder and his affiliates and associates.

                         II. ELECTION OF HUBCO DIRECTORS


                          DIRECTOR NOMINEE INFORMATION


         HUBCO's Certificate of Incorporation and By-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of the HUBCO Board of Directors. The HUBCO Board is presently comprised of 10 members and, by Resolution of the HUBCO Board, the number of HUBCO Directors will be 9 effective upon the date of the Meeting.

         Pursuant to the HUBCO Certificate of Incorporation, the directors of HUBCO are divided into three classes and each class is elected to serve for a staggered three-year term.

         Messrs. McBride, Malcolm and Schierloh are each being nominated for a three-year term extending to the 1999 Annual Meeting. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the HUBCO Board will be voted for a substitute nominee selected by the HUBCO Board. The HUBCO Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

         The names of the nominees for election, the directors whose terms extend beyond the HUBCO Meeting and certain information about each of them are set forth in the tables below. Years of service on the HUBCO Board includes prior service on the Board of Directors of HUB prior to the formation of the holding company.



                                      TABLE I--NOMINEES FOR 1996 ANNUAL MEETING
NAME, AGE &
POSITION WITH         PRINCIPAL OCCUPATION                          DIRECTOR         TERM
HUBCO                 DURING PAST FIVE YEARS                        SINCE            EXPIRING
- ------------------    --------------------------------------------  -----------     ----------
James E. Schierloh,   Chairman of the Board of HUBCO and HUB since        1972            1999
66,                   September 1990; formerly self-employed
Chairman              Certified Public Accountant.

W. Peter McBride, 50  President of McBride Enterprises, Inc. and          1995            1999
                      President of  Urban Farms, Inc. (real estate
                      development and investment companies)

Bryant Malcolm, 61    President, B.D. Malcolm Company, Inc.               1995            1999
                      (general contractors)


                                      TABLE II--DIRECTORS WHOSE TERMS CONTINUE
                                             BEYOND THIS ANNUAL MEETING
NAME, AGE &
POSITION WITH         PRINCIPAL OCCUPATION                          DIRECTOR         TERM
HUBCO                 DURING PAST FIVE YEARS                        SINCE            EXPIRING
- ------------------    --------------------------------------------  -----------     ----------
Robert J.  Burke, 62  President and Chief Operating Officer, Union        1979            1997
                      Dry Dock and Repair Co., Hoboken, N.J. (ship
                      repair facility).

Joan David,           Substitute Teacher, Board of Cooperative            1994            1998
57                    Educational Services of Rockland County
                      (1989 to present).

Thomas R. Farley, 69  Retired February 1995, formerly a Partner in        1994            1997
                      the law firm of Farley & Isles (1980 - 1995).

Kenneth T. Neilson,   President and CEO of HUBCO and HUB.                 1989            1998
47, President & CEO

Charles F.X. Poggi,   President and Chief Operating Officer, The          1973            1997
65                    Poggi Press (general printing business).

Sister Grace Frances  Chairperson, Franciscan Health System of            1979            1998
Strauber, 68          N.J. (1991 - 1993), Member (1991 - present);
                      Administrative  Post on the  Leadership  Team for the U.S.
                      region  of the  Franciscan  Sisters  of the  Poor  (1993 -
                      present);  Management  Consultant,  Health  System,  Inc.,
                      Brooklyn,  N.Y.,  Franciscan  Sisters  of the Poor (1986 -
                      present).

         No director of HUBCO is also a director of any other company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

         During the past year Mr. Henry G. Hugelheim retired from the HUBCO Board due to ill health. Mr. Edwin Wachtel retired upon relocation to Florida. Effective upon the date of the HUBCO Meeting, Mr. Harry J. Leber will retire having attained the mandatory retirement age.

BOARD OF DIRECTORS' MEETINGS; COMMITTEES OF THE HUBCO BOARD

         The HUBCO Board held 8 board meetings during 1995 and 26 board committee meetings. The HUBCO Board holds regularly-scheduled meetings each quarter and special meetings as circumstances require. At present, all of the directors of HUBCO also serve as directors of HUB.

         HUBCO has a standing Audit Committee of the Board of Directors. This committee arranges for HUB's directors' examinations through its independent public accountants, reviews and evaluates the recommendations of the directors' examiners, receives all reports of examination of HUBCO and HUB by bank regulatory agencies, analyzes such regulatory reports, and reports to HUB's Board the results of its analysis of the regulatory reports. This committee also receives reports directly from HUBCO's internal auditing department and recommends any action to be taken in connection therewith. The Audit Committee met seven times during 1995. During 1995, Sr. Grace Frances Strauber served as Chairperson of the Audit Committee. The other HUBCO member of the Audit Committee is Mr. Farley. Messrs. Joseph Pfeiffer and Joseph A. Tighe, Directors of HUB, also serve on the Audit Committee.


         During 1995, HUBCO established a Nominating Committee consisting of Messrs. McBride, Neilson, Poggi and Schierloh. The committee will consider recommendations from shareholders received sufficiently in advance of the mailing of the proxy statement for the annual meeting. The committee reviews qualifications of and recommends to the Board as potential candidates for election as directors business people from within the community served by HUB who are willing to commit time and dedicate effort to the success of HUBCO and HUB. During 1995, the committee met one time.

         HUBCO also created its Compensation Committee during 1995. The members are Mrs. David and Messrs. Burke, McBride and Poggi. The committee met five times during 1995. The Compensation Committee replaced the former Personnel Committee of HUB. During 1995, the Personnel Committee met one time. The Personnel Committee consisted of Mrs. David, Sister Grace Francis Strauber and Messrs. Burke and Poggi.

         During 1995, no incumbent director of HUBCO attended fewer than 75% of the total meetings of the HUBCO Board and meetings of committees of the HUBCO Board on which such director served.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table furnishes information known by HUBCO as to the beneficial owners of more than 5% of HUBCO Common Stock as of December 31, 1995.

     NAME AND ADDRESS OF       AMOUNT AND NATURE            PERCENT OF CLASS
      BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP
- --------------------------     ------------------------     ----------------
FMR Corp.; Fidelity            672,170 (1)                        5.13
Management & Research
Company; Edward C. Johnson
3d and Abigail P. Johnson,
82 Devonshire Street,
Boston, MA  02109


- ------------------
NOTES:

(1) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 495,220 shares or 3.78% of the outstanding shares of HUBCO Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940.

         Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 176,950 shares or 1.35% of the outstanding shares of HUBCO Common Stock as a result of serving as investment manager of certain institutional accounts.

         HUBCO obtained all information set forth herein with respect to Fidelity's, FMR Corp's, Mr. Johnson's and Ms. Johnson's beneficial ownership from a Schedule 13G filing made by them on February 14, 1996.


         The following table sets forth information concerning the beneficial ownership of HUBCO Common Stock as of March 19, 1996, by each executive officer of HUBCO for whom individual information is required to be set forth in this Proxy Statement pursuant to the rules of the Commission (the "HUBCO Named Officers"), by each director, and by all directors and executive officers as a group.

                                   NO. OF COMMON SHARES                PERCENT
     NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED(1)               OF CLASS
     ------------------------      ---------------------              ----------

         Robert J. Burke                      73,096 (2)                .52%
         Joan David                          154,174 (3)               1.10%
         Thomas R. Farley                     42,721 (4)                .31%
         Richard Linhart                       4,000 (5)                .03%
         Bryant Malcolm                       17,937 (6)                .13%
         Robert Mangano                       34,772 (7)                .25%
         W. Peter McBride                      3,906                    .03%
         Kenneth T. Neilson                  237,804 (8)               1.70%
         Charles F. X. Poggi                 212,653                   1.52%
         James E. Schierloh                   81,047 (9)                .58%
         Thomas Shara                         89,373 (10)               .64%
         Sister Grace Frances Strauber           994                    .01%
         D. Lynn Van Borkulo-Nuzzo            73,680 (11)               .53%


Directors and Executive Officers of
  HUBCO as a group (13 persons)            1,026,157 (12)              7.35%

- -------------
NOTES:

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the HUBCO dividend reinvestment plan.

(2) Of this total, 12,505 shares are held by Mr. Burke's wife, and 22,500 are held by Union Dry Dock & Repair Co. Mr. Burke disclaims beneficial ownership of the shares held by his wife.

(3) Of this total 9,715 are held in an IRA and 27,843 are held by Mrs. David and Mr. Lawrence David as trustees for The David Foundation.

(4) Of this total, 1,125 shares are held by Mr. Farley's wife. Mr. Farley disclaims beneficial ownership of the shares owned by his wife.

(5)      Of this total, 4,000 shares represent vested options.

(6) Of this total, 889 shares are held by Mr. Malcolm's wife. Mr. Malcolm disclaims beneficial ownership of the shares held by his wife.

(7)      Of this total, 21,700 shares represent vested options.

(8) Of this total, 20,746 shares are held in Mr. Neilson's account in HUBCO's 401(k) plan, which he directs, 23,250 shares are held for Mr. Neilson under HUBCO's restricted stock plan, 3,589 shares are held in an IRA, 2,550 shares are held by Mr. Neilson's wife, and 135,000 shares represent vested options. 14,496 shares are held for minor children. Mr. Neilson disclaims beneficial ownership of the shares owned by his wife.

(9)      Of  this  total,   4,936  shares  are  held  by  Mr.  Schierloh's  wife
         individually, and 13,500 shares are held for Mr. Schierloh under HUBCO's restricted stock plan.

(10) Of this total, 12,554 shares are held in Mr. Shara's account in HUBCO's 401(k) plan, which he directs, 11,782 shares are held for Mr. Shara under HUBCO's restricted stock plan, and 52,500 shares represent vested options.

(11) Of this total, 10,460 shares are held in Ms. Van Borkulo-Nuzzo's account in HUBCO's 401(k) plan, which she directs, 7,882 shares are held for Ms. Van Borkulo-Nuzzo under HUBCO's restricted stock plan, and 52,500 shares represent vested options.

(12) Of this total, 43,760 shares are held in HUBCO's 401(k) plans for specified individuals, 42,914 shares are held for executive officers under HUBCO's restricted stock plan, and 265,700 shares represent vested options. Excluded from the shares reported in the Table are 39,600 shares held by HUB's Trust Department as trustee for HUB's two pension plans. These additional shares held by HUB's Trust Department are not reported as beneficially owned by HUBCO's directors or executive officers, although by virtue of the officers' and directors' service on HUB's Trust Committee it may be asserted that the directors and officers have beneficial ownership of such shares. The directors and executive officers disclaim beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

GENERAL

         Executive compensation is described below in the tabular format mandated by the Commission. The letters in parentheses above each column heading are the letters designated by the Commission for such columns, and are provided to make inter-company comparisons easier.

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation earned in the past three years for services performed in all capacities for HUBCO and its subsidiaries with respect to the HUBCO Named Officers.


                                             SUMMARY COMPENSATION TABLE
                                       ANNUAL COMPENSATION     LONG TERM COMPENSATION AWARDS

         (a)            (b)        (c)           (d)              (f)                 (g)                (l)
        NAME                                                   RESTRICTED         SECURITIES          ALL OTHER
    AND PRINCIPAL                                                STOCK            UNDERLYING        COMPENSATION
      POSITION        YEAR       SALARY ($)      BONUS ($)   AWARD(S)(1)($)     OPTIONS/SARS #         (2) ($)
- -------------------   ----       ----------     ----------   --------------     ---------------     ---------------

Kenneth T. Neilson,   1995          250,000        250,000       -0- (3)              -0-                7,446
President and CEO     1994          250,000        250,000    217,000(4)           135,000               4,500
HUBCO & HUB           1993          250,000        187,500     92,250(5)              n/a                7,500

D. Lynn Van           1995          145,000         72,500       -0- (6)              -0-                7,446
Borkulo-Nuzzo,        1994          130,000         67,000(7)  20,750(8)            52,500               3,443
Executive Vice        1993          100,000         53,000     38,500(9)              n/a                3,000
President and
Corporate Secretary
HUBCO & HUB

Richard Linhart,      1995       36,250(10)     10,000(11)        -0-               20,000                 192
Executive Vice        1994              n/a            n/a        n/a                 n/a                  n/a
President and Chief   1993              n/a            n/a        n/a                 n/a                  n/a
Financial Officer
HUBCO & HUB

Robert Mangano,       1995      173,280(12)     30,000(13)        -0-               32,550               3,962
Executive Vice        1994              n/a            n/a        n/a                 n/a                  n/a
President-Branch      1993              n/a            n/a        n/a                 n/a                  n/a
Administration HUB

Thomas Shara,         1995          145,000     72,500(14)         -0-                 -0-               7,014
Executive Vice        1994          135,000     69,500(15)     51,875(16)           52,500               5,210
President-Senior      1993          124,000         62,000     38,500(17)              -0-               4,754
Lending Officer
HUB

- --------------
NOTES:

(1) The dollar amounts listed represent the number of shares of restricted stock granted, multiplied by the fair market value of each share of stock on the date of the grant. Dividends are paid on all shares of restricted stock. Cash dividends are paid directly to the officer holding the restricted stock. Stock dividends are added to the restricted stock and are subject to the same restrictions. Restricted stock has been awarded with various vesting schedules described below. The number of shares reflected in the footnotes below have been adjusted for the 3 for 2 stock split effected January 15, 1995.

(2) All amounts in this column represent employer contributions to 401(k) plans on behalf of the HUBCO Named Officers and premiums for life insurance in excess of $50,000.

(3) At December 31, 1995, Mr. Neilson held a total of 23,250 shares of restricted stock with an aggregate value of $309,250. None of these shares were awarded in 1995.

(4) Includes 3,000 shares awarded on June 16, 1994 to vest on June 16, 1996 and 13,500 shares awarded on November 14, 1994 to vest on November 14, 1996.

(5) Includes 4,500 shares awarded on June 9, 1993 to vest on June 9, 1996 and 2,250 shares awarded on December 13, 1993 to vest on December 13, 1996.

(6) At December 31, 1995, Ms. Van Borkulo-Nuzzo held a total of 7,882 shares of restricted stock with an aggregate value of $83,440. None of these shares were awarded in 1995.

(7) Of this amount, $2,000 represents a special performance bonus paid in connection with specific projects.

(8)  Includes 1,500 shares awarded on June 16, 1994 to vest on June 16, 1996.

(9)  Includes 3,000 shares awarded on June 9, 1993 to vest on June 9, 1996.

(10) This amount is from the date of hire on October 2, 1995 through December 31, 1995. Mr. Linhart's annualized compensation would have been $145,000.

(11) This amount represents a special performance bonus paid in connection with specific projects

(12) Of this total, $85,780 represents the amount paid by Urban National Bank ("Urban") for the period of January 1, 1995 through June 30, 1995 and $87,500 represents the amount paid by HUB for the period July 1, 1995 through December 31, 1995.

(13) This amount represents a bonus paid by Urban.

(14) Of this amount, $500 represents a special performance bonus paid in connection with specific projects.

(15) Of this amount, $2,000 represents a special performance bonus paid in connection with specific projects.

(16) Includes 3,750 shares awarded on June 16, 1994 to vest on June 16, 1996.

(17) Includes 3,000 shares awarded on June 9, 1993 to vest on June 9, 1996.

STOCK GRANT TABLE

         The following table provides certain information about options awarded to HUBCO Named Officers in the last fiscal year. HUBCO does not utilize stock appreciation rights ("SARs") in its compensation package, although the Commission rules require that SARs be reflected in Table headings.


                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                         INDIVIDUAL GRANTS

                           NUMBER OF           % OF TOTAL
                           SECURITIES         OPTIONS/SARS
                           UNDERLYING          GRANTED TO          EXERCISE                         GRANT DATE
                         OPTIONS/SARS         EMPLOYEES IN          OR BASE         EXPIRATION        PRESENT
         NAME             GRANTED (#)         FISCAL YEAR        PRICE ($/SH)           DATE        VALUE($)(1)
         ----             -----------         -----------        ------------       ----------      -----------
         (a)                   (b)                 (c)                 (d)              (e)             (f)

Richard I. Linhart            20,000(2)             21.84              19.625         12/12/04        114,740

Robert Mangano                10,850(3)             11.85               4.608(3)        6/1/02        142,591
                              21,700(3)             23.70               4.147(3)       9/13/03        295,185

- -----------------
NOTES:

(1) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. HUBCO's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value:


                                                                                    Interest
                               Days to Expiration     Volatility   Dividend Yield   Rate

         Richard Linhart               2,557          29.80%       3.46%            6.10%

         Robert Mangano  (10,850)      2,557          29.18%       3.83%            6.22%
                         (21,700)      2,922          29.18%       3.83%            6.30%

         In addition, the present value calculated pursuant to the Black-Scholes model was discounted at 5% per vesting year under risk of forfeiture to the extent applicable. The real value of the options in this table depends upon the actual performance of HUBCO Common Stock during the applicable period.

(2)      Mr. Linhart's options vest one-seventh per year over seven years.

(3) These non-qualified options were issued by HUBCO in connection with HUBCO's acquisition of Urban in 1995 to replace earlier awards originally granted several years ago to Mr. Mangano by Urban. The terms of the HUBCO option awards are those established by Urban when the awards originally were made. These options were fully vested at the time HUBCO issued them.

STOCK EXERCISE TABLE

         The following table is intended to show options exercised during the last fiscal year and the value of unexercised options held at year-end 1995 by the HUBCO Named Officers. HUBCO does not use SARs as part of its compensation package.


                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL AND FY-END OPTION/SAR VALUES

                                                                           NUMBER OF
                                                                          SECURITIES                   VALUE OF
                                                                          UNDERLYING                  UNEXERCISED
                                                                          UNEXERCISED                IN-THE-MONEY
                                                                        OPTIONS/SAR AT              OPTIONS/SARS AT
                                                                            FY-END(#)                FY-END ($)(1)
                               SHARES
                            ACQUIRED ON             VALUE                EXERCISABLE/                EXERCISABLE/
NAME                        EXERCISE (#)         REALIZED ($)            UNEXERCISABLE               UNEXERCISABLE
- ----                        ------------         ------------            --------------              ---------------

Kenneth T. Neilson               -0-                  -0-                 67,500/67,500              627,412/627,413

D. Lynn Van                      -0-                  -0-                 7,500/45,000               69,713/418,275
Borkulo-Nuzzo

Richard I. Linhart               -0-                  -0-                   0/20,000                    0/50,000

Robert Mangano(2)                -0-                  -0-                  32,550/-0-                   580,182/0

Thomas Shara                     -0-                  -0-                 7,500/45,000               69,713/418,275

- -----------------
NOTES:

(1) Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year end.

(2) Mr. Mangano's options were issued by HUBCO as part of the acquisition of Urban and replaced grants made by Urban.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         HUBCO and HUB jointly entered into an employment agreement with Mr. Neilson upon his appointment as President in 1989. The agreement continues Mr. Neilson's salary as in effect on September 5, 1989 and provides annual increases to be decided by the HUBCO Board. For 1996, Mr. Neilson's annual base salary is $325,000. If HUBCO changes Mr. Neilson's title to a lesser position, reduces his compensation, forces him to relocate, or materially alters his duties, responsibilities or authority, Mr. Neilson can resign and continue to receive his compensation under the agreement until the expiration of the agreement. After a change-in-control, if Mr. Neilson's employment is terminated by HUBCO (except for cause or as a result of his death or disability), or if Mr. Neilson resigns for any reason whatsoever after giving 60 days' notice of his intent to do so, he is entitled to receive two times his highest W-2 compensation in effect during the three years preceding the termination or resignation in a lump sum. The employment agreement, as amended, will expire on the date of HUBCO's 1998 annual meeting.

         HUBCO and HUB jointly have entered into Change-in-Control Employment Agreements with each of Ms. Van Borkulo-Nuzzo, Mr. Linhart and Mr. Shara. After a change-in-control (as defined in the Agreements), if the executive's employment is terminated by HUBCO or HUB (except for cause or as a result of death or disability), or if HUBCO or HUB changes the executive's title, position, duties or responsibilities, and the executive resigns as a result of the change, the executive is entitled to receive a lump sum payment equal to the executive's highest W-2 compensation in effect during the three years preceding the termination or resignation. Each agreement will expire on December 31, 1998 unless a change-in-control occurs prior to that date.

         Upon the merger of Urban into HUB, Mr. Mangano, Executive Vice President of HUB (formerly President of Urban) entered into an Employment Agreement with HUBCO and HUB as of July 1, 1995. The contract is for a term of 3 years, expiring June 30, 1998, and provides Mr. Mangano with a base salary of $175,000 per year, 4 weeks vacation per year, country club membership, use of a company car and such other benefits and perquisites as other senior officers may be entitled to receive. Upon a termination by HUBCO of Mr. Mangano other than for cause (as defined in the Agreement) or if Mr. Mangano terminates his employment for "good reason" (as defined in the Agreement), which includes a change-in-control of HUBCO, Mr. Mangano will receive 36 months' salary reduced by the number of months elapsing since July 1, 1995, but in any event, not less then 24 months' salary. In addition, Mr. Mangano would receive "Special Retirement Benefits" including full vesting in all pension, savings, retirement and other benefit plans and an additional 36 months of credited service. If an excise tax under the provisions of Section 280G of the Internal Revenue Code is imposed on Mr. Mangano by virtue of such compensation, HUBCO will pay Mr. Mangano an additional amount that is generally intended to cover the excise tax payable by Mr. Mangano plus the additional federal and state taxes due on that amount.

         Under HUBCO's restricted stock plan, each share of stock awarded is subject to a "Restricted Period" of from two to ten years, as determined by the committee administering the plan when it awards the shares. Effective upon the date of grant, the officer or employee is entitled to all the rights of a shareholder with respect to the shares, including dividend and voting rights. However, if a share recipient leaves the employment of HUBCO or its subsidiaries during the Restricted Period for any reason, his or her shares may be forfeited to HUBCO. Upon the occurrence of a change in control of HUBCO, every Restricted Period then in existence of five years or less will automatically expire.

         Under the HUBCO, Inc. 1995 Stock Option Plan, options are granted with a term not to exceed ten years from the grant date. Each option is granted with a vesting schedule as determined by the Stock Committee. In the event of a change in control, as defined in the Plan, any option which has not, as of the date of the change in control, become exercisable, becomes fully vested.

PENSION PLANS

         PENSION PLANS. HUBCO has two non-contributory, defined benefit pension plans: The Employees' Retirement Plan of HUBCO, Inc. (the "BASE PLAN") and the Retirement Plan for Non-Bargaining Employees of HUBCO, Inc. (the "NON-BARGAINING RETIREMENT PLAN"), both of which apply to employees of HUBCO and its designated subsidiaries. The Board has authorized the consolidation of these plans into one plan; this consolidation is expected to be finalized during the second quarter of 1996.

         BASE PLAN. The Base Plan covers any employee of HUBCO or it subsidiaries who works over 1,000 hours per year, is over age 20 1/2 and has completed 6 months of service. The annual retirement benefit for the HUBCO Named Officers is the sum of (i) 1.25% of the employee's base year-end compensation during the year he or she joins the Base Plan multiplied by the number of years of service with HUBCO or HUB prior to joining the Base Plan; plus (ii) 1.25% of the employee's base year-end compensation during each year of a participant's service after joining the Base Plan. Retirement benefits normally commence when an employee reaches age 65.

         NON-BARGAINING RETIREMENT PLAN. The Non-Bargaining Retirement Plan provides additional retirement benefits for non-bargaining employees of HUBCO and its subsidiaries. It covers each non-bargaining employee who works over 1,000 hours per year, is over age 20 1/2 and has completed 6 months of service. The annual retirement benefit for covered employees is calculated by taking 1% of an employee's base average annual earnings (determined by averaging the highest five continuous years of credited service, excluding the last year of service) multiplied by the years of credited service under the Non-Bargaining Retirement Plan, adding 1/2% of an employee's base average annual earnings in excess of the average Social Security Wage Base (calculated based upon the year of birth) multiplied by the years of credited service, and subtracting the pension benefit the employee will receive from the Base Plan. Retirement benefits normally commence when an employee reaches age 65. The Non-Bargaining Retirement Plan also provides for disability pension benefits.

         In each of the above plans, compensation in the form of a bonus is excluded from benefit calculations. Thus, for each Named Officer, only the amounts which are shown each year under the heading "Salary" in the Summary Compensation Table in this Proxy Statement are covered.

         The table below shows an employee's estimated annual retirement benefits from both pension plans, assuming retirement at age 65 for an individual reaching such age before January 1, 1995 and assuming a straight life annuity benefit, for the specified compensation levels and years of service. The benefits listed in the table are not subject to any deduction for social security or other offset amounts. Mr. Neilson has approximately 12 years of credited service under the pension plans as of January 1, 1996 and, at age 65, would have 30 years of credited service. Ms. Van Borkulo-Nuzzo has approximately 29 years of credited service under the pension plans as of January 1, 1996, and, at age 65, would have approximately 48 years of credited service. Mr. Shara has approximately 14 years of credited service under the pension plans as of January 1, 1996 and, at age 65, would have approximately 42 years of credited service.

         Neither Mr. Linhart nor Mr. Mangano had any credited service in the pension plans as of January 1, 1996. At age 65, their anticipated credited service would be approximately 13 years and 15 years respectively.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

         SALARY        15            20        25           30           35
         ------        --            --        --           --           --
         $125,000    $ 26,181     $ 34,907    $ 43,634    $ 52,361     $ 61,088

         $150,000    $ 31,806     $ 42,407    $ 53,009    $ 63,611     $ 74,213


         For the current plan year, the compensation for computing benefits under the pension plans cannot exceed $150,000, which is indexed for inflation as limited by Congress.

         The HUBCO Board has authorized the purchase of a supplemental benefit in the form of Corporate Owned Life Insurance to offset the effect of the IRS imposed limitations on pension benefits for Mr. Neilson.

DIRECTORS' COMPENSATION

         The HUBCO Board has established directors' retainer and fees effective January 1, 1995 as follows:

         (1)  Chairman's Retainer                                      $26,000
              Chairman of Audit Committee, Retainer                    $ 5,000
              Chairman of Personnel Committee, Retainer                $ 5,000
         (2)  Annual Director's Retainer                               $12,000
         (3)  HUBCO, HUB and subsidiary Board Meetings                 $   500
         (4)  Committee Meetings                                       $   400

         The President and CEO does not receive any retainer or Board fees.

         RETIREMENT. Non-employee directors with at least 36 months of service upon retirement will receive a retirement benefit each year for life (but not to exceed 10 years) equal to 10% of the director's retainer in effect at the date of his or her retirement, multiplied by the number of years of service as a director (not to exceed 10 years). At present, the maximum benefit payable per director is $12,000 per year for 10 years.

         DEFERRED COMPENSATION. The HUBCO Board adopted a nonqualified Deferred Compensation Plan for directors covering the retainer and committee fees effective January 1, 1995. Participation is optional. Interest is paid on deferred fees at the highest rate paid by HUB on passbook savings. The provisions of the Deferred Compensation Plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the Deferred Compensation Plan, the directors who elect to defer their fees will receive the fees over time after they retire.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation payable to executive officers of HUBCO and of HUB is determined by the Compensation Committee, except that restricted stock awards and stock option grants are determined by HUBCO's Stock Committee (the "Stock Committee") and bonuses are based upon parameters established by the full HUBCO Board. All actions of the Compensation Committee are subject to review and ratification by the Boards of Directors of HUBCO and HUB. Thus, this report is being issued over the names of all the directors of HUBCO and is concurred in by all members of the relevant committees.

         The Committee members are: Compensation Committee: Charles F.X. Poggi (Chairman), Robert Burke, Joan David and W. Peter McBride; Stock Committee:
Robert Burke (Chairman), Sister Grace Frances Strauber and Bryant Malcolm.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that HUBCO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION POLICY

         HUBCO's policy is to compensate its executives fairly and adequately for the responsibility assume, for the success and direction of HUBCO, for the effort expended in discharging that responsibility, and for the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of:

         1.        HUBCO's earnings;

         2. HUBCO's performance as compared to other companies of similar size and market area; and

         3. Comparison of what the market demands for compensation of similarly situated experienced executives.

         Total compensation takes into consideration a mix of base salary, bonus, perquisites, restricted stock awards and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals, and reward extraordinary achievement.

         The Compensation Committee also considers net income for the year and earnings per share of HUBCO Common Stock before finalizing officer increases for the coming year.

         Based upon its current levels of compensation, HUBCO is not affected by the provisions of the Code which limit the deductibility to a company of compensation in excess of $1 million paid to any of its top five executives. Since the grant of options under the 1995 Stock Option Plan may, in subsequent years, result in total compensation to an officer in excess of $1 million, the 1995 Stock Option Plan has been designed so that compensation payable under the Option Plan conforms to the Code requirements and will be deductible by HUBCO.

         In  certain  instances,   compensation   decisions  take  into  account
contractual commitments assumed by or agreed to by HUBCO as a result of an acquisition.

BASE SALARY

         Subject to HUBCO Board review and ratification, the responsibility for establishing base salary for executives is delegated to the Compensation Committee.

         Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Superior performance is expected of all executive officers.

         To establish salary, the following criteria are used:

         1.        Position description.

         2.        Direct responsibility assumed.

         3. Comparative studies of peer group compensation. Special weight is given to local factors as opposed to national averages.

         4. Earnings performance of HUBCO resulting in availability of funds for payment of salary expense.

         5. Competitive level of salary to attract and retain qualified and experienced executives.

ANNUAL BONUSES

         Each year the HUBCO Board establishes the parameters for the award of bonuses. The current parameters involve HUBCO's performance specifically related to return on equity and minimum loan loss reserve levels.

         Under the bonus program the bonus pool may not exceed 10% of after tax profits of HUBCO and the creation of the bonus pool may not cause the year-end results to fall below the targeted return on equity or the loan loss reserve to fall below the targeted loan loss reserve percentage. If the targeted results are not achieved, no bonuses will be paid under the program. Even if the targeted level is achieved, each department must meet its budget in order to be eligible for a bonus and each employee must achieve key goals established for him or her in order to be personally eligible.

RESTRICTED STOCK

         The  responsibility   for  establishing   restricted  stock  awards  is
delegated to the Stock Committee.

         Twice  annually  the  Stock  Committee  meets to  evaluate  meritorious
performance  of  all  officers  and  employees  for   consideration  to  receive
restricted stock awards.

         The Stock Committee makes awards based upon the following criteria:

         1.        Position of the officer or employee in HUBCO and/or HUB.

         2. The benefit which HUBCO or HUB has derived as a result of the efforts of the award candidate under consideration.

         3. HUBCO's desire to encourage long term employment of the award candidate.

STOCK OPTIONS

         The 1995 Stock Option Plan was approved by HUBCO's shareholders at the 1995 Annual Meeting.

         The responsibility for recommending awards of stock options to the full HUBCO Board rests with the Stock Committee.

         The Stock Committee makes recommendations for awards based upon the following criteria:

         1.        Position of the officer or employee in HUBCO and/or HUB.

         2. The benefit which HUBCO or HUB has derived as a result of the efforts of the award candidate under consideration.

         3. HUBCO's desire to encourage long term employment of the award candidate.

PERQUISITES

         Perks, such as company automobiles and their related expenses, country club memberships, auxiliary insurance benefits and other perks which the HUBCO Board may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish base salary or, in certain circumstances pursuant to contractual commitments assumed by or agreed to by HUBCO as a result of an acquisition.

                                    * * * * *

         HUBCO has long believed that a strong, explicit link should exist between executive compensation and the value delivered to shareholders. The bonus program, restricted stock awards and stock option awards all provide competitive compensation which increase based on HUBCO's performance. Since each bonus is based on a direct, explicit link to HUBCO's performance, it is directly and explicitly linked to the value received by shareholders. HUBCO's profitability inures to the benefit of shareholders, and is a direct result of the direction established by management. The general compensation philosophy is that base salary for executives should place compensation at the twenty-fifth percentile of the peer group but that total compensation (including bonus, restricted stock and options) should place compensation over the seventy-fifth percentile in line with HUBCO's performance.

         In 1995 the committees responsible for the various components of executive compensation utilized two salary surveys to establish executive compensation. The first report, "N.J. Bankers' Salary Survey", prepared by KPMG Peat Marwick, identified compensation in institutions in the $1 to $3 billion category in the New York, New Jersey, Pennsylvania tri-state area. The second survey, conducted by Wyatt Data Services, entitled "Financial Institutions Benchmark Compensation Report", was nationwide for the financial industry.

         Mr. Neilson, the President of HUBCO, did not receive an increase in base pay for 1993, 1994, or 1995 but received an increase of $75,000 effective for 1996. He is eligible for bonuses equal to 100% of his base salary. Mr. Neilson's base salary is $325,000. The HUBCO Board believes that this package represents fair compensation in view of HUBCO's 1995 performance and peer group comparisons.

         For 1995, Mr. Schierloh, Chairman of HUBCO, received a base salary of $36,000 and was eligible for a 50% bonus. In addition, he was paid a quarterly retainer of $6,500 as director and Chairman. Mr. Schierloh is retiring as Chairman after the HUBCO Meeting although he will continue as a director of HUBCO. The HUBCO Board has elected Mr. Neilson as Chairman effective immediately following the HUBCO Meeting.

                         THE BOARD OF DIRECTORS OF HUBCO

                                 Robert J. Burke
                                   Joan David
                                Thomas R. Farley
                                 Harry J. Leber
                                 Bryant Malcolm
                                W. Peter McBride
                               Kenneth T. Neilson
                               Charles F.X. Poggi
                               James E. Schierloh
                          Sister Grace Frances Strauber



                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1990 in: (a) HUBCO Common Stock; (b) the Standard & Poor's ("S&P") 500 Index; and (c) an index of peer group performance. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


[The graph which will appear in the printed version of this document will have the plot points indicated below.]

                 1990     1991      1992       1993       1994       1995
                 ----     ----      ----       ----       ----       ----

HUBCO Inc.       100      196.50    400.76     562.90     567.54     879.82

S&P 500 Index    100      130.47    140.41     154.56     156.60     215.45

Peer Group       100      176.12    292.00     317.65     335.97     583.07

         Three of HUBCO's "peer group" have been acquired. While their performance is included in the above graph, it should be noted that the fact of acquisition has, in all likelihood, resulted in improved investment results for those institutions which were acquired.

PEER GROUP POPULATION:

Commerce Bancorp Inc. N.J.
First Fidelity Bancorporation
Midlantic Corp.
Summit Bancorporation
Trust Co. N.J. Jersey City - Name change from Trustcompany Bancorporation Summit Bancorp - Name change from UJB Financial Corp.
Valley National Bancorp

Prepared from data supplied by Standard & Poor's Compustat Services.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above under the caption "Board Compensation Committee Report on Executive Compensation," various aspects of the compensation of the HUBCO Named Officers are determined by the Compensation Committee and the Stock Committee. The Compensation Committee members are: Charles F.X. Poggi (Chairman), Robert Burke, Joan David and W. Peter McBride. The Stock Committee members are: Robert Burke (Chairman), Sister Grace Frances Strauber and Bryant
D. Malcolm.

         Mr. Schierloh and Mr. Neilson, each of whom serves on the Board of Directors of both HUBCO and HUB, are officers of HUBCO and HUB. Each of Messrs. Schierloh and Neilson absented themselves from all discussions, and abstained from all voting, on the Boards on which they served with respect to their own compensation.


         Charles F.X. Poggi, who serves on the Board of Directors of both HUBCO and HUB, and who is the Chairman of the Compensation Committee and is involved in setting executive compensation, is President of Poggi Press, a general printing company. During 1995, Poggi Press was paid $343,145.51 for printing work for HUBCO and its subsidiaries. Management believes the terms and conditions of this transaction to be equivalent to terms available from an independent third party.


         W. Peter McBride, a Director of HUBCO and HUB serves on the Compensation Committee. Various companies with which Mr. McBride is affiliated have business relationships with HUBCO or HUB. The Franklin Lakes office of HUB (obtained through merger with Urban) is leased from Urban Farms Shopping Center, Inc., a New Jersey corporation of which W. Peter McBride is the President and a shareholder. The lease was originally executed in 1979 and extended on November 1, 1994 to December 31, 1999. Contiguous space is also leased from Urban Farms Shopping Center, Inc. for the term February 1, 1993 to January 31, 1996. Management believes the terms and conditions of these leases to be equivalent to terms available from an independent third party. The annual aggregate lease payments through December 31, 1995 were $75,365.61. Urban Farms, Inc., a

McBride-owned company, does landscape work for HUB. In 1995, $7,600.81 was paid for such services. Albert P. Schmidt Construction Co., a McBride-owned company, does renovations and repairs at 1000 MacArthur Blvd., Mahwah, New Jersey. In 1995, $319,078.58 was paid for such services. Independent Electric Co. does subcontracting work at 1000 MacArthur Blvd., Mahwah. Any amounts due to this subcontractor were included in amounts paid to Albert P. Schmidt Construction Co. reflected above. F.A. McBride Co. does heating and air conditioning work at various locations previously a part of Urban. In 1995, this company was paid $49,911.62 for such services. Urban Planing and Engineering Associates, a McBride-owned company, was paid $600.00 by HUB in 1995 for excavation work at the Ringwood office which was formerly a part of Urban.

CERTAIN TRANSACTIONS WITH MANAGEMENT


         HUB has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make, loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more). These loans have all been made in the ordinary course of the banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. HUB's directors, executive officers and their associates did not during 1995 or during 1996 through the date of this Proxy Statement borrow from HUB an amount in excess of 10% of HUB's equity capital for any one director or executive officers (together with their associates) or an amount in excess of 20% of HUB's equity capital for all directors and executive officers and their associates as a group.


        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires HUBCO's directors, principal officers, and persons who own more than 10% of HUBCO's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of such securities. To HUBCO's knowledge, based solely on a review of the copies of such reports furnished to it, during the fiscal year ended December 31, 1995, Section 16(a) filing requirements with respect to HUBCO's equity securities were complied with.

                 RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 2

         HUBCO directors will be elected by a plurality of the votes cast at the HUBCO Meeting, whether in person or by proxy. THE HUBCO BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 2.

                 III. AMENDMENT TO CERTIFICATE OF INCORPORATION
              INCREASING THE NUMBER OF COMMON AND PREFERRED SHARES
                             AUTHORIZED TO BE ISSUED

GENERAL

         On March 19, 1996, the HUBCO Board unanimously approved an amendment (the "Amendment") to paragraph (A) of Article V of the HUBCO Certificate of Incorporation to increase the authorized capital stock of HUBCO to 60 million shares from the presently authorized 29.5 million shares, including an increase in the authorized HUBCO Common Stock to 50 million shares from the presently authorized 25 million shares and an increase in the authorized preferred stock of HUBCO to 10 million shares from the presently authorized 4.5 million shares.


         As of April 19, 1996, 13,629,415 shares of HUBCO Common Stock were issued and outstanding. Of the authorized but unissued shares of HUBCO Common Stock, (i) 236,750 were reserved for issuance under HUBCO's Restricted Stock Plan, (ii) 750,000 shares (less 257,770 shares issued under the Restricted Stock Plan since December 1, 1994) were reserved for issuance under HUBCO'S 1995 Stock Option Plan, (iii) 21,700 shares were reserved for issuance in conjunction with options granted to Robert F. Mangano in connection with the acquisition of Urban, and (iv) 5,808,500 shares were reserved for issuance in conjunction with the proposed acquisition of Lafayette pursuant to the Merger Agreement (all of the foregoing are hereinafter referred to as "RESERVED SHARES"). HUBCO has 4,500,000 authorized shares of preferred stock. HUBCO Series A Preferred Stock was issued in connection with HUBCO's acquisition of Washington Bancorp, Inc. on July 1, 1994, but those shares were called for redemption. No preferred stock is presently outstanding. HUBCO has repurchased 760,000 shares of HUBCO Common Stock 713,534 of which it holds as treasury shares and which it intends to use in lieu of unissued Reserved Shares for the purposes specified above.


         The purpose of the Amendment is to maximize HUBCO's ability to expand its capital base. The full text of the proposed Amendment is attached to this Proxy Statement as Appendix F. The following description of the Amendment is qualified in its entirety by reference to Appendix F.

Purpose of the Proposal

         Except for the Reserved Shares, HUBCO has no specific agreements, commitments or plans at this time for the sale or other use of additional shares of common or preferred stock. The HUBCO Board believes that the proposed authorization to issue more common or preferred stock may assist in achieving future acquisitions and in meeting its corporate needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, having the authority to issue the additional shares would avoid the time, delay and expense of a special shareholders' meeting to authorize the issuance of common or preferred stock. No further action or authorization by HUBCO's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation, including but not limited to, the listing regulations of the National Association of Securities Dealers, Inc., which may require approval under certain circumstances.

         One circumstance which could cause HUBCO to issue shares in the foreseeable future is the need for additional capital in acquisitions of financial institutions. Since 1990, HUBCO and HUB have been actively involved in acquiring financial institutions. In the past, many of HUBCO's acquisitions involved the issuance of shares of common or preferred stock to the shareholders of the acquired institutions. In addition, the acquisition of a significant amount of assets for cash could reduce the leverage ratio of HUBCO and HUB. Thus, HUBCO may raise capital following a proposed acquisition to maintain compliance with regulatory capital requirements and provide a cushion of additional capital. Because the acquisition process is often fast-paced, complex and unpredictable, HUBCO cannot predict when and if stock issuance to target shareholders or for capital-raising purposes will be deemed appropriate by management or will be required as a commitment in connection with a specific acquisition. HUBCO currently believes that if securities are issued to target shareholders, HUBCO would most likely use common stock but may also issue preferred stock.

         The additional shares of HUBCO Common Stock to be authorized by the proposed Amendment will be identical to the shares of HUBCO Common Stock now authorized and outstanding, and the Amendment will not affect the terms and rights of the holders of those shares.

         The additional shares of preferred stock will increase the number of authorized preferred shares, all of which are "blank check" shares. "Blank Check" preferred stock is preferred stock that may be issued with such terms and conditions as the HUBCO Board determines at the time of issuance.

POSSIBLE ADVERSE EFFECTS OF THE PROPOSAL

         The issuance of the additional common or preferred stock may have certain effects upon the holders of HUBCO Common Stock. Holders of HUBCO Common Stock will not have preemptive rights with respect to the common or preferred stock. The issuance of further HUBCO Common Stock would increase the number of shares of HUBCO Common Stock outstanding, thereby diluting percentage ownership of existing shareholders. The issuance of more common or preferred stock could possibly dilute book value per share or earnings per share for the then existing holders of HUBCO Common Stock.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

         The authorization or issuance of common stock or blank check preferred stock may be viewed as being an "anti-takeover" device. In the event of a proposed merger, tender offer or other attempt to gain control of HUBCO which the HUBCO Board does not believe to be in the best interests of HUBCO or its shareholders, the HUBCO Board could issue additional common or preferred stock that could make any such takeover attempt more difficult to complete. Except for the Reserved Shares, the HUBCO Board has no specific plans to issue any common or preferred stock and does not intend to issue any common or preferred stock except on terms that the HUBCO Board deems to be in the best interest of HUBCO and its shareholders.

           RECOMMENDATION AND VOTE REQUIRED FOR ADOPTION OF PROPOSAL 3

         In accordance with the New Jersey Business Corporation Act and HUBCO's Certificate of Incorporation, the affirmative vote of a majority of those shares of common stock voting on this proposal is required to adopt the Amendment. THE BOARD OF DIRECTORS OF HUBCO UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                       IV. ELECTION OF LAFAYETTE DIRECTORS

                          DIRECTOR NOMINEE INFORMATION

         Lafayette's By-laws authorize a minimum of 4 and a maximum of 24 directors but leave the exact number to be fixed by resolution of the Board of Directors (the "LAFAYETTE BOARD"). The Lafayette Board has fixed the number of directors at 14.

         Pursuant to the Articles of Incorporation, the directors of Lafayette are divided into three classes and each class is elected to serve for a staggered three-year term.

         Ms. Bynoe and Messrs. McNeil, Montesi, Tagliatela and Tatigian are each being nominated for a three-year term extending to the 1999 Annual Meeting. If, for any reason, any of the nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. The Lafayette Board has no reason to believe that any of the named nominees is not available or will not serve if elected.


         The names of the nominees for election and the directors whose terms extend beyond the Lafayette Meeting, and certain information about each of them as of the Lafayette Record Date, are set forth in the tables below.


                                      TABLE I--NOMINEES FOR 1996 ANNUAL MEETING
NAME, AGE &
POSITION WITH         PRINCIPAL OCCUPATION                          DIRECTOR       TERM
LAFAYETTE             DURING PAST FIVE YEARS                        SINCE          EXPIRING
- ---------------       ----------------------                        -----          --------

Linda Walker Bynoe,   President and Chief Operating Officer, for        1994            1999
43                    more than five years, Telemat Ltd. (a
                      private investment, project management and
                      financial services firm); Vice President,
                      Capital Markets Department of Morgan
                      Stanley & Co. (investment banking firm),
                      1978 to 1989; Director of American Odyssey
                      Funds, Inc. (a mutual fund) since April
                      1993; Director of Walden Residential
                      Properties, Inc. (a REIT) since February,
                      1994.

Roderick C. McNeil    President, for more than five years, McNeil       1993            1999
III, 54               Brothers, Inc. (construction hauler);
                      Director, 1987 to February 1994, Lafayette
                      American Bancorp., Inc. ("Bancorp");
                      Director, 1969 to March 1993, Lafayette
                      Bank and Trust Company ("Lafayette Bank");
                      Director, 1984 to 1988, Lafayette Bancorp,
                      Inc. ("Lafayette Bancorp").

Enzo R. Montesi, 68   President, for more than five years,
                      Montesi Motors, Inc. (auto dealership);           1993            1999
                      Director, May 1993 to February 1994,
                      Bancorp; Director, 1975 to March 1993,
                      American National Bank ("American");
                      Director, 1985 to 1988, American Bancorp,
                      Inc. ("American Bancorp").

Louis F.              President, for more than five years,              1993            1999
Tagliatela, 76        Franklin Construction Co., Inc.
                      (construction company-development);
                      Director, 1987 to February 1994, Bancorp;
                      Director, 1965 to March 1993, American;
                      Director, 1985 to 1988, American Bancorp.

John H. Tatigian,     Senior Vice President, for more than five         1993            1999
Jr., 59               years, Peter Paul/Hershey (confection
                      company); Director, 1987 to February 1994,
                      Bancorp; Director, 1965 to March 1993,
                      American; Director, 1985 to 1988, American
                      Bancorp.



                            TABLE II--DIRECTORS WHOSE TERMS CONTINUE
                                    BEYOND THIS ANNUAL MEETING
NAME, AGE &
POSITION WITH         PRINCIPAL OCCUPATION                            DIRECTOR          TERM
LAFAYETTE             DURING PAST FIVE YEARS                           SINCE          EXPIRING
- ---------------       ----------------------                           -----          --------

Steven Bangert, 39    Chairman and Chief Executive Officer of           1993            1998
                      Colorado Business Bankshares, Inc. (a bank
                      holding company) (formerly known as
                      Equitable Bankshares of Colorado, Inc.),
                      September 1994 to present; Chairman and
                      Director of River Valley Bank, FSB of
                      Weslaco, Texas (a federal savings bank),
                      January 1994 to present; and Vice Chairman
                      and Director, 1991 to January 1994;
                      Director of River Valley Holdings, Inc. (a
                      thrift holding company), 1991 to January
                      1995; President of Western Capital
                      Holdings, Inc. (a bank holding company),
                      August 1993 to present and Director 1991 to
                      present; President of Hawthorne Financial
                      Group, Inc. (an investment company), 1993
                      to present; Vice Chairman of River Valley
                      Savings Bank, FSB of Peoria, Illinois (a
                      federal savings bank)., 1987 to January
                      1995.

Donald P.             Chairman of the Board of Directors of             1993            1997
Calcagnini, 60,       Lafayette since March 1993; Chief Executive
Chairman of the       Officer of Lafayette from March 1993 to
Board                 April 1994; Chairman of the Board of
                      Directors, March 1992 to February 1994,
                      President, 1986 to 1992, and Chief
                      Executive Officer, 1986 to February 1994,
                      Bancorp; Chairman of the Board of Directors
                      and President, 1965 to March 1993,
                      American; Chairman of the Board of
                      Directors and President, 1985 to 1988,
                      American Bancorp.

Bertram               Director, for more than five years,               1993            1997
Frankenberger, Jr.,   Sheffield Management Company and Sheffield
63                    Investments, Inc. (advisor to Blanchard
                      Group of Funds from July 1986-July 1995);
                      consultant and private investor; Director,
                      1987 to February 1994, Bancorp; Director,
                      1985 to March 1993, American; Director,
                      1985 to 1988, American Bancorp.

Gary R. Ginsberg, 62  Attorney, Ginsberg & Palumbo, P.C. (senior        1993            1997
                      attorney in law firm); Attorney, for more
                      than five years, Gary R. Ginsberg, P.C.;
                      Co-Chairman of the Board of Directors, 1986
                      to March 1992, Vice Chairman of the Board
                      of Directors, 1992 to December 1993, and
                      Director, December 1993 to February 1994,
                      Bancorp; Director, 1985 to March 1993,
                      American; Director, 1985 to 1988, American
                      Bancorp.

Robert B.             President since December 1993, Chief              1993            1998
Goldstein, 55,        Executive Officer since April, 1994, Chief
President & CEO       Operating Officer, December 1993 to April,
                      1994, Lafayette; Vice Chairman, National
                      Community Banks, Inc. (a bank holding
                      company), West Paterson, N.J., January 1992
                      to November 1993 (bank holding company);
                      President and Chief Operating Officer of
                      Crossland Savings Bank, Brooklyn, N.Y.,
                      1991 to January 1992; Executive Officer of
                      First Interstate Bank of Texas N.A., 1985
                      to 1991.

Donald W. Harrison,   Consultant, for more than five years,             1993            1998
70                    Connecticut Distributors, Inc. (wholesale
                      liquor distributor); Director, 1990 to
                      February 1994, Bancorp; Director, 1965 to
                      March 1993, Lafayette Bank; Director, 1984
                      to 1988, Lafayette Bancorp.

Leonard R. Meyers,    President, for more than five years,              1993            1998
61                    Connecticut Jai Alai, Inc. (jai alai
                      fronton); Director, 1987 to February 1994,
                      Bancorp; Director, 1965 to March 1993,
                      Lafayette Bank; Director, 1988 to 1991,
                      Lafayette Bank Corp. Investment; Director,
                      1984 to 1988, Lafayette Bancorp.

Leif H. Olsen, 70     President for more than five years, Leif H.       1995            1997
                      Olsen Investments, Inc. (an economic
                      consulting and investment management firm);
                      Director of Interpublic Group of Companies,
                      Inc., 1972 to present; Director of Atlantic
                      Mutual Insurance Company, 1973 to present;
                      Director of Bank of New York Hamilton
                      Funds, 1992 to present; Director of Capital
                      Markets Assurance Corporation, 1994 to
                      present; Director of the DeKalb Fund
                      sponsored by Dime Savings Bank, 1992 to
                      December 1995; Director of Mechanics and
                      Farmers Savings Bank, FSB of Bridgeport,
                      Connecticut, 1989 to 1991.

John W. Rose, 46      President of McAllen Capital Partners, Inc.       1993            1998
                      (an investment adviser), 1992 to present;
                      Executive Vice President of FNB Corporation
                      of Hermitage, Pennsylvania (bank holding
                      company), April, 1995 to present; Director
                      of Bucktail Bank & Trust, January 1996 to
                      present; Director of Monarch Bancorp,
                      August 1995 to present; Director of First
                      County Bank, December 1995 to present;
                      Director of River Valley Bank, FSB of
                      Weslaco, Texas, 1992 to present; Director
                      of Life Line Shelters, Inc., June 1991 to
                      present; Senior Vice President of River
                      Valley Savings Bank, FSB of Peoria,
                      Illinois, 1992 to January 1994; President
                      of Livingston & Company, Southwest,
                      L.P.(venture capital firm), 1988 to 1992;
                      Senior Vice President of ABN Lasalle North
                      America (bank holding Company), 1984 to
                      1988.

         Except for the following, no director of Lafayette is also a director of any other company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Mr. Olsen is also a director of Capital Markets Assurance Corporation and Interpublic Group of Companies, Inc.; Ms. Bynoe is a director of Walden Residential Properties, Inc.; and Mr. Rose is a director of Monarch Bancorp and FNB Corporation.


BOARD OF DIRECTORS' MEETINGS; COMMITTEES OF THE BOARD

         The Board of Directors of Lafayette held 12 meetings during 1995. The Board of Directors generally holds regularly-scheduled meetings each month and special meetings as circumstances require.

         Lafayette has a standing Audit Committee of the Board of Directors. The Audit Committee monitors the internal controls of Lafayette and the objectivity of its financial reporting. It meets with appropriate bank financial personnel, its internal auditor and independent public accountants in connection with these reviews. It also evaluates the performance of external firms engaged to perform the internal audit function for Lafayette (currently Arthur Andersen LLP). The Audit Committee recommends to the Board of Directors the appointment of independent public accountants to serve as auditors for the following year in examining Lafayette's accounts. Both the internal auditor and the independent public accountants meet alone with the Audit Committee and have free access to the Audit Committee at any time. The Audit Committee met 4 times during 1995. During 1995, John W. Rose served as Chairperson of the Audit Committee. The other members of the Audit Committee are Ms. Bynoe and Messrs. Meyers and Tagliatela.


         Lafayette currently does not have a nominating committee. The various elements of compensation for the executive officers of Lafayette are set by the Personnel Committee, which consists of John H. Tatigan, Jr. (Chairman), Donald
W. Harrison and Louis F. Tagliatela. The Personnel Committee establishes personnel policies and reviews the performance of all officers of Lafayette. The Personnel Committee recommends to the Board of Directors the levels of compensation and other benefits paid or to be paid to Lafayette's officers. During 1995, the Personnel Committee met four times.


         During 1995, no director of Lafayette attended fewer than 75% of the total meetings of the Board of Directors of Lafayette and meetings of committees of Lafayette's Board on which such director served.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of Lafayette Common Stock as of February 29, 1996, by each executive officer of Lafayette for whom individual information is required to be set forth in this Proxy Statement (the "LAFAYETTE NAMED OFFICERS"), by each director and by all directors and executive officers as a group.

                                         NO. OF COMMON SHARES       PERCENT
 NAME OF DIRECTOR OR EXECUTIVE OFFICER   BENEFICIALLY OWNED(1)      OF CLASS
 -------------------------------------   ---------------------      --------

   Steven Bangert                           100,000                   1.0%
   Linda Walker Bynoe                        10,800                    *
   Donald P. Calcagnini                     186,559(2)                1.9
   Bertram Frankenberger, Jr.                65,937(3)                 *
   Gary R. Ginsberg                         108,603(4)                1.1
   Robert B. Goldstein                      234,769(5)                2.3
   Donald W. Harrison                        63,420(6)                 *
   Roderick C. McNeil III                   109,223(7)                1.1
   Leonard R. Meyers                         26,751(8)                 *
   Enzo R. Montesi                          109,896(9)                1.1
   Phillip J. Mucha                          12,661(10)                *
   Leif H. Olsen                                  -                    -
   Raymond J. Peach                          30,731(11)                *
   Amanda V. Perkins                          8,333                    *
   John W. Rose                              55,000                    *
   Louis F. Tagliatela                      179,990(12)               1.8
   John H. Tatigian, Jr.                     54,477(13)                *

       All directors and executive
       officers as a group (18 persons)       1,371,414              13.4


- -------------------

* Indicates ownership of less than 1% of the class.
- -----------
NOTES:

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons or not yet issued if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned directly of record and beneficially by the named person, with sole voting and investment power. Included in the number of shares listed as "beneficially" owned are the following shares of Lafayette Common Stock that the specified persons had the right to acquire on or before April 29, 1996 through the exercise of stock options: Mr. Calcagnini (32,500), Mr. Goldstein (166,666), Mr. Mucha (8,375), Mr. Peach (6,500), Ms. Perkins (8,333) and the Directors and executive officers as a group (228,874). None of the Bank's non-employee Directors owns any stock options.

(2)      Includes 125,546 shares held jointly with Mrs. Calcagnini.

(3) Includes (i) 4,541 shares held in trust by Mrs. Frankenberger for the couple's grandchildren as to which beneficial ownership is disclaimed by Mr. Frankenberger and (ii) 41,834 shares held in an Individual Retirement Account.

(4)      Includes  (i)  1,030  shares  held  in  the  name  of  Mr.   Ginsberg's
         granddaughter's trust and (ii) 56,057 shares owned by Mrs. Ginsberg, as to which beneficial ownership is disclaimed by Mr. Ginsberg.

(5) Includes (i) 65,000 shares held jointly with Mrs. Goldstein and (ii) 2,106 shares owned by Mrs. Goldstein.

(6) Includes 31,164 shares owned by Mrs. Harrison, as to which beneficial ownership is disclaimed by Mr. Harrison.

(7) Includes (i) 22,019 shares held by the Roderick C. McNeil II Marital Trust, (ii) 25,887 shares held by McNeil Brothers, Inc., (iii) 211 shares owned by Mrs. McNeil, as to which beneficial ownership is disclaimed by Mr. McNeil, (iv) 10,210 shares held in the name of Mr. McNeil's children, (v) 3,886 shares held in Mr. McNeil's Individual Retirement Account, and (vi) 10,050 shares held in the name of Mr. McNeil's mother.

(8) Includes (i) 542 shares held by Mr. and Mrs. Meyers as Trustees, (ii) 109 shares owned by Mrs. Meyers, as to which beneficial ownership is disclaimed by Mr. Meyers, (iii) 531 shares held in Mr. Meyers' Individual Retirement Account, and (iv) 433 shares held in Mrs. Meyers' Individual Retirement Account, as to which beneficial ownership is disclaimed by Mr. Meyers.

(9) Includes (i) 3,482 shares owned by Mrs. Montesi, (ii) 63,777 shares held jointly with Mrs. Montesi, (iii) 2,423 shares held in trust for Mr. Montesi's children, (iv) 11,230 shares held in the Montesi Motors Inc. Pension and Profit Sharing Plan, and (v) 25,568 shares held in the name of En-Lou Realty Company, a partnership for which Mr. Montesi is agent and which is comprised of various trusts for the respective benefit of Mr.
         Montesi's children and wife.

(10)     Includes 4,000 shares held jointly with Mrs. Mucha.

(11) Includes (i) 6,063 shares held jointly with Mrs. Peach and (ii) 515 shares owned individually by Mrs. Peach.

(12) Includes (i) 13,898 shares held jointly with Mrs. Tagliatela, (ii) 8,658 shares held by Mr. Tagliatela's children, (iii) 5,770 shares held in the name of a company controlled by Mr. Tagliatela, (iv) 142,527 shares held in the name of LPS Investment Partnership, a partnership including Mr. Tagliatela's children as partners, and (v) 8,522 shares held in the name of The Mary A. Tagliatela Spray Trust.

(13)     Includes 34,090 shares held in an Individual Retirement Account.


The following table furnishes information known by Lafayette as to the beneficial owners of more than five percent of Lafayette Common Stock as of December 31, 1995.

                                                                     Percent
     Name and Address of Beneficial Owner    Number of Shares        of Class
     ------------------------------------    ----------------        --------

       Keefe Managers, Inc.                  809,500                   8.1%
       375 Park Avenue
       New York, New York 10152

       Heine Securities Corporation          573,513                   5.7%
       51 JFK Parkway
       Short Hills, New Jersey 07078

                             EXECUTIVE COMPENSATION

GENERAL

         Executive compensation is described below in the tabular format mandated by the Commission. The letters in parentheses above each column heading are the letters designated by the Commission for such columns, and are provided to make inter-company comparisons easier.


SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation earned in the past three years for services performed in all capacities for Lafayette with respect to the Lafayette Named Officers.


                                             SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                                                -------------------

         (a)                 (b)               (c)               (d)                (g)                 (i)
        NAME                                                                     SECURITIES          ALL OTHER
    AND PRINCIPAL                                                                UNDERLYING         COMPENSATION
       POSITION              YEAR          SALARY ($)         BONUS ($)        OPTIONS/SARS #          ($)(E)(F)
       --------              ----        ------------     -------------        ---------------      --------------

Donald P.                    1995        182,013                               -                    27,787
Calcagnini, Chairman         1994        180,211                               37,500               52,944
                             1993        168,643                               -                    42,034

Robert B. Goldstein,         1995        233,320          132,500(A)           -                    6,536
President and CEO            1994        202,885          150,000(B)           250,000              5,683
                             1993        20,000(D)                             -                    -

Raymond J. Peach             1995        121,652          15,000(A)            7,500                20,395
Executive Vice               1994        112,882                               12,000               15,179
President/Director           1993        106,212                               -                    20,160
of Business Banking

Phillip J. Mucha             1995        115,031          20,000(A)            7,500                2,955
Executive Vice               1994        114,808          16,600(C)            12,000               2,192
President and Chief          1993        113,402          -                    -                    -
Financial Officer

Amanda V. Perkins            1995        107,216          15,000(A)            -                    692
Executive Vice               1994        104,053          35,000(B)            25,000               949
President/Chief              1993        18,962(D)                             -                    -
Credit Policy Officer

- ------------
NOTES:

(A)      Bonus paid in 1996 for services rendered during 1995.

(B)      Bonus paid in 1995 for services rendered during 1994.

(C)      Includes $12,000 bonus paid in 1995 for services rendered during 1994.

(D) Amount shown for 1993 reflects less than a full year of compensation for Mr. Goldstein and Ms. Perkins, whose employment by Lafayette commenced on November 11, 1993 and December 13, 1993, respectively, at annual salaries of $200,000 and $103,000, respectively. Ms. Perkins' amount includes a hiring bonus of $15,000.

(E) While each officer's annual compensation includes the incremental cost to Lafayette for certain executive perquisite programs, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus and, accordingly, are not reflected in the table presented above.

(F) Amounts reported in this column for 1995 are comprised of the following items:


                                                  ACCRUAL FOR         ACCRUAL FOR           LONG-TERM             VALUE OF
                            MATCH-SAVINGS            DEFERRED     POST-RETIREMENT          DISABILITY         SPLIT-DOLLAR
                                 PLAN            COMPENSATION    MEDICAL BENEFITS      POLICY PREMIUM       LIFE INSURANCE
                                 ----            ------------    ----------------      --------------       ---------------

Donald P. Calcagnini               $3,080              $8,739             $10,020              $4,513               $1,435

Robert B. Goldstein                 3,106                ----                ----               3,430                 ----

Raymond J. Peach                    1,384              17,860                ----               3,726                 ----

Phillip J. Mucha                    1,858                ----                ----               1,097                 ----

Amanda V. Perkins                    ----                ----                ----                 692                 ----


         The amounts set forth in the column "Match-Savings Plan" represent Lafayette's matching contributions under the Lafayette American Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust. The amounts set forth in the column "Accrued for Deferred Compensation" represent Lafayette's expense under the Management Plan. The amounts set forth in the column "Accrual for Post-Retirement Medical Benefits" represent Lafayette's expense under the agreement with Mr. Calcagnini for post-termination health care coverage.

STOCK OPTIONS

         In addition to 250,000 stock options granted to Mr. Goldstein, Lafayette currently has options outstanding under two stock option plans. These plans and certain option activity are described below.

         1984 INCENTIVE STOCK OPTION PLAN. Under the 1984 Incentive Stock Option Plan (the "1984 PLAN"), options were granted at exercise prices which were not less than the fair market value of the shares on the date that the options were granted. No option granted under the 1984 Plan could be exercised more than five years after the grant and no option could be granted more than ten years after the April 1984 adoption of the 1984 Plan by the shareholders. Thus, options may no longer be granted under the 1984 Plan.

         1994 STOCK OPTION PLAN. The 1994 Stock Option Plan (the "1994 Plan") was adopted by Lafayette's shareholders in May 1994, and provides for the grant of non-statutory stock options and "incentive stock options" within the meaning of Section 422 of the Code. The determination of whether a particular option granted under the 1994 Plan is an incentive option or a non-statutory option is made by the Personnel Committee at the time of grant. All options granted in 1995 were non-statutory options. No option may be granted pursuant to the 1994 Plan after April 18, 2004, ten years after the date on which the 1994 Plan was initially adopted by the Board of Directors. No incentive options may be exercised more than ten years after the date of grant. Incentive options granted to 10% shareholders may only be exercised for a period of five years after the grant date. Although the 1994 Plan does not limit the term of non-statutory options, all options reflected in the table below (all of which are non-statutory) have a term that expires 10 years after their respective grant dates. All options granted in 1995 were granted at an exercise price of $5.00 per share, a price below the then current market price. In contrast, the exercise price of an incentive option cannot be less than the "fair market value" of a share of Common Stock on the date of grant. The 1994 Plan provides that each option shall become exercisable at such time or times and in such amount or amounts during its term as the Personnel Committee may determine at the time of grant. Certain options granted pursuant to the 1994 Plan were subject to provisions that result in full vesting upon a change in control (such as the Merger).

STOCK GRANT TABLE

         The following table provides certain information about options awarded to Lafayette Named Officers in the last fiscal year. Lafayette does not use SARs in its compensation package.


                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                         INDIVIDUAL GRANTS
                                                         -----------------

                                         NUMBER OF         % OF TOTAL
                                        SECURITIES        OPTIONS/SARS
               NAME                     UNDERLYING         GRANTED TO          EXERCISE                         GRANT DATE
               ----                    OPTIONS/SARS       EMPLOYEES IN         OR BASE         EXPIRATION        PRESENT
                                        GRANTED (#)        FISCAL YEAR       PRICE ($/SH)          DATE        VALUE($)(1)
                                        -----------        -----------       ------------      ----------      ------------

                (a)                         (b)                (c)               (d)               (e)             (f)

Phillip J. Mucha                         7,500(2)            13.39%             $5.00            7/26/05          54,278

Raymond J. Peach                         7,500(2)             13.39              5.00            7/26/05          54,278


- ------------------
NOTES:

(1) In accordance with FDIC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. Lafayette's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an option term of 10 years, volatility at 24.30%, no dividend yield, and an interest rate at 6.63%. In addition, the present value calculated pursuant to the Black-Scholes model was discounted at 5% per vesting year under risk of forfeiture. The real value of the options in this table depends upon the actual performance of the Common Stock during the applicable period.

(2) These options vest over 32 months and become exercisable at the rate of 2,500 options on each of April 1, 1996, 1997 and 1998.

                              STOCK EXERCISE TABLE

         The following table is intended to show options exercised during the last fiscal year and the value of unexercised options held at year-end 1995 by the Lafayette Named Officers.



                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL AND FY-END OPTION/SAR VALUES

                                                                       Number of
                                                                       Securities                   Value of
                                                                       Underlying                 Unexercised
                                                                       Unexercised                In-The-Money
                                                                     Options/SAR at             Options/SARs at
                                                                         FY-End(#)               FY-End ($)(2)
                                                                         ---------               -------------
                              Shares
                            Acquired on           Value               Exercisable/                Exercisable/
Name                       Exercise (#)        Realized ($)           Unexercisable              Unexercisable
- ----                       ------------        ------------           -------------              -------------

Robert B. Goldstein(1)           -                  -                166,666/83,334             708,331/354,169

Donald P. Calcagnini             -                  -                 20,000/25,000              53,125/106,250

Phillip J. Mucha                 -                  -                 1,875/21,375                6,094/88,969

Raymond J. Peach                 -                  -                  -0-/19,500                  -0-/82,875

Amanda V. Perkins              8,333              32,808               8,333/8,334               35,415/35,420

- ----------------
NOTES:

(1)      Does  not  include  10,000  unexercisable  options  in the name of Mrs.
         Goldstein.

(2) Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year end. The value is based upon the closing price of Lafayette Common Stock at December 31, 1995 of $9.25.


       EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                 CHANGE-IN-CONTROL ARRANGEMENTS

         Lafayette has from time to time entered into or assumed existing employment agreements with executive officers. Presently, Lafayette is party to employment agreements with Donald P. Calcagnini, Robert B. Goldstein, Phillip J. Mucha and Amanda V. Perkins. Each such agreement has certain unique terms and conditions, which are described below. However, Lafayette's agreement with Messrs. Calcagnini, Goldstein and Mucha and Ms. Perkins all have the following features in common. Each such executive officer is entitled (i) to the use of an automobile at Lafayette's expense, (ii) to all rights, benefits and privileges of all employees of Lafayette under any retirement, pension, profit sharing, insurance, major medical, hospital, group life insurance or other plans in existence or adopted at any time during the term of such officer's employment agreement, and (iii) to a severance payment equal to 2.99 times the respective executive officer's annual salary and any bonus awarded during the prior year, plus reimbursement for any excise taxes payable as a result of such severance payment in the event that the respective executive officer is terminated or terminates his or her employment within a specified period before or after an actual or proposed Change-in-Control Event (as defined in each agreement). In addition, Lafayette's agreements with Messrs. Calcagnini, Goldstein and Ms. Perkins also entitle each such person to reimbursement for membership fees and annual dues with respect to certain clubs.

         The following are brief summaries of the more specific terms of Lafayette's employment agreements with Messrs. Calcagnini and Goldstein and Ms. Perkins, as well as the terms of Lafayette's employment agreement with Mr. Mucha.

         Donald  P.  Calcagnini  entered  into  an  employment   agreement  with
Lafayette, dated as of April 25, 1994 (the "CALCAGNINI AGREEMENT"), which superseded all prior employment agreements between Mr. Calcagnini and Lafayette or any of its predecessors. Pursuant to the terms of the Calcagnini Agreement, Mr. Calcagnini will be employed for an initial term which expires on April 24, 1997. Unless the Calcagnini Agreement is terminated, the term will automatically extend for successive one year periods. The Calcagnini Agreement provides that Mr. Calcagnini will serve as Chairman of the Board of Directors at a base salary of $182,000 per annum. Commencing with the year ended April 24, 1995, the Executive Committee of the Board of Directors will determine whether Mr. Calcagnini is entitled to a bonus. Pursuant to the Calcagnini Agreement, Mr. Calcagnini received an option to purchase a total of 37,500 shares of the Lafayette Common Stock at an exercise price of $5.00 per share. A total of 12,500 shares vest on each of April 24, 1995, April 24, 1996 and April 24, 1997. All of the options will become fully vested in the event of a Change-in-Control Event (as defined), a termination by Lafayette without cause or a termination by Mr. Calcagnini for "Good Reason" (which includes failure by Lafayette to make any required payment under the Calcagnini Agreement, relocation of Lafayette's principal offices and the occurrence of a Change-in-Control Event). The options expire 10 years after the date of grant. During the term of the Calcagnini Agreement, Lafayette also will, at its expense, name Mr. Calcagnini's estate as a beneficiary for one half of the proceeds on a split dollar life insurance policy currently maintained by Lafayette in the face amount of $1 million. In addition, pursuant to letter agreement dated June 15, 1994 between Lafayette and Mr. Calcagnini, Lafayette will provide, at its own expense, subject to certain cost limitations, additional hospitalization, health and medical reimbursement coverage to Mr. Calcagnini and his wife, both during and after termination of his employment with Lafayette.

         As of December 1993, Robert B. Goldstein began to serve as President and Chief Operating Officer and a director of Lafayette. On February 24, 1994, Lafayette entered into an employment agreement with Mr. Goldstein, which was amended on October 28, 1994 (the "GOLDSTEIN AGREEMENT"). The Goldstein Agreement provides for an initial term ending on December 31, 1996 at an annual base salary of $200,000 through November 18, 1994, $230,000 from November 19, 1994 to November 18, 1995, and thereafter an amount (presently $264,500) equal to the previous year's salary as adjusted on a yearly basis by a cost of living factor. Unless the Goldstein Agreement is terminated, the term will automatically extend for successive one year periods. The Goldstein Agreement also provides for a bonus of between $50,000 and $150,000 in the first year, which bonus equaled $150,000. For each subsequent period, Mr. Goldstein's bonus will equal up to 50% of the base salary for such period. Mr. Goldstein received an option to purchase 250,000 shares of Lafayette Common Stock, vesting in three equal annual installments commencing in December 1994, and exercisable through February 24, 2004, at $5.00 per share. All such options will vest immediately upon a Change-in-Control Event (as defined), a termination by Lafayette without cause or a termination by Mr. Goldstein for Good Reason (as defined). The Goldstein Agreement provided that Mr. Goldstein was entitled to reimbursement for certain expenses attendant to moving to Connecticut.

         Amanda V. Perkins and Lafayette entered into an employment agreement dated as of December 20, 1994 (the "PERKINS AGREEMENT"), which provides that Ms. Perkins will serve as Senior Vice President and Chief Credit Policy Officer of Lafayette. The Perkins Agreement provides for an initial term ending on December 31, 1996 at an annual base salary of $103,000 through December 31, 1994 and thereafter at an annual salary (presently $114,500) equal to the previous year's salary as adjusted on a yearly basis by a cost of living factor. Unless the Perkins Agreement is terminated, the term will automatically extend for successive one year periods. The Perkins Agreement provides that the Executive Committee will conduct an annual incentive bonus review, and the amount of any bonus will be set at the discretion of the Executive Committee. Ms. Perkins also received an option to purchase 25,000 shares of Lafayette Common Stock, vesting in three equal annual installments commencing in December 1994, and exercisable through May 24, 2004, at $5.00 per share. All such options will vest immediately upon a Change-in-Control Event (as defined).

         Phillip J. Mucha entered into an employment agreement with Lafayette, dated as of March 23, 1995 (the "MUCHA AGREEMENT"), which supersedes all prior employment agreements between Mr. Mucha and Lafayette or any of its predecessors, except with respect to stock options granted to Mr. Mucha as described below. The Mucha Agreement provides that Mr. Mucha will serve as Senior Vice President and Chief Financial Officer of Lafayette for an initial term ending on December 31, 1996 at an annual base salary of $115,000. Unless the Mucha Agreement is terminated, the term will automatically extend for successive one year periods. The Mucha Agreement provides that the Executive Committee will conduct an annual incentive bonus review, and the amount of any bonus will be set at the discretion of the Executive Committee. Mr. Mucha previously was granted options to purchase 3,750 shares of Lafayette Common Stock, vesting in six equal annual installments commencing in September 1993 and exercisable through August 31, 1999, at $6.00 per share.

         Lafayette has also entered into an employee severance pay agreement with Kenneth M. Klieback, Executive Vice President-Support Services Division, which provides for a lump sum severance payment to be made to Mr. Klieback in the event that his employment is terminated by the Company or him under certain circumstances within 12 months after a merger, business combination or divestiture involving Lafayette. The lump sum payment, which is due on the date of cessation of Mr. Klieback's employment, would be equal to three times his regular annual compensation, not including bonuses or extraordinary items, but subject to reduction in certain circumstances so as to avoid excise tax obligations. If Mr. Klieback is employed by Lafayette for more than 12 months following such an event, the severance pay obligation will cease entirely.

EMPLOYEE BENEFIT PLANS

         Employee benefit plans that were in place for the benefit of the employees of Lafayette, its predecessors and Lafayette's former parent, Bancorp, at the time of the reorganization and merger of Bancorp with and into Lafayette in February 1994 have been continued and assumed by Lafayette. Lafayette's employee benefit programs currently are as follows:

         CASH BALANCE PLAN AND TRUST. Lafayette maintains a non-contributory defined benefit plan (the "BENEFIT PLAN") that is intended to qualify under
Section 401(a) of the Code. Upon effectiveness of the merger of Bancorp with and into Lafayette, Lafayette became the Benefit Plan sponsor and the Benefit Plan was renamed the "Lafayette American Bank and Trust Company Cash Balance Plan and Trust." Employees (subject to certain limitations) may participate after they have completed one year of service (generally, any 12 month period beginning on their date of employment or anniversary thereof during which they have completed 1,000 hours of service) and have attained age 21. Past service credited under the prior version of the Benefit Plan is counted for eligibility, vesting and benefit accrual purposes. A participant is fully vested in his or her benefits after five years of service (for this purpose, a year of service is generally any calendar year during which a participant has completed 1,000 hours of service) or, if earlier, retirement at age 65 or termination of employment because of death or total and permanent disability.

         A participant's benefit is his or her actuarially calculated accrued lump sum benefit as of December 31, 1989 (using a prior benefit formula), plus a benefit calculated pursuant to the current Benefit Plan formula, which provides the benefit for all service on or after January 1, 1990. The current benefit formula provides a benefit that is the actuarial equivalent of the amount credited to a bookkeeping account maintained under the Benefit Plan for each participant. For each Plan Year (calendar year) in which a participant has completed at least 1,000 hours of service, the participant's account is credited with a percentage of the participant's annual compensation (up to $150,000 of compensation, for Plan Years beginning on or after January 1, 1994), determined as follows:

         Years of Service
         (as of first day of Plan year)                       Percentage
         ------------------------------                       ----------

         Less than 5                                          4
         5 or more, but less than 10                          5
         10 or more, but less than 15                         6
         15 or more                                           7

         Each participant's account is also increased monthly, until benefits begin, by an amount equal to one twelfth of a percentage of the participant's account balance as of the beginning of the Plan Year. That percentage is equal to the greater of (i) 4% or (ii) the average of the rates for five-year U.S. Treasury notes for each week ending in December of the preceding year. Benefits at retirement can be paid either as a monthly annuity, with a variety of optional payment forms, or as a lump sum. Benefits are payable in the event of death, total and permanent disability, retirement, or termination of employment for other reasons after vesting. The form and commencement date of benefit payments depend upon the event giving rise to the payments, the amount of benefit, and any allowable election by the participant. If a participant becomes disabled, dies or retires, he or she (or his or her beneficiary) will begin receiving benefits as soon as practicable. No participant's accrued benefit is less than his or her accrued benefit as of December 31, 1990.

         The following table sets forth the annual benefit based on a payment option of a level single life annuity that the Lafayette Named Officers might expect to be paid if they remain employed until age 65. As of December 31, 1995, such persons had the following credited years of service: Mr. Calcagnini, 6 years; Mr. Goldstein, 2 years; Mr. Mucha, 3 years; Mr. Peach, 6 years; Ms. Perkins, 2 years. Annual contributions for Messrs. Calcagnini and Peach began in 1990 and do not reflect their respective employment with Bancorp, however, determination of annual contribution percentages for such individuals do reflect prior years of service with Bancorp in accordance with the Benefit Plan.

                                    Projected Annual
                                    Benefit Payable
         Officer                        At Age 65
         -------                    ----------------

         Donald P. Calcagnini           $17,139
         Robert B. Goldstein              9,075
         Phillip J. Mucha                21,794
         Raymond J. Peach                13,978
         Amanda V. Perkins               33,502

         The pension contribution is determined on an annual basis by Lafayette's pension actuary. Lafayette's funding policy is to contribute annually amounts at least equal to the minimum contributions required under the Employee Retirement Income Security Act of 1974, as amended. Pension expense amounted to $181,512 for the year ended December 31, 1995.

         SAVINGS AND PROFIT SHARING PLAN AND TRUST. Lafayette sponsors a savings and profit sharing plan (the "SAVINGS PLAN"), which is intended to qualify under Sections 401(a) and 401(k) of the Code, covering all employees who have worked at least 1,000 hours of service during a 12 month period beginning on their date of hire or any anniversary thereof, and who have attained age 21. Upon the effectiveness of the merger of Bancorp with and into Lafayette, Lafayette became the Savings Plan sponsor, and the Savings Plan was renamed the "Lafayette American Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust".

         The purpose of the Savings Plan is to provide additional retirement benefits to employees. The Savings Plan has a discretionary profit sharing feature pursuant to which Lafayette may make contributions out of its net profits. No profit sharing contributions were made for 1995. The Savings Plan also allows participants, in effect, to make pre-tax contributions pursuant to salary reduction agreements. Participants may contribute up to 10% of their pre-tax earnings, up to a maximum dollar limit determined annually by the IRS. For 1995, this limit was $9,240.

         Lafayette matches as an employer contribution a percentage of participants' contributions to the Savings Plan. Lafayette's matching contribution formula is determined annually by Lafayette's Board of Directors. Lafayette currently matches employee salary reduction contributions at the rate of 50 cents per dollar on contributions up to the first 2% of the employee's compensation (before reduction) and 25 cents per dollar on contributions up to the next 4% of the employee's compensation. Employee contributions in excess of 6% of the employee's compensation are not matched by Lafayette.

         Employee contributions vest immediately, while Lafayette's matching contributions vest only after 5 years of service (for this purpose, a year of service is any calendar year) with at least 1,000 hours worked each year. All matching contributions are made by Lafayette in the form of shares of Lafayette Common Stock purchased in the open market. Payment of a participant's vested account balance is made in a lump sum following death, total and permanent disability, retirement after age 65, or termination of employment for other reasons. The date of benefit payment depends upon the event giving rise to the payment, the amount of payment, and any allowable election by the participant.

         Participants have a choice of six investment options in which they can invest their contributions. Changes to investment elections may be made quarterly, and increases to deferral percentages may be made once per calendar year.

         Shares of Lafayette Common Stock purchased in the open market are held in trust for the benefit of participants. Total contributions made to the Savings Plan by participants were approximately $348,000, and total contributions made to the Savings Plan by Lafayette were approximately $87,000 (with stock purchases of approximately 41,221 shares), for the year ended December 31, 1995.

         Savings Plan loans secured by a participant's account balance are available to any Savings Plan participant on a non-discriminatory basis. The minimum amount for which a loan can be requested is $500; the maximum amount available is generally the lesser of 50% of a participant's vested account balance or $50,000 (reduced by the highest outstanding loan balance during the one-year period before the loan).

         SENIOR MANAGEMENT DEFERRED COMPENSATION PLAN. In 1987, American established a deferred compensation plan for senior management which has been assumed by Lafayette (the "Management Plan"). Five of the officers initially covered under the Management Plan are currently employed by Lafayette, including Messrs. Calcagnini and Peach. The Management Plan consists of individual agreements, as amended, for each of the officers. Four of the five agreements provide for a benefit amount which is payable upon retirement at or after age 65, upon attaining the age of 65 following termination of employment for any reason other than retirement or death, or upon death before retirement or total disability. Retirement, disability and severance benefits are payable over a period of 15 years from commencement of payment, and death benefits are payable over a period of 10 years from commencement of payment. Benefits are payable at a reduced rate if a participant elects to commence receiving benefits between the ages of 60 and 64. The fifth agreement, as amended, provides that the employee is fully vested in his benefit upon termination of employment for any reason. Such benefit is payable in one lump sum, unless he elects to receive it instead in the form of an insured annuity. The annual retirement benefit for Mr. Calcagnini pursuant to the Management Plan is $85,000 less an amount equal to the annual benefit provided by converting the balance vested in Mr. Calcagnini's account in the Benefit Plan upon his retirement into an annuity paying fixed monthly benefits for life, 100% of which monthly benefits would be payable to Mr. Calcagnini's surviving spouse for life. The annual retirement benefit for Mr. Peach pursuant to the Management Plan is $52,000, less an amount equal to annual benefits provided by converting the balance vested in Mr. Peach's account in the Benefit Plan upon his retirement into a fifteen year certain annuity with full survivor rights. Lafayette is the beneficiary and sole owner of life insurance policies on the lives of the eight original participating bank officers. The Management Plan is structured with the objective that insurance proceeds to be received by Lafayette, together with earnings thereon, will ultimately repay Lafayette in full for any payments to be made under this plan. Net expenses under the Management Plan for the year ended December 31, 1995 was $1,493.

         HEALTH CARE COVERAGE. In 1994, Lafayette entered into an agreement with Mr. Calcagnini which provides medical and health insurance and medical reimbursement coverage to Mr. Calcagnini and his wife from the date of Mr. Calcagnini's termination until the date of his death, subject to certain cost limitations. From the date of Mr. Calcagnini's termination until the date of his 65th birthday, the maximum aggregate expense to Lafayette under this agreement is $42,789. From the date of Mr. Calcagnini's 65th birthday until the date of his death, the maximum aggregate expense to Lafayette is $184,799.

         PERFORMANCE PLUS INCENTIVE PLAN. In 1995, Lafayette established the Performance Plus Incentive Plan (the "Performance Plan"). Under the terms of the Performance Plan, employees designated by the Personnel Committee are eligible to receive awards if goals established for both Lafayette and the individuals are achieved. Awards (if any) may be in the form of merit raises, cash bonuses, stock options (which would be granted under Lafayette's 1994 Stock Option Plan) and/or a combination of the foregoing. There were no awards payable under the Performance Plan for 1995.

DIRECTORS' COMPENSATION

         During 1995, each director of Lafayette (except Messrs. Calcagnini and Goldstein) received fees, in addition to an annual retainer of $7,500, for services as a director. Such fees are $450 per Board of Directors meeting attended. In addition, all directors, except Messrs. Calcagnini and Goldstein, are paid for attending meetings of committees of the Board of Directors. With the exception of the Executive Committee, the fees paid for attending committee meetings are $200 per meeting plus $100 per month for the committee chairman. Executive Committee members receive a fee of $2,000 per month. Additionally, out-of-state directors are entitled to reimbursement for reasonable travel and lodging expenses related to their meeting attendance.

         Directors' Deferred Compensation Plan. Lafayette established a deferred compensation plan for its directors, consisting of individual agreements with each director. Under the plan, in prior years, a portion of the annual directors' fees payable to them by Lafayette was deferred. The amount of the deferrals under such agreements ranged from $5,000 to $37,500 for each director per year. The directors are not currently taxed on the amount of the deferred compensation. Commencing on each director's normal retirement date (age 65 for contract purposes) or death, the director or his or her estate or named beneficiaries will be paid annual compensation for a period of ten years. The amount of payment will vary, depending on the age of the director at the time the plan commenced and the amount of the annual deferral. Lafayette has purchased life insurance policies on the lives of its directors, the aggregate annual premiums for which are paid out of Lafayette's general assets. Lafayette is the beneficiary and sole owner of the life insurance policies on the lives of the directors. The plan is structured with the objective that insurance proceeds, together with earnings thereon, will ultimately repay Lafayette in full for any payments to be made to the directors under the plan. Lafayette also established non-contributory defined benefit retirement income plans covering certain directors, with related individual supplemental compensation agreements which reduced the amount of deferred compensation benefits otherwise payable under the plans. The aggregate retirement plan expense was $169,853 and the aggregate net deferred compensation plan expense was $103,446 for the year ended December 31, 1995.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation payable to Lafayette's executive officers is determined by the Personnel Committee. The Personnel Committee establishes personnel policies and reviews the performance of all officers of Lafayette. The Personnel Committee reviews and recommends to the Lafayette Board the levels of compensation and other benefits paid or to be paid to Lafayette's officers.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that Lafayette specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION POLICY

         The Personnel Committee (the "COMMITTEE") recommends to the full Board of Directors the salaries of Lafayette's executive officers and other key management employees and administers Lafayette's Incentive Stock Option Plan.

         The Committee's executive compensation program is designed to meet the following objectives:

         * To connect the interests of the executives' compensation program with overall corporate performance and increases in shareholder value by tying a portion of their total compensation to meeting specific short-term and long-term performance goals of Lafayette.

         *        To  provide  a  balanced  total   compensation   package  that
                  recognizes the individual contributions of the executives and the overall results of Lafayette.

         Periodically, the Committee conducts a full review of Lafayette's executive compensation program. This review includes analyzing market survey data prepared by an independent consulting firm comparing Lafayette's salary ranges with a peer group composed of banks ranging in size from $500 million to $2 billion in assets.

         The Committee's policies with respect to each of the elements of the executive compensation program are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee considers the total compensation package afforded by Lafayette to each executive, including perquisites, insurance and other benefits.

BASE SALARY

         Base salaries for executive officers are determined by evaluating the responsibilities of the position, qualifications, and experience of the individual, and by reference to the competitive marketplace for comparable positions at other similar sized banks. This is necessary to attract and retain quality talent which is critical to both the short term and long range success of Lafayette.

         Salary reviews are conducted every 12 months and salary adjustments are made based upon the performance of the company and of each executive officer. Base salaries for executive officers and all other salaried employees are set within salary ranges established for the position as determined through periodic competitive salary surveys.

ANNUAL DISCRETIONARY BONUS

         Lafayette's executive officers, as well as other key managerial employees, are eligible for an annual discretionary bonus award under a plan administered by the Committee. Individual short-term (annual) performance objectives are established at the beginning of each year. For the senior executive officers, the corporate performance measures for award payments are based on financial measures including income, return on assets, return on equity and management of certain administrative costs. For executive officers other than the Chief Executive Officer, a balance is struck between overall corporate performance and the performance of the specific areas under each executive officer's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by each executive officer.

STOCK OPTIONS

         The Committee is responsible for recommending awards of stock options to the full Board.

         These awards are intended to maintain a sharp focus on the achievements of long term results, and also to more closely align the interests of the executive to the interests of the shareholders.

         Stock options can also be used as a retention device for key individuals due to the vesting restrictions imposed.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1995


         Robert B. Goldstein, the President and CEO, received an increase in base pay for 1995 of $34,500. He also received a bonus of $132,500 in 1996 for services rendered during 1995, which was based on Lafayette's improved performance, including improved operating ratios, loan growth, increased income and the expansion of Lafayette through new branch openings in strategic markets.

         THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS OF LAFAYETTE

                         John H. Tatigian, Jr., Chairman
                               Donald W. Harrison
                               Louis F. Tagliatela



                                PERFORMANCE GRAPH

         The following chart compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1990 in: (a) Lafayette's Common Stock; (b) CRSP (Center for Research in Securities Prices at the University of Chicago) Total Return Index for the Nasdaq Stock Market (U.S. Companies); and (c) CRSP Total Return Index for Nasdaq Bank Stocks. The information in the chart is calculated assuming that all dividends are reinvested during the relevant periods. The chart shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

[The graph which will appear in the printed version of this document will have the plot points indicated below.]

                              1990    1991    1992     1993     1994     1995
                              ----    ----    ----     ----     ----     ----

Nasdaq Stock Market (U.S.)    100     161      187      215      210     296
Nasdaq Bank Stocks            100     164      239      272      271     404
Lafayette                     100      93      100      100       80     133

            PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The members of the Personnel Committee are John H. Tatigian, Jr., Chairman, Donald W. Harrison and Louis F. Tagliatela. No member of the Personnel Committee is, or has been, an officer of Lafayette. The only members of the Board who are officers of Lafayette are Messrs. Calcagnini and Goldstein.


CERTAIN TRANSACTIONS WITH MANAGEMENT

         Director Louis F.Tagliatela owns a 66% interest in a partnership that entered into a lease on October 1, 1992 with Lafayette at a fair market rental for its operations center premises in Hamden, Connecticut (approximately 26,400 square feet). The remaining 34% partnership interest is owned by members of Mr. Tagliatela's immediate family. This lease was a two year net lease at an annual rental of $218,962 ($8.30 per square foot), with options to renew. At the expiration of the lease term, Lafayette entered into a net lease extension commencing October 1, 1994 covering 28,825 square feet at a fair market rental. The term of the lease is for five years at an annual rental of $172,950 ($6.00 per square foot) for the first two years and $249,336 ($8.65 per square foot) for the last three years, with no renewal options.

         Director Bertram Frankenberger, Jr. owns a 3.33% interest in a partnership that entered into a sale and leaseback transaction in 1972 (before he became a director) with respect to Lafayette's 2992 Dixwell Avenue branch office in Hamden, Connecticut (approximately 11,500 square feet). In 1972, in order to enhance its liquidity, Lafayette sold to the partnership the real estate used for this branch office and leased the property back under a 25-year net lease of $62,500 per year ($5.43 per square foot). The rental was established by an independent real estate expert at that time. Lafayette has the option to renew the lease for three additional 10-year terms at a fair market rental, and has an option to purchase the property at fair market value at the end of the initial lease term or any renewal term.


         Neither of the directors involved in the above-described leases participated in the vote by Lafayette's Board of Directors to approve any such leases. Management believes that these leases are on similar terms and conditions than that which would have been available at the time from unrelated parties. Lafayette and its predecessors have followed a policy of primarily leasing their banking premises in order to conserve liquidity and to keep their assets free to support banking growth.


         During 1995, the law firm of Ginsberg and Palumbo, P.C., of which Director Gary R. Ginsberg is the senior attorney, received fee compensation for legal services performed on behalf of Lafayette, paid at the law firm's usual and customary billing rates, which were understood by Lafayette to be comparable to the rates charged by other law firms in Lafayette's business area for similar services. For 1995, the law firm of Ginsberg and Palumbo, P.C. was paid $112,118 for these services. Some such fees were paid in connection with foreclosures, loan workouts and loan collection efforts, and are partially recoverable from debtors as their debts are repaid or judgments against them are satisfied.

INDEBTEDNESS OF MANAGEMENT


         Lafayette's directors and principal officers as a group (who, together with their associates, during the period from January 1, 1995 to January 31, 1996, borrowed from Lafayette an aggregate amount in excess of 20% of Lafayette's equity capital) had, in the aggregate, $8,544,760 of credit extensions from Lafayette as of January 1, 1995 (which amount represents the highest amount of credit outstanding, as a percentage of equity capital, to such group during the period from January 1, 1995 to January 31, 1996).


         Lafayette has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and shareholders holding more than 5% of the outstanding Common Stock, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other, unrelated parties. The banking transactions with such directors, officers and principal shareholders did not, at the time they were entered into, involve more than the usual risk of collectability or present other unfavorable features. If and when loans to directors, officers or principal shareholders develop collectability or other problems, Lafayette deals with such borrowers in the same manner as it does with its other borrowers on loans presenting similar problems.

         On November 25, 1988, Lafayette approved a $1,000,000 unsecured credit line to Director Gary R. Ginsberg. The line of credit carried an interest rate of Lafayette's prime. The interest rate was subsequently increased on April 17, 1990 to Lafayette's prime plus 1/2%. Mr. Ginsberg secured the note on August 23, 1990 with the assignment of his partnership interest in a real estate venture. During 1994, the note was further secured by a third mortgage on a commercial building, a pledge of Lafayette Common Stock and the assignment of a term life insurance policy. The outstanding balance on the loan was classified as a substandard asset by Lafayette as of June 30, 1993. As of January 31, 1996, the outstanding balance of the Note of $842,494 was classified by Lafayette as substandard. All payments have been and continue to be made in accordance with the loan's terms.


                           TERMINATED REGULATORY ORDER

         During the second quarter of 1995, the Connecticut Department of Banking (the "CT DOB") and the FDIC concluded concurrent examinations of Lafayette after which Lafayette was notified by the FDIC that the FDIC and CT DOB were in agreement that the June 25, 1992 Stipulation and Consent to a Cease and Desist Order (the "FDIC Order") under which Lafayette had been operating, should be terminated upon their receipt of an acceptable Board of Directors' resolution. In compliance with their request, on July 26, 1995, the Lafayette Board of Directors adopted a resolution which included, among other matters, a commitment that Lafayette maintain a Tier 1 leverage capital ratio at a minimum of 6%. On July 31, 1995, the FDIC terminated the FDIC Order.

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires Lafayette's directors, principal officers, and persons who own more than 10% of Lafayette's equity securities to file with the FDIC initial reports of ownership and reports of changes in ownership of such securities. Directors, principal officers and greater-than-ten-percent shareholders are required by FDIC regulations to furnish Lafayette with copies of all Section 16(a) reports filed by them.

         To Lafayette's knowledge, based solely on a review of the copies of such reports furnished to it, during the fiscal year ended December 31, 1995,
Section 16(a) filing requirements applicable to its directors, principal officers and greater-than-ten-percent shareholders with respect to Lafayette's equity securities were complied with, except as follows: (i) Mr. Bangert failed to report on a timely basis the sale of 10,000 shares of Lafayette Common Stock;
(ii) Mr. Harrison failed to report on a timely basis the sales of 10,000 and 5,000 shares of Lafayette Common Stock, respectively; (iii) Mr. Rose failed to report on a timely basis the sale of 60,000 shares of Lafayette Common Stock; and (iv) Mr. Olsen failed to file on a timely basis his initial statement of beneficial ownership of Lafayette Common Stock upon becoming a director of Lafayette. Each of the foregoing filings were made with the FDIC as soon as the respective failures to file were discovered.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 4

         Lafayette directors will be elected by a majority of the votes cast at the Annual Meeting, whether in person or by proxy. THE LAFAYETTE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 4.

                              SHAREHOLDER PROPOSALS

         Any proposal which a HUBCO shareholder wishes to have included in the proxy solicitation materials of HUBCO to be used in connection with the 1997 Annual Meeting must be presented to HUBCO no later than November 30, 1996.

         Any proposal which a Lafayette shareholder wishes to have included in the proxy materials of Lafayette if Lafayette has a 1997 Annual Meeting must be presented to Lafayette no later than November 30, 1996.

                                  LEGAL OPINION

         Certain legal matters relating to the issuance of the shares of HUBCO Common Stock offered hereby will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to HUBCO. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch, beneficially owned 1,992 shares of HUBCO Common Stock as of April 26, 1996.

                                     EXPERTS

         The consolidated financial statements of Lafayette as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of HUBCO as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         Arthur Andersen LLP will have a representative at both the Lafayette Meeting and the HUBCO Meeting who will have an opportunity to make a statement if such representative desires, and who will be available to respond to appropriate questions.


         The consolidated financial statements of Hometown, as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, incorporated by reference herein, have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.


                  SUBSEQUENT FILINGS INCORPORATED BY REFERENCE

         All documents filed by HUBCO or Lafayette pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the earlier of (i) the date of the last to be held of the Meetings or (ii) the termination of the Merger Agreement, are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents.

                                                                    APPENDIX A

                  AGREEMENT AND PLAN OF MERGER
                  BETWEEN HUBCO AND LAFAYETTE
                     DATED FEBRUARY 5, 1996

          THIS AGREEMENT AND PLAN OF MERGER, dated as of February 5, 1996 ("Agreement"), between HUBCO, INC. ("HUBCO"), a New Jersey corporation and registered bank holding company, and LAFAYETTE AMERICAN BANK AND TRUST COMPANY, a commercial bank organized under the laws of Connecticut ("Lafayette").

          WHEREAS, the respective Boards of Directors of HUBCO and Lafayette, by the requisite vote required under applicable law, have each determined that it is in the best interests of HUBCO and Lafayette and their respective stockholders for HUBCO to acquire Lafayette (i) by HUBCO organizing an interim commercial bank under the laws of Connecticut ("Merger Sub") and
(ii) merging Merger Sub with and into Lafayette upon the terms and subject to the conditions set forth herein;

          WHEREAS, the respective Boards of Directors of HUBCO and Lafayette, by the requisite vote required under applicable law, have each approved this Agreement upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Boards of Directors of Lafayette and HUBCO have directed that this Agreement be submitted to HUBCO's and Lafayette's shareholders for approval;

          WHEREAS, upon the demand of and as an inducement for HUBCO to enter into this transaction, Lafayette has entered into a Stock Option Agreement, dated as of the date hereof (the "HUBCO
Stock Option");

          NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I - THE MERGER

          1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Lafayette (the "Merger") in accordance with Section 36a-125 of the Banking Law of Connecticut (the "Connecticut Banking Act") and Lafayette shall be the surviving bank (the "Surviving Corporation"), the name of which shall continue to be Lafayette American Bank and Trust Company. Exhibit 1 to this Agreement lists (i) the locations of the main office of and branch offices of Lafayette which shall be the main office and branch offices of the Surviving Corporation; and (ii) the amount of the capital stock, the number of shares, the par value and the amount of surplus of the Surviving Corporation which shall be the same amounts as Lafayette.

          1.2. EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merger Sub and Lafayette and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of the Merger Sub and Lafayette shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merger Sub and Lafayette and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merger Sub or Lafayette in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merger Sub or Lafayette is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made, or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merger Sub or Lafayette as if the Merger had not occurred.

          1.3. CERTIFICATE OF INCORPORATION. As of the Effective Time, the certificate of incorporation of Lafayette as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not be amended by this Agreement or the Merger but may be amended as provided by law thereafter.

          1.4. BY-LAWS. As of the Effective Time, the By-laws of Lafayette shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

          1.5. DIRECTORS AND OFFICERS. There shall be not more than fifteen or less than twelve directors of the Surviving Corporation as of the Effective Time. As of the Effective Time, the directors of the Surviving Corporation shall consist of three officers of HUBCO selected by HUBCO and not fewer than nine directors of Lafayette nominated by Lafayette and acceptable to HUBCO. As of the Effective Time, the officers of Lafayette shall become the officers of the Surviving Corporation, subject to any changes which HUBCO shall specify on or before the Closing.

          1.6. EFFECTIVE TIME AND CLOSING. The Merger shall become effective (and be consummated) upon the date specified in a certificate executed by HUBCO and Lafayette filed with the Connecticut Secretary of State after the approval of the Connecticut Commissioner of Banking (the "Commissioner"). Lafayette shall not unreasonably withhold its approval of the Effective Time, which shall be consistent with this section. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as HUBCO and Lafayette may mutually agree upon. The certificate filed with the Secretary of State shall specify as the Effective Time of the Merger a date, immediately following the Closing, agreed to by HUBCO and Lafayette. Following the execution of this Agreement, HUBCO and Lafayette shall, if required or advised to do so by applicable regulatory authorities, execute and deliver a simplified or supplemental merger agreement, both in form and substance reasonably satisfactory to the parties hereto and consistent with the terms hereof, for delivery to the Secretary of State and the Commissioner in connection with the approval of the Merger by the regulatory authorities.

          1.7.  ASSURANCE BY HUBCO.  HUBCO shall provide the
Commissioner with such assurances as the Commissioner reasonably shall require that after the Effective Time, Lafayette will comply with applicable minimum capital requirements.

ARTICLE II - CONVERSION OF LAFAYETTE SHARES AND OPTIONS

          2.1. CONVERSION OF LAFAYETTE COMMON STOCK. Each share of common stock, no par value, of Lafayette ("Lafayette Common
Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in
Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

          (a)  EXCHANGE RATIO.  Subject to the provisions of this
Section 2.1, each share of Lafayette Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by HUBCO and Dissenting Shares) shall be converted at the Effective Time into the right to receive 0.5880 of a share (the "Exchange Ratio") of common stock, no par value, of HUBCO ("HUBCO Common Stock").

          (b) CANCELLATION OF LAFAYETTE CERTIFICATES. After the Effective Time, all such shares of Lafayette Common Stock (other than those cancelled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of Lafayette Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Lafayette Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of Lafayette Common Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock issued pursuant to this
Article II, upon the surrender of such certificates in accordance with this Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

          (c) CAPITAL CHANGES. If between the date hereof and the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Closing Price (as set forth in Section 2.2(e)) shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

          (d) TREASURY SHARES. All shares of Lafayette Common Stock held by Lafayette in its treasury or owned by HUBCO or Hudson United Bank (the "Bank") (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

          2.2.  EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. As of the Effective Time, HUBCO shall deposit, or shall cause to be deposited, with a bank or trust company designated by HUBCO (the "Exchange Agent"), which may be Hudson United Bank, Trust Department, for the benefit of the holders of shares of Lafayette Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by
Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable either before or after the Effective Time, Earth will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Lafayette Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and Lafayette prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of Lafayette Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (B) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e) (the shares of HUBCO Common Stock and cash described in clauses (A) and (B) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Lafayette Common Stock which is not registered in the transfer records of Lafayette, a certificate evidencing the proper number of shares of HUBCO Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Lafayette Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. HUBCO shall establish appropriate procedures that will enable holders of unexchanged stock certificates of Lafayette's predecessors (which certificates represent shares of, or the right to receive shares of, Lafayette Common Stock) to directly exchange such certificates for the Merger Consideration.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF HUBCO COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of HUBCO Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Common Stock.

          (d) NO FURTHER RIGHTS IN LAFAYETTE COMMON STOCK. All shares of HUBCO Common Stock issued and cash paid upon conversion of the shares of Lafayette Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Lafayette Common Stock.

          (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price (as hereinafter defined) of HUBCO Common Stock.

          The "Median Pre-Closing Price" of HUBCO Common Stock shall mean the Median Price (as hereinafter defined) calculated based upon the Closing Price (as hereinafter defined) of HUBCO Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and published in THE WALL STREET JOURNAL during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Median Price shall be determined by taking the price half-way between the Closing Prices left after discarding the 9 lowest and 9 highest Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Lafayette Common Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of Lafayette Common Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

          (g) NO LIABILITY. Neither HUBCO nor the Bank shall be liable to any holder of shares of Lafayette Common Stock for any such shares of HUBCO Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) WITHHOLDING RIGHTS. HUBCO shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Lafayette Stock Options (as defined in Section 3.2), the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Lafayette Stock Options in respect of which such deduction and withholding was made by HUBCO.

          2.3. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Lafayette shall be closed and there shall be no further registration of transfers of shares of Lafayette Common Stock thereafter on the records of Lafayette. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

          2.4. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any holder of Lafayette Common Stock shall have the right to dissent in the manner provided in the Connecticut Banking Act, and if all necessary requirements of the Connecticut Banking Act are met, such shares shall be entitled to payment in cash from Lafayette of the fair value of such shares as determined in accordance with the Connecticut Banking Act. All shares of Lafayette Common Stock as to which the holder thereof properly exercises dissenters' rights in accordance with the Connecticut Banking Act shall constitute "Dissenting Shares" unless and until such rights are waived by the party initially seeking to exercise such rights.

          2.5. MERGER SUB COMMON STOCK. The shares of common stock of the Merger Sub outstanding immediately prior to the Effective Time shall be converted by the Merger into the number of shares of the Surviving Corporation which shall equal the number of shares of Lafayette Common Stock outstanding at the Effective Time.

          2.6  LAFAYETTE STOCK OPTIONS.

          (a) VESTED OPTIONS. To the extent permitted under the Lafayette Stock Option Plans (as defined in Section 3.2), Lafayette shall cause all Stock Options (as defined in Section 3.2), which, as of the Effective Time, would be vested (a "Vested Stock Option"), to be terminated at the Effective Time unless the holder consents to the provisions hereof. At the Effective Time, each outstanding Vested Stock Option shall be converted into HUBCO Common Stock in accordance with the following formula:

                 (i) Each outstanding Vested Stock Option shall be valued on the basis of the Median Pre-Closing Price of HUBCO Common Stock (as defined in Section 2.2(e)) multiplied by the Exchange Ratio and subtracting the stated exercise price for each Vested Stock Option from the product therefrom (the "Option Value"), and

                (ii) Each holder of Vested Stock Options shall receive at the Effective Time, a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Vested Stock Options, divided by the Median Pre-Closing Price of HUBCO Common Stock.

               (iii) Cash shall be paid in lieu of fractional shares, based upon the Median Pre-Closing Price of HUBCO
     Common Stock.

          (b) UNVESTED OPTIONS. Each Stock Option not fully vested at the Effective Time (an "Unvested Stock Option") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of Lafayette Common Stock pursuant to the Unvested Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the Lafayette Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Unvested Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended) and for all Unvested Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code (as defined in Section 3.2). Shares of HUBCO Common Stock issuable upon exercise of Unvested Stock Options shall be covered by an effective registration statement on Form S-8.

          2.7. LAFAYETTE WARRANTS. Each Lafayette Warrant (as defined in Section 3.2) which evidences the right to purchase a number of shares of Lafayette Common Stock and which is outstanding at the Effective Time automatically shall be converted, without further action on the part of the holder, into a like warrant to purchase for the same aggregate purchase price that number of shares of HUBCO Common Stock which equals the number of shares of Lafayette Common Stock which may be purchased under the Lafayette Warrant multiplied by the Exchange Ratio (each an "HUBCO Warrant") and such HUBCO Warrant shall, in conformity with Section 3 of the Lafayette Warrant, thereafter be subject to the same terms and conditions as specified in the Lafayette Warrant, except that such HUBCO Warrant shall be immediately exercisable. Prior to the Closing, HUBCO shall comply with the provisions of Section 3.2 of the Lafayette Warrant and Lafayette shall comply with the provisions of Section 1.5(b) of the Lafayette Warrant. Following the Effective Time, any transferee of the Warrant Certificate shall receive in exchange for any old Warrant Certificate a new HUBCO Warrant Certificate evidencing the right to purchase HUBCO Common Stock. Unless requested by a holder of an outstanding Lafayette Warrant, HUBCO shall not be required to issue new Certificates evidencing the Warrant to purchase HUBCO Common Stock but the old Lafayette Warrant certificates shall continue to evidence such rights until exchanged, transferred or exercised.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LAFAYETTE

          References herein to the "Lafayette Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Lafayette to HUBCO. Lafayette hereby represents and warrants to HUBCO as follows:

          3.1.  CORPORATE ORGANIZATION.

          (a) Lafayette is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Lafayette has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Lafayette. Lafayette is a state-chartered commercial bank whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. The Lafayette Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of Lafayette, as in effect on the date hereof.

          (b) Except as set forth in Lafayette Disclosure Schedule, Lafayette has no Subsidiaries. When used with reference to Lafayette, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which Lafayette, directly or indirectly, owns at least a 50 percent stock or other equity interest or for which Lafayette, directly or indirectly, acts as a general partner. Each Subsidiary is a corporation incorporated under the laws of the State of Connecticut. Each subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Lafayette and its Subsidiaries, taken as a whole. The Lafayette Disclosure Schedule sets forth true and complete copies of the certificate of incorporation and by-laws of each Subsidiary as in effect on the date hereof.

          3.2. CAPITALIZATION. The authorized capital stock of Lafayette consists of 15,000,000 shares of Lafayette Common Stock, no par value, and 275,000 shares of Preferred Stock, par value $1.00 per share. As of the date hereof, there are 10,006,529 shares of Lafayette Common Stock issued and outstanding (excluding 7,000 shares held in treasury). All issued and outstanding shares of Lafayette Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights. No shares of Lafayette Preferred Stock have been issued. Except for 11,250 shares issuable upon exercise of outstanding stock options granted under the 1984 Incentive Stock Option Plan, 209,167 shares issuable upon exercise of outstanding options granted under the 1994 Incentive Stock Option Plan and 250,000 shares issuable upon exercise of stock options granted to Robert Goldstein pursuant to his employment agreement with Lafayette (collectively all of such options are referred to herein as "Stock Options" and the plans or terms under which they are granted are referred to herein as the "Lafayette Stock Option Plans") and except for 122,980 shares issuable upon exercise of the Common Stock Purchase Warrants (the "Lafayette Warrants") issued February 24, 1994 pursuant to a Standby Purchase Agreement, dated as of November 15, 1993, and evidenced by Warrant Certificates (the "Warrant Certificates"), as of the date hereof there are no shares of Lafayette Common Stock issuable upon the exercise of outstanding stock options or otherwise, and except for the Stock Options, the Lafayette Warrants and the HUBCO Stock Option, Lafayette has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Lafayette or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares. All outstanding shares of capital stock of Lafayette's Subsidiaries, have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights, and are owned by Lafayette free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. True and correct copies of each Stock Option grant, each Stock Option Plan and each Lafayette Warrant are set forth in the Lafayette Disclosure Schedule.

          3.3.  AUTHORITY; NO VIOLATION.

          (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Lafayette, the receipt of all necessary governmental approvals, and the consent of any Vested Stock Option holder necessary to exchange their option as provided in Section 2.6(a), Lafayette has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Lafayette in accordance with the Certificate of Incorporation of Lafayette and applicable laws and regulations. Except for such approval, no other corporate proceedings on the part of Lafayette are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Lafayette and constitutes the valid and binding obligation of Lafayette, enforceable against Lafayette in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Lafayette, nor the consummation by Lafayette of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Lafayette with any of the terms or provisions hereof, will (i) violate any provision of Lafayette's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Lafayette or any of its properties or assets or those of any Subsidiary, or (iii) except as set forth in the Lafayette Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Lafayette or its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Lafayette is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Lafayette and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to or required by the FDIC, the Commissioner, the Connecticut Department of Banking (the "Department"), the Connecticut Department of Environmental Protection ("DEP"), state blue sky authorities or other applicable governmental authorities, the stockholders of Lafayette, the holders of Lafayette Warrants and the holders of Stock Options, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Lafayette or its Subsidiaries in connection with (x) the execution and delivery by Lafayette of this Agreement and (y) the consummation by Lafayette of the Merger and the other transactions contemplated hereby, except (i) such as are listed in the Lafayette Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of Lafayette and its Subsidiaries taken as a whole or prevent or delay the consummation of the transactions contemplated hereby. To the best of Lafayette's knowledge, no fact or condition exists which Lafayette has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

          3.4.  FINANCIAL STATEMENTS.

          (a) The Lafayette Disclosure Schedule sets forth copies of the consolidated statements of condition of Lafayette as of December 31, 1994 and 1993, the related statements of operations, changes in shareholders' equity and cash flows for the periods ended December 31, in each of the three fiscal years 1992 through 1994, accompanied by the audit report (which report includes explanatory paragraphs relating to certain regulatory matters) of Arthur Andersen LLP, independent public accountants with respect to Lafayette, and the unaudited consolidated statement of condition of Lafayette as of September 30, 1995 and the related unaudited statements of income and cash flows for the nine months then ended as reported in Lafayette's Quarterly Report on Form F-4, filed with the FDIC (collectively, the "Lafayette Financial Statements"). The Lafayette Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and except for the omission of notes from interim financial statements), and fairly present the financial position of Lafayette as of the respective dates set forth therein, and the related statements of operations, changes in shareholders' equity and cash flows fairly present the results of operations, changes in stockholders' equity and cash flows of Lafayette for the respective fiscal periods set forth therein.

          (b) The books and records of Lafayette and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in Lafayette Financial Statements (including the notes thereto) or as specified in any of the Lafayette Disclosure Schedules, as of September 30, 1995, neither Lafayette nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Lafayette and its Subsidiaries taken as a whole which were required by GAAP (consistently applied) to be disclosed in Lafayette's consolidated statement of condition or the notes thereto as of September 30, 1995. Since September 30, 1995, Lafayette has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement or as set forth in the Lafayette Disclosure Schedule.

          3.5. BROKER'S AND OTHER FEES. Except for Belle Plaine Partners, LLC ("Belle Plaine") or as set forth in the Lafayette Disclosure Schedule, neither Lafayette (or its Subsidiaries) nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreements with Belle Plaine are set forth in the Lafayette Disclosure Schedule. Except as set forth in the Lafayette Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Lafayette.

          3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as set forth in the Lafayette Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of Lafayette or its Subsidiaries since September 30, 1995 and to the best of Lafayette's knowledge, no facts or condition exists which Lafayette believes will cause such a material adverse change in the future.

          (b) Except as set forth in the Lafayette Disclosure Schedule, (i) each of Lafayette and its Subsidiaries has not taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 1995 and the date hereof, and (ii) except for execution of this Agreement, the HUBCO Stock Option, and the agreements described in Section 3.5, each of Lafayette and its Subsidiaries has conducted its business only in the ordinary course, consistent with past practice since September 30, 1995.

          3.7. LEGAL PROCEEDINGS. Except as disclosed in the Lafayette Disclosure Schedule, and except for ordinary routine litigation incidental to the business of Lafayette, each of Lafayette and its Subsidiaries is not a party to any, and there are no pending or, to the best of Lafayette's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Lafayette or its Subsidiaries which, if decided adversely to Lafayette or its Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of Lafayette and its Subsidiaries taken as a whole. Except as disclosed in the Lafayette Disclosure Schedule, neither Lafayette or its Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding.

          3.8.  TAXES AND TAX RETURNS.

          (a) Each of Lafayette and its Subsidiaries has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. Lafayette has established (and until the Effective Time will establish) on its consolidated books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Lafayette and its Subsidiaries through such date. The Lafayette Disclosure Schedule identifies the federal income tax returns of Lafayette which have been examined by the Internal Revenue Service (the "IRS") within the past six years. Except as set forth in the Lafayette Disclosure Schedule, no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The Lafayette Disclosure Schedule identifies the applicable state income tax returns of Lafayette which have been examined by the applicable authorities within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Lafayette, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Lafayette or its Subsidiaries, nor, except as set forth in the Lafayette Disclosure Schedule, has Lafayette or its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

          (b) Neither Lafayette nor its Subsidiaries (i) except as set forth in the Lafayette Disclosure Schedule, has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Lafayette (nor does Lafayette have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (c) From January 1, 1992 until the date hereof, to the best of Lafayette's knowledge, there has been no "ownership change" of Lafayette as defined in Section 382(g) of the Code.

          3.9.  DIRECTOR, OFFICER AND EMPLOYEE BENEFIT PLANS.

          (a) Except for plans disclosed in any of the Lafayette Disclosure Schedules and Stock Option Plans referenced elsewhere herein, neither Lafayette or its Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Lafayette Pension Plans"), within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (the "Lafayette Welfare Plans"), stock option plan, stock purchase plan (other than the Dividend Reinvestment and Stock Purchase Plan referenced in the Lafayette Disclosure Schedule for Section 3.6 hereof), deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Lafayette has not, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

          (b) Except as disclosed in the Lafayette Disclosure Schedule, Lafayette has delivered to HUBCO in Lafayette's Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Lafayette Pension Plans and Lafayette Welfare Plans, if any: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

          (c) The present value of all accrued benefits, both vested and non-vested, under each of the Lafayette Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such Lafayette Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. The actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

          (d)  During the last six years, the Pension Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against Lafayette or any of its Subsidiaries which has not been paid in full.

          (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Lafayette Pension Plan have been paid. All contributions required to be made to each Lafayette Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Lafayette which have not been paid have been properly recorded on the books of Lafayette.

          (f) Except as disclosed in the Lafayette Disclosure Schedule, each of the Lafayette Pension Plans, Lafayette Welfare Plans and each other employee benefit plan and arrangement identified on the Lafayette Disclosure Schedule has, since January 1, 1990, been operated in compliance in all material respects with any applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if Lafayette maintains any Lafayette Pension Plan, Lafayette has received a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and, except as set forth in the Lafayette Disclosure Schedule, subsequent legislation and, except as disclosed in the Lafayette Disclosure Schedule, Lafayette is not aware of any fact or circumstance which would disqualify any plan.

          (g) To the best knowledge of Lafayette, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of Lafayette Welfare Plans or Lafayette Pension Plans.

          (h) No Lafayette Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any of the Lafayette Pension Plans.

          (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Lafayette Pension Plans.

          (j) There are no material pending or, to the best knowledge of Lafayette, material threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Lafayette Pension Plans or Lafayette Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the Lafayette Disclosure Schedule.

          (k) Except as disclosed in the Lafayette Disclosure Schedule and in the employment agreement with Donald Calcagnini, no Lafayette Pension Plan or Lafayette Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than
(i) coverage mandated by law, or (ii) death benefits under any Lafayette Pension Plan.

          (l) Except with respect to customary health, life and disability benefits or as disclosed in the Lafayette Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the Lafayette Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

          (m) With respect to each Lafayette Pension Plan and Lafayette Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Lafayette or its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

          (n) Except for benefits due pursuant to the employment agreements included within the Lafayette Disclosure Schedule and as set forth in the Lafayette Disclosure Schedule or as agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Lafayette or its Subsidiaries to severance pay, unemployment compensation or any similar payment or (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Lafayette Pension Plan or Lafayette Welfare Plan.

          (o) Except for the Lafayette Pension Plans and Lafayette Welfare Plans, and except as set forth on the Lafayette Disclosure Schedule, Lafayette has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of Lafayette or any Subsidiary or any predecessor. The Lafayette Disclosure Schedule sets forth (i) true and complete copies of the agreements, understandings or obligations listed with respect to each such current or former director, officer or employee, and
(ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

          (p) Except as set forth on the Lafayette Disclosure Schedule, Lafayette maintains or otherwise pays for no life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee.
The Lafayette Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. Except as set forth in the Lafayette Disclosure Schedule, to the best of Lafayette's knowledge, neither Lafayette nor any Lafayette Pension Plan or Lafayette Welfare Plan own any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

          3.10.  REPORTS.

          (a) The Lafayette Disclosure Schedule lists, and Lafayette has previously delivered to HUBCO a complete copy of, each communication (other than general advertising materials and press releases) mailed by Lafayette to its stockholders as a class since November 1, 1993, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

          (b) Lafayette has, since November 1, 1993, duly filed with the FDIC in form which was correct in all material respects the monthly, quarterly and annual financial reports required to be filed under applicable laws and regulations (provided that information as of a later date shall be deemed to modify information as of an earlier date), and, subject to permission from such regulatory authorities, Lafayette promptly will deliver or make available to HUBCO accurate and complete copies of such reports. The Lafayette Disclosure Schedule lists all examinations of Lafayette conducted by either the Department or the FDIC since January 1, 1993 and the dates of any responses thereto submitted by Lafayette.

          3.11. LAFAYETTE INFORMATION. The information relating to Lafayette or its Subsidiaries to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Lafayette in connection with the solicitation of their approval of the Merger and to be delivered to the stockholders of HUBCO in connection with their approval of the issuance of HUBCO Common Stock in connection with the Merger, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Lafayette and HUBCO, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.12.  COMPLIANCE WITH APPLICABLE LAW.

          (a) Since February 28, 1994, Lafayette has filed all reports that it was required to file with the FDIC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by Lafayette with the FDIC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since February 28, 1994, Lafayette and its Subsidiaries have duly filed all material forms, reports and documents which they were required to file with each other agency charged with regulating any aspect of their business.

          (b) Except as set forth in Lafayette Disclosure Schedule for Section 3.7 hereof, each of Lafayette and its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their business and since January 1, 1993 has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Lafayette (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of Lafayette) and Lafayette has not received notice of violation of, and does not know of any violations of, any of the above.

          3.13.  CERTAIN CONTRACTS.

          (a)  Except under plans referenced in Section 3.2 or
3.9 hereof, contracts described in Section 3.5 hereof, arrangements described in Section 5.12 hereof and plans referenced in the Lafayette Disclosure Schedule, (i) Lafayette and its Subsidiaries is not a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Lafayette and its Subsidiaries to any officer, employee, director or consultant thereof. The Lafayette Disclosure Schedule (either in reference to this Section 3.13 or in reference to Sections 3.2 or 3.9 hereof) sets forth true and correct copies of any severance or employment agreements with officers, directors, employees, agents or consultants to which Lafayette and its Subsidiaries is a party.

          (b) Except as disclosed in the Lafayette Disclosure Schedule and except for loan agreements made and loan commitments issued in the ordinary course of business, (i) as of the date of this Agreement, Lafayette and its Subsidiaries is not a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of Lafayette and its Subsidiaries as a whole (but in no event shall a contract for less than $100,000 a year be deemed material under this paragraph), (ii) no commitment, agreement or other instrument to which Lafayette and its Subsidiaries is a party or by which it is bound limits the freedom of Lafayette or its Subsidiaries to compete in any line of business or with any person, and (iii) Lafayette is not a party to any collective bargaining agreement.

          (c) Neither Lafayette (including its Subsidiaries) nor, to the best knowledge of Lafayette, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Lafayette is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Lafayette.

          3.14.  PROPERTIES AND INSURANCE.

          (a) Lafayette and its Subsidiaries has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Lafayette's statement of condition as of September 30, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30,
1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said statement of condition or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such statement of condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Lafayette and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO promptly after the date hereof. Except as affected by the transactions contemplated hereby, Lafayette and its Subsidiaries as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Lafayette in all material respects as presently occupied, used, possessed and controlled by Lafayette and its Subsidiaries.

          (b) The business operations and all insurable properties and assets of Lafayette and its Subsidiaries are insured for its benefit against all risks which, in the reasonable judgment of the management of Lafayette, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Lafayette adequate for the business engaged in by Lafayette. As of the date hereof, Lafayette has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and, to the best of its knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The Lafayette Disclosure Schedule sets forth in summary form a list of all insurance policies of Lafayette and its Subsidiaries.

          3.15. MINUTE BOOKS. The minute books of Lafayette and its Subsidiaries contain accurate records of all meetings and other corporate action held of the stockholders and Board of Directors (including committees of the Board of Directors) held since January 1, 1990, except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of Lafayette and its Subsidiaries taken as a whole.

          3.16.  ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in the Lafayette Disclosure Schedule, Lafayette and its Subsidiaries have not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Lafayette or its Subsidiaries (either directly or, as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of Lafayette. Except as disclosed in the Lafayette Disclosure Schedule, Lafayette has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any Properties (as hereinafter defined) in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to any toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, or assets or financial condition of Lafayette.

          (b) Lafayette has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Lafayette and its Subsidiaries taken as a whole.

          (c) Except as set forth on the Lafayette Disclosure Schedule, (i) Lafayette has no knowledge that any of the real property owned or leased by Lafayette or its Subsidiaries, as OREO or otherwise, or owned or controlled by Lafayette or its Subsidiaries as a trustee or fiduciary (the "Properties"), meets the statutory criteria of an "Establishment" as that term is defined pursuant to the Connecticut Transfer of Establishments Act, P.A. 95-183 (the "Connecticut Transfer Act"), and (ii) to the best of Lafayette's knowledge, Lafayette, its Subsidiaries and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations requiring the permit or registration.

          (d)  Except as set forth in the Lafayette Disclosure
Schedule, to the knowledge of Lafayette, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by Lafayette or its Subsidiaries.

          3.17. RESERVES. As of September 30, 1995, the allowance for possible loan losses in the Lafayette Financial Statements was adequate based upon all factors required to be considered by Lafayette at that time in determining the amount of such allowance. Except as set forth in the Lafayette Disclosure Schedule, the methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable policies of the FDIC and the Department. As of September 30, 1995, the valuation allowance for OREO properties in the Lafayette Financial Statements was adequate based upon all factors required to be considered by Lafayette at that time in determining the amount of such allowance.

          3.18. NO PARACHUTE PAYMENTS. Except as set forth in the Lafayette Disclosure Schedule and except for benefits resulting from the acceleration of Stock Options, no officer, director, employee or agent (or former officer, director, employee or agent) of Lafayette is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Lafayette, HUBCO or the Bank which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

          3.19. AGREEMENTS WITH BANK REGULATORS. Except as set forth in Lafayette Disclosure Schedule, neither Lafayette or any of its Subsidiaries is a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Lafayette been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Lafayette is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

          3.20.  DISCLOSURE.    No representation or warranty
contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

          References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this
Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to Lafayette. HUBCO hereby represents and warrants to Lafayette as follows:

          4.1.  CORPORATE ORGANIZATION.

          (a) HUBCO is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (b) Each of the Subsidiaries of HUBCO are listed in the HUBCO Disclosure Schedule. The term "Subsidiary", when used with reference to HUBCO, means any corporation, partnership, joint venture or other legal entity in which HUBCO directly or indirectly, owns at least a 50 percent stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner. Each Subsidiary of HUBCO is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial bank whose deposits are insured by the FDIC to the fullest extent permitted by law. Each Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and its subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the certificate of incorporation and by-laws of HUBCO as in effect on the date hereof.

          4.2. CAPITALIZATION. The authorized capital stock of HUBCO consists solely of 25,000,000 shares of HUBCO Common Stock and 4,500,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of January 15, 1996, there were 13,105,627 shares of HUBCO Common Stock issued and outstanding, excluding 39,432 shares of treasury stock. Since such date, and from time to time hereafter, HUBCO may sell or repurchase shares of HUBCO Common Stock subject to the covenant in Section 5.18. There are no shares of HUBCO Authorized Preferred Stock outstanding.
Except for shares issuable under the HUBCO 1995 Stock Option Plan (the "HUBCO Stock Option Plan"), there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of HUBCO's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of HUBCO's Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plan, neither HUBCO nor HUBCO's Subsidiaries has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or HUBCO's Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares. Neither HUBCO nor any of HUBCO's Subsidiaries is, as of the date hereof, the owner of any shares of Lafayette Common Stock.

          4.3.  AUTHORITY; NO VIOLATION.

          (a) HUBCO has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its certificate of incorporation and applicable laws and regulations. Except for the approval of the issuance of the HUBCO Common Stock pursuant to the Merger by the requisite vote of HUBCO's shareholders and the creation of Merger Sub, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes the valid and binding obligations of HUBCO, enforceable against HUBCO in accordance with its terms.

          (b) Neither the execution or delivery of this Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO or any of its respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of HUBCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which HUBCO or any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System ("FRB"), the Commissioner, the Department, the Securities and Exchange Commission ("SEC"), state blue sky authorities or other applicable governmental authorities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO and Lafayette of the Merger and the other transactions contemplated hereby except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

          4.4.  FINANCIAL STATEMENTS.

          (a) The HUBCO Disclosure Schedule sets forth copies of the consolidated statements of financial condition of HUBCO as of December 31, 1994 and 1993, the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three fiscal years 1992 through 1994, in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to HUBCO, and the unaudited consolidated statement of condition of HUBCO as of September 30, 1995 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1995 and 1994, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

          (b) The books and records of HUBCO and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the HUBCO Financial Statements (including the notes thereto), as of September 30, 1995 neither HUBCO nor any of its subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of its Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of September 30, 1995 or the notes thereto. Except for the acquisition of Growth Financial Corp. and other proposed acquisitions by HUBCO since September 30, 1995 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any of its Subsidiaries have incurred any liabilities since September 30, 1995, except in the ordinary course of business and consistent with prudent banking practice.

          4.5. BROKERAGE FEES. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

          4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since September 30, 1995 and to the best of HUBCO's knowledge, no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

          4.7. LEGAL PROCEEDINGS. Except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its Subsidiaries. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor HUBCO's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

          4.8.  COMPLIANCE WITH APPLICABLE LAW.

          (a) Since January 1, 1993, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1993, HUBCO and the Bank have duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

          (b) Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

          4.9. HUBCO INFORMATION. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Lafayette and HUBCO to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and the rules and regulations promulgated thereunder.

          4.10. FUNDING AND CAPITAL ADEQUACY. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will have sufficient capital to satisfy all applicable regulatory capital requirements.

          4.11. HUBCO COMMON STOCK. At the Effective Time, the HUBCO Common Stock issued hereunder will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Common Stock to be issued pursuant to the Merger (including the shares issued pursuant to Section 2.6 and shares issued upon the exercise of HUBCO Warrants) will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

          4.12.  TAXES AND TAX RETURNS.

          (a) HUBCO and HUBCO's Subsidiaries have duly filed all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Lafayette in writing). HUBCO and HUBCO's Subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO or the Bank through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure Schedule identifies the applicable state income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or HUBCO's Subsidiaries, nor has HUBCO or HUBCO's Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

          (b) Except as set forth in the HUBCO Disclosure Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes with third parties, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

          4.13.  EMPLOYEE BENEFIT PLANS.

          (a) Except as disclosed in the HUBCO Disclosure Schedule and the HUBCO Stock Option Plan, neither HUBCO or its Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "HUBCO Pension Plans"), within the meaning of
Section 3(2)(A) of ERISA, "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (the "HUBCO Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. HUBCO has not, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

          (b) The present value of all accrued benefits, both vested and non-vested, under each of HUBCO's Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. The actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

          (c) During the last six years, the PBGC has not asserted any claim for liability against HUBCO or any of its Subsidiaries which has not been paid in full.

          (d) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

          (e) Except as disclosed in the HUBCO Disclosure Schedule, each of the HUBCO Pension Plans, HUBCO Welfare Plans and each other employee benefit plan and arrangement identified on the HUBCO Disclosure Schedule has, since January 1, 1990, been operated in compliance in all material respects with any applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if HUBCO maintains any HUBCO Pension Plan, HUBCO has received a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation and, except as disclosed in the HUBCO Disclosure Schedule, HUBCO is not aware of any fact or circumstance which would disqualify any plan.

          (f) To the best knowledge of HUBCO, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the HUBCO Welfare Plans or HUBCO Pension Plans.

          (g) No HUBCO Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any of the HUBCO Pension Plans.

          (h) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

          (i) There are no material pending or, to the best knowledge of HUBCO, material threatened claims (other than routine claims for benefits) by, on behalf of, or against any of the HUBCO Pension Plans or HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

          (j) Except with respect to customary health, life and disability benefits or as disclosed in the HUBCO Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the HUBCO Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

          (k) With respect to each HUBCO Pension Plan and HUBCO Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of HUBCO or its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

          4.14. CONTRACTS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor its Subsidiaries, or to the best knowledge of HUBCO, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the Bank, taken as a whole.

          4.15.  PROPERTIES AND INSURANCE.

          (a) HUBCO and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of September 30, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and the Bank taken as a whole and
(iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or the Bank in all material respects as presently occupied, used, possessed and controlled by HUBCO and the Bank.

          (b) The business operations and all insurable properties and assets of HUBCO and the Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and the Bank. As of the date hereof, neither HUBCO nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          4.16. ENVIRONMENTAL MATTERS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor the Bank has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO, the Bank or any other Subsidiary of HUBCO (either directly, or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and the Bank taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or the Bank or any other Subsidiary in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the Bank, taken as a whole.

          4.17. RESERVES. As of September 30, 1995, the allowance for possible loan losses in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable FDIC and New Jersey Department of Banking policies. As of September 30, 1995, the valuation allowance for OREO properties in the HUBCO Financial Statements was adequate based upon all factors required to be considered by HUBCO at that time in determining the amount of such allowance.

          4.18. AGREEMENTS WITH BANK REGULATORS. Neither HUBCO nor the Bank is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Lafayette by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Lafayette by HUBCO prior to the date of this Agreement. Neither HUBCO nor the Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Lafayette by HUBCO prior to the date of this Agreement.

          4.19. DISCLOSURES. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE V - COVENANTS OF THE PARTIES

          5.1. CONDUCT OF THE BUSINESS OF LAFAYETTE . During the period from the date of this Agreement to the Effective Time, Lafayette shall conduct its business only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. Lafayette also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and HUBCO the goodwill of its customers and others with whom business relationships exist.

          5.2.  NEGATIVE COVENANTS.

          (a) Lafayette agrees that from the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing or as permitted or required by this Agreement, neither it or its Subsidiaries will:

               (i) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents of Lafayette;

               (ii)  change the number of shares of its
     authorized or issued capital stock (other than upon the issuance of Lafayette Common Stock upon exercise of Stock Options or Lafayette Warrants) or issue or grant any subscription, option, warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of Lafayette or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; PROVIDED, HOWEVER, from the date hereof to the Effective Time, Lafayette may declare, set aside or pay cash dividends per share of Lafayette Common Stock equivalent to the cash dividends per share (I.E., at the same rate as that paid by HUBCO multiplied by the Exchange Ratio) declared, set aside or paid by HUBCO during such period, except that commencing with the June 1, 1996 dividend Lafayette shall pay such dividends on March 1, June 1, September 1, and December 1 of each year and shall use the same record date as that used by HUBCO; AND PROVIDED FURTHER that Lafayette may continue to operate its Dividend Reinvestment and Stock Purchase Plan, in the manner described in Lafayette's prospectus relating thereto, only in respect of the dividend paid and cash contributions made through February 15, 1996 and thereafter the Plan shall cease.

               (iii) grant any severance or termination pay (other than pursuant to policies or contracts of Lafayette in effect on the date hereof or disclosed to HUBCO pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees, except as specified in Lafayette Disclosure Schedule; adopt or approve any new employee benefit plan or arrangement of any type or amend any existing employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee and officer increases in the ordinary course of business and consistent with past practices and policies and the stay-on bonuses set forth in the Lafayette Disclosure Schedule;

               (iv) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of Lafayette;

               (v) except as set forth in Lafayette Disclosure Schedule, make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures described in business plans or budgets furnished to HUBCO prior to the date hereof and other than expenditures necessary to maintain existing assets in good repair;

               (vi)  except as set forth in Lafayette Disclosure
     Schedule, file any applications or make any contract with respect to branching or site location or relocation;

               (vii)  agree to acquire in any manner whatsoever
     (other than to realize upon collateral for a defaulted loan) any business or entity;

               (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

               (ix) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

               (x)  agree to do any of the foregoing.

          5.3. NO SOLICITATION. Lafayette shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Lafayette (an "Acquisition Transaction"). Notwithstanding the foregoing, Lafayette may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Lafayette, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Lafayette will promptly communicate to HUBCO the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

          5.4. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each of Lafayette and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, Lafayette agrees to provide HUBCO, and HUBCO agrees to provide Lafayette, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after March 31, 1996, Lafayette will deliver to HUBCO and HUBCO will deliver to Lafayette their respective quarterly reports. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, Lafayette will deliver to HUBCO and HUBCO will deliver to Lafayette their respective Annual Reports.

          5.5.  ACCESS TO PROPERTIES AND RECORDS;
CONFIDENTIALITY.

          (a)  Lafayette shall permit HUBCO and its
representatives, and HUBCO and the Bank shall permit Lafayette and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or Lafayette and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives, or Lafayette and its representatives, may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Lafayette acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to Lafayette except as provided in Section 5.8 hereof.

          (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

          5.6.  REGULATORY MATTERS.

          (a) For the purposes of holding the Stockholders' Meetings referred to in Section 5.7 hereof and qualifying under applicable federal and state securities laws the HUBCO Common Stock to be issued to Lafayette stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO or Lafayette (as applicable) of a Registration Statement with the SEC and a proxy statement with the FDIC which shall include an appropriate joint proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder, and the rules and regulations of the FDIC and SEC (such proxy statement and prospectus in the form mailed by Lafayette and HUBCO to their respective shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Common Stock for sale, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

          (b)  HUBCO shall furnish Lafayette with such
information concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise Lafayette if at any time prior to HUBCO's or Lafayette's shareholders meeting referred to in
Section 5.7 hereof, any information provided by HUBCO in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Lafayette with the information needed to correct such inaccuracy or omission. HUBCO shall furnish Lafayette with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to HUBCO and its subsidiaries, to comply with Section 5.6(a) after the mailing thereof to Lafayette shareholders.

          (c)  Lafayette shall furnish HUBCO with such
information concerning Lafayette as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Lafayette, to comply with Section 5.6(a) hereof. Lafayette agrees promptly to advise HUBCO if at any time prior to HUBCO's or Lafayette's shareholders meeting referred to in Section 5.6(a) hereof, any information provided by Lafayette in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. Lafayette shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Lafayette, to comply with Section 5.6(a) after the mailing thereof to Lafayette shareholders.

          (d) HUBCO shall as promptly as practicable make such filings as are necessary in connection with the offering of the HUBCO Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Lafayette shall promptly furnish HUBCO with such information regarding Lafayette shareholders as HUBCO requires to enable it to determine what filings are required hereunder. Lafayette authorizes HUBCO to utilize in such filings the information concerning Lafayette provided to HUBCO in connection with, or contained in, the Proxy Statement/Prospectus. HUBCO shall furnish Lafayette's counsel with copies of all such filings and keep Lafayette advised of the status thereof. HUBCO shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, Lafayette shall as promptly as practicable file the Proxy Statement/Prospectus with the FDIC, and each of HUBCO and Lafayette shall promptly notify the other of all communications, oral or written, with the SEC and the FDIC concerning the Registration Statement and the Proxy Statement/Prospectus.

          (e) HUBCO shall cause the HUBCO Common Stock issuable pursuant to the Merger (including, without limitation, shares issuable pursuant to Section 2.6 and upon exercise of HUBCO Warrants) to be listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System at the Effective Time.

          (f) The parties hereto will cooperate with each other and use their reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FRB, the FDIC and the Department and those required to form the Merger Sub and perform the Merger. The parties shall each have the right to review in advance (and shall do so promptly) all proposed filings with, including all information relating to the other, as the case may be, and any of their respective Subsidiaries, if any, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

          (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries, if any, from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby with respect to the Merger.

          (h) Lafayette acknowledges that HUBCO is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning Lafayette may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. Lafayette acknowledges that, except as set forth in Section 5.8(b) hereof, prior to the public disclosure of any such acquisition HUBCO shall be under no obligation to disclose to Lafayette its acquisition plans or proposals formulated subsequent to the date hereof. Lafayette agrees to provide HUBCO with any information, certificates, documents or other materials about Lafayette as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. Lafayette shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications or any such acquisition or issuance of securities. HUBCO shall reimburse Lafayette for expenses thus incurred by Lafayette should this transaction be terminated for any reason other than Section 7.1(h). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Lafayette unless Lafayette shall have consented to such filing. Lafayette shall not unreasonably delay or withhold any such consent.

          (i) The parties shall use all reasonable efforts to cause the filings with the SEC and FDIC of the Proxy
Statement/Prospectus, and all regulatory filings with the Commissioner and the FRB, to be made by April 2, 1996.

          5.7. APPROVAL OF STOCKHOLDERS. Lafayette and HUBCO each will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") for the purpose of securing the approval of stockholders of this Agreement in the case of Lafayette and the issuance of HUBCO Common Stock in the case of HUBCO, (b) subject to the qualification set forth in Section 5.3 hereof with respect to Lafayette and the right of Lafayette not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders' Meeting, recommend to their respective stockholders the approval by Lafayette shareholders of this Agreement and the transactions contemplated hereby and the approval of HUBCO shareholders of the issuance of HUBCO Common Stock hereunder and use its reasonable efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with each other with respect to each of the foregoing matters.

          5.8.  FURTHER ASSURANCES.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

          (b) Except as set forth in the paragraph below, HUBCO agrees that from the date hereof to the Effective Time, except as otherwise approved by Lafayette in writing or as permitted or required by this Agreement, it will not, nor will it permit its Subsidiaries to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied.

          Notwithstanding anything in this section or elsewhere in this Agreement, HUBCO and its Subsidiaries may enter into one or more definitive acquisition agreements to acquire another bank, thrift or financial institution or the assets and/or liabilities of such an institution (each of which is a "HUBCO Acquisition") prior to the Effective Time without the prior written consent of Lafayette if, and only if, upon the consummation of the acquisition or merger, (i) HUBCO's Board of Directors continues to constitute a majority of the continuing Board of Directors of the surviving company (disregarding the effect of this Merger); (ii) Kenneth T. Neilson continues to serve as the Chief Executive Officer of the surviving company;
(iii) the acquisition or merger involves the acquisition or merger with a financial company which has its headquarters and a substantial majority of its offices in New Jersey, New York or Connecticut; and (iv) HUBCO's pro forma book value is diluted by 10% or less and HUBCO's pro forma tangible book value is diluted by 15% or less as a result of the HUBCO Acquisition or a series of HUBCO Acquisitions entered into after the date hereof and before the Effective Time. If HUBCO enters into a definitive agreement for any HUBCO Acquisition which does not require the prior written consent of Lafayette, and such HUBCO Acquisition constitutes, in the reasonable opinion of a majority of the entire Lafayette Board of Directors, a material adverse change in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole, as specified under Section 7.1(e)(i) of this Agreement, then such action shall entitle Lafayette to terminate this Agreement pursuant to Section 7.1(e)(i). In the event of any termination of this Agreement under the prior sentence, Lafayette shall reimburse HUBCO for its legal, accounting and advisory expenses incurred by HUBCO hereunder. For purposes of the warranties and representations set forth in Article IV hereof, the entity being acquired in an HUBCO Acquisition shall not be deemed to be a subsidiary or otherwise a part of HUBCO until the consummation of such HUBCO Acquisition.

          5.9. PUBLIC ANNOUNCEMENTS. HUBCO and Lafayette shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transaction contemplated hereby, and HUBCO and Lafayette agree that unless approved mutually by them IN ADVANCE, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

          5.10. FAILURE TO FULFILL CONDITIONS. In the event that HUBCO or Lafayette determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to December 31, 1996 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, Lafayette and HUBCO will promptly inform the other of any facts applicable to Lafayette or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

          5.11.  INDEMNIFICATION AND INSURANCE.

          (a) For a period of six years after the Effective Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of Lafayette or any Subsidiary of Lafayette or serves or has served at the request of Lafayette in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of Lafayette or any subsidiary of Lafayette or serves or has served at the request of Lafayette in any capacity with any other person, (i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Lafayette, or by any present or former shareholder of Lafayette (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement/Prospectus mailed to Lafayette's stockholders to vote on the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of Lafayette's Board of Directors or any committee of Lafayette's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of HUBCO set forth in this Section 5.11, in each case to the fullest extent permitted under any of
(a) any applicable law (including without limitation, N.J.S.A. 14A:3-5(8)), (b) Lafayette's Certificate of Incorporation or (c) its By-Laws (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof).

          (b) From and after the Effective Time, HUBCO shall assume and honor any obligation of Lafayette immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of Lafayette's Certificate of Incorporation or By-Laws as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

          (c) In the event HUBCO or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.11.

          (d) HUBCO shall have Lafayette's officers and directors covered under either Lafayette's existing officers' and directors' liability insurance policy or a rider to HUBCO's then current officers' and directors' liability insurance ("D&O Insurance") policy for periods of at least six years after the Effective Time. However, HUBCO only shall be required to insure such persons upon terms and for coverages substantially similar to Lafayette's existing D&O insurance.

          (e) Any Indemnitee wishing to claim indemnification under Section 5.11, upon learning of any such claim, action, suit or proceeding, shall promptly notify HUBCO thereof, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any such claim, action, suit or proceeding (whether arising before or after the Effective Time) as to which indemnification under this Section 5.11 is applicable, (a) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if HUBCO elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; PROVIDED HOWEVER, that HUBCO shall be obligated pursuant to this paragraph (e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest that is not waived and (b) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent; PROVIDED HOWEVER, that HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

          5.12.  EMPLOYEE MATTERS.

          (a) Following consummation of the Merger, to the extent practical HUBCO will seek to retain the existing employees of Lafayette in their same or similar positions (but this paragraph shall not apply to any employee with a contract).

          (b) To the extent any officer or employee of Lafayette is terminated following consummation of the Merger, such officer or employee shall be covered by HUBCO's severance policy as described in the HUBCO Disclosure Schedule with respect to retrenchment or reduction in force and be given credit under such policy for their years of service with Lafayette, provided, however, no officer or employee with a written contract of employment shall be entitled to any additional severance pay beyond that to which he or she is entitled pursuant to such contract.

          (c) Following consummation of the Merger, HUBCO intends to make available to all employees and officers of Lafayette coverage under the benefit plans generally available to HUBCO's employees and officers (including pension and health and hospitalization) on the terms and conditions available to HUBCO's employees and officers. For purposes of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies and vesting of benefits under such plans (including, but not limited to, any pension, severance, 401(K), vacation and sick pay), HUBCO shall give effect to years of service with Lafayette or its Subsidiaries, as the case may be, as if they were with HUBCO or its Subsidiaries. Additionally, for purposes of calculation of benefits under vacation, medical, sick leave and disability plans with respect to such employees and officers of Lafayette, HUBCO shall give effect to years of service with Lafayette or its Subsidiaries, as the case may be, as if they were with HUBCO or its Subsidiaries. No employee of Lafayette who becomes an employee of HUBCO and who was covered by Lafayette's medical insurance plans shall be excluded from coverage under HUBCO's medical insurance plan (for such employee or any other covered person) and no medical conditions of such employee or covered person shall be excluded from coverage on the basis of a pre-existing condition unless the employee or covered person was excluded from coverage or such medical condition was excluded from coverage under Lafayette's medical insurance plans.

          5.13. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Disclosure Schedule shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

          5.14.  EXPENSES OF LAFAYETTE.

          (a) For planning purposes Lafayette shall within 15 days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Lafayette in connection with this transaction. Lafayette shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget; PROVIDED, HOWEVER, that HUBCO acknowledges that Lafayette shall not be deemed to have breached this Agreement by virtue of its exceeding such budget.

          (b) Promptly after the execution of this Agreement, Lafayette shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Lafayette shall accrue and/or pay all of such amounts as soon as possible.

          (c) Lafayette shall advise HUBCO monthly of all out-of-pocket expenses which Lafayette has incurred in connection with this transaction. Lafayette shall mutually agree with HUBCO about printing arrangements for the Proxy Statement/Prospectus before entering into any binding contract for such expenses.

          5.15. COMPLIANCE WITH ANTITRUST LAWS. Each of HUBCO and Lafayette shall use its best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of HUBCO and Lafayette shall use its best efforts to avoid the filing of, resist or resolve such suit. HUBCO and Lafayette shall use their best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Best efforts shall include, but not be limited to, the proffer by HUBCO of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of HUBCO or Lafayette, except to the extent that any such divestitures or holding separate arrangement would have a material adverse effect on HUBCO. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of HUBCO or Lafayette be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a material adverse effect on HUBCO and HUBCO shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this
Section 5.15, the divestiture or the holding separate of a branch of the Bank or Lafayette with less than $20 million in assets shall not be considered to have a material adverse effect on HUBCO.

          5.16. COMFORT LETTERS. HUBCO shall cause Arthur Andersen LLP, its independent public accountants, to deliver to Lafayette, and Lafayette shall cause Arthur Andersen LLP, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement/Prospectus for the Stockholders Meeting of Lafayette, in the form customarily issued by such accountants at such time in transactions of this type.

          5.17. AFFILIATES. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, Lafayette shall deliver to HUBCO (a) a letter identifying all persons who, to the knowledge of Lafayette, may be deemed to be affiliates of Lafayette under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of Lafayette and
(b) copies of letter agreements, each substantially in the form of Exhibit 5.17, executed by each such person so identified as an affiliate of Lafayette agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall cause its directors and executive officers to enter into letter agreements in the form of Exhibit 5.17-2 with HUBCO concerning the pooling-of-interests accounting rules.
HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and Lafayette as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.17.

          5.18. POOLING AND TAX-FREE REORGANIZATION TREATMENT. Prior to the date hereof, neither HUBCO or Lafayette has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor Lafayette shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. HUBCO shall organize Merger Sub as a first-tier subsidiary of HUBCO. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

ARTICLE VI - CLOSING CONDITIONS

          6.1. CONDITIONS OF EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

          (a)  APPROVAL OF LAFAYETTE STOCKHOLDERS; SEC
REGISTRATION. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Lafayette and the issuance of the HUBCO Common Stock (including without limitation the shares issuable pursuant to Section 2.6 hereof and upon exercise of the HUBCO Warrants) pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of HUBCO. The Lafayette Proxy Statement/Prospectus shall have been cleared for distribution by the FDIC. The HUBCO Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Common Stock (including without limitation the shares issuable pursuant to Section 2.6 hereof and upon exercise of the HUBCO Warrants) shall have been qualified in every state where such qualification is required under the applicable state securities laws.

          (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FRB, the Department and the FDIC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Lafayette to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Bank Merger Act and, if applicable, the Hart-Scott-Rodino waiting period) shall have expired.

          (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or Lafayette determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

          (d) TAX OPINION. HUBCO and Lafayette shall each have received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to Lafayette and its counsel Lowenstein, Sandler, Kohl, Fisher & Boylan and to HUBCO, based upon representation letters reasonably required by Pitney, Hardin, Kipp & Szuch, dated on or about the date of such opinion, and such other facts and representations as counsel may reasonably deem relevant, to the effect that

     (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by Lafayette; (iii) no gain or loss shall be recognized upon the exchange of Lafayette Common Stock solely for HUBCO Common Stock; (iv) the basis of any HUBCO Common Stock received in exchange for Lafayette Common Stock shall equal the basis of the recipient's Lafayette Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Common Stock received in exchange for Lafayette Common Stock will include the period during which Lafayette Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

          (e) POOLING OF INTERESTS. HUBCO shall have received a letter, dated the Closing Date, from its accountants, Arthur Andersen LLP, reasonably satisfactory to HUBCO and Lafayette, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

          6.2.  CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS
AGREEMENT. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF LAFAYETTE. Except for those representations which are made as of a particular date, the representations and warranties of Lafayette contained in this Agreement shall be true and correct in all material respects on the date of the Closing ("Closing Date") as though made on and as of the Closing Date. Lafayette shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to Lafayette Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if
(i) the information contained in the supplement or amendment to Lafayette Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to Lafayette Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

          (b) OPINION OF COUNSEL TO LAFAYETTE. HUBCO shall have received an opinion of counsel to Lafayette, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering matters customarily covered in opinions of counsel in transactions of this type.

          (c) CONSENT OF HOLDERS OF STOCK OPTIONS. Each holder of a Vested Stock Option whose Vested Stock Option is outstanding at the Closing shall consent to the conversion and cancellation of his Vested Stock Options for the consideration set forth herein in Section 2.6(a).

          (d) CONNECTICUT DEP COMPLIANCE. With respect to any Properties which are Establishments under the Connecticut Transfer Act, prior to the Closing Lafayette shall have delivered to HUBCO a Form in form and content acceptable to the Connecticut DEP and prior to the Closing shall have fully accrued on Lafayette's books and disclosed to HUBCO the entire anticipated costs associated with any requested or reasonably anticipated clean-up.

          (e) RESIGNATIONS AND ELECTIONS. HUBCO shall have received from any person who will not continue as a director of the Surviving Corporation under Section 1.5 a written resignation, effective at the Effective Time, in form and substance acceptable to HUBCO; provided, however, that no such resignation shall result in any person's forfeiting any benefits under any contractual arrangement. Lafayette shall have taken action, acceptable to HUBCO, to elect HUBCO's nominees as directors at the Effective Time, as provided in Section 1.5.

          (f) NO OWNERSHIP CHANGE. From January 1, 1992 until the date upon which this Agreement is publicly announced, there has been no "ownership change" of Lafayette as defined in Section
382(g) of the Code.

          (g)  CERTIFICATES.  Lafayette shall have furnished
HUBCO with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this
Section 6.2 as HUBCO may reasonably request.

          6.3.  CONDITIONS TO THE OBLIGATIONS OF LAFAYETTE UNDER
THIS AGREEMENT. The obligations of Lafayette under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO and the Bank shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date.
With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

          (b) OPINION OF COUNSEL TO HUBCO. Lafayette shall have received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to Lafayette , covering matters customarily covered in opinions of counsel in transactions of this type.

          (c) FAIRNESS OPINION. Lafayette shall have received an updated opinion from Keefe, Bruyette & Woods, dated as of the date the Proxy Statement/Prospectus is mailed to Lafayette's stockholders (and, if it shall become necessary to resolicit proxies thereafter, the date of any substantive amendment to the Proxy Statement/Prospectus), to the effect that, in its opinion, the Merger Consideration to be received by the holders of Lafayette Common Stock is fair to the stockholders of Lafayette from a financial point of view ("Fairness Opinion").

          (d) CERTAIN CONTRACTS. HUBCO shall have specifically acknowledged, accepted and assumed (in a document in form and substance reasonably satisfactory to Lafayette) any written employment, severance and other compensation contracts between Lafayette and its officers and directors (including former officers and directors) contained in the Lafayette Disclosure Schedules in a writing delivered to the officers and directors covered thereby, unless the employment contract is terminated or, if applicable, the employment of the officer by Lafayette is terminated for any reason prior to the Closing.

          (e) DIRECTORS. Three nominees, designated by Lafayette and acceptable to HUBCO, shall be duly appointed by the Board of Directors of HUBCO to HUBCO's Board of Directors, effective at the Effective Time.

          (f)  CERTIFICATES.  HUBCO shall have furnished
Lafayette with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Lafayette may reasonably request.

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

          7.1. TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Lafayette:

          (a)  by mutual written consent of the parties hereto;

          (b) (i) by Lafayette or HUBCO if the Effective Time shall not have occurred on or prior to December 31, 1996 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) by HUBCO or Lafayette if a vote of the stockholders of Lafayette to approve this Agreement, or the stockholders of HUBCO to approve the issuance of HUBCO Common Stock under this Agreement, is taken and the stockholders of either Lafayette or HUBCO fail to approve such action at the meeting (or any adjournment thereof) held for such purpose;

          (c) by HUBCO or Lafayette upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by HUBCO upon written notice to Lafayette if any such application is approved with conditions which materially impair the value of Lafayette to HUBCO;

          (d) by HUBCO if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Lafayette and its Subsidiaries taken as a whole from that disclosed by Lafayette in Lafayette's Quarterly Report on Form F-4 for the nine months ended September 30, 1995; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Lafayette hereunder and such breach shall not have been remedied within 30 days after receipt by Lafayette of notice in writing from HUBCO to Lafayette specifying the nature of such breach and requesting that it be remedied;

          (e) by Lafayette, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Quarterly Report on Form 10-Q for the nine months ended September 30, 1995; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from Lafayette specifying the nature of such breach and requesting that it be remedied;

          (f)  by HUBCO if the conditions set forth in Section
6.2 are not satisfied;

          (g)  by Lafayette if the conditions set forth in
Section 6.3 are not satisfied;

          (h) by Lafayette, if Lafayette's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws; and

          (i) by Lafayette, if (either before or after its approval by the stockholders of Lafayette) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing with the Determination Date, if either (x) both of the following conditions are satisfied:

               (1)  the HUBCO Common Stock Average Price on the
     Determination Date shall be less than $19.25; and

               (2) (i) the number obtained by dividing the HUBCO Common Stock Average Price on such Determination Date by the Starting Date Closing Price (the "HUBCO Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting .075 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

or (y) the HUBCO Common Stock Average Price on the Determination Date of shares of HUBCO Common Stock shall be less than $18.25. Notwithstanding the foregoing, if Lafayette elects to exercise its termination right pursuant either to clause (x) or (y) of this subsection (i), it shall give prompt written notice to HUBCO (which notice shall specifically reference which of clause (x) or (y) is applicable (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period)). During the seven-day period commencing with its receipt of such notice, HUBCO shall have the option, in the case of a failure to fulfill any condition in clause (x), of increasing the consideration to be received by the holders of Lafayette Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is $19.25 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Common Stock Average Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Ratio. During such seven-day period, HUBCO shall have the option, in the case of a failure to fulfill clause (y), of increasing the consideration to be received by holders of Lafayette Common Stock hereunder by increasing the Exchange Ratio to equal a number (rounded to four decimals) equal to a quotient, the numerator of which is $18.25 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Common Stock Average Price. If HUBCO makes an election contemplated by the two preceding sentences, within such seven-day period, it shall give prompt written notice to Lafayette of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection
(i).

          For purposes of this subsection (i), the following terms shall have the meanings indicated:

          "HUBCO Common Stock Average Price" means the average of the daily closing sales prices of HUBCO Common Stock as reported on the NASDAQ National Market System (as reported in THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by HUBCO) for the 20 consecutive full trading days in which such shares are quoted on the NASDAQ National Market ending at the close of trading on the Determination Date.

          "Determination Date" means the date on which the approval of the FRB required for consummation of the Merger shall be received.

          "Index Group" means the 11 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be removed from the Index Group. The 11 bank holding companies are as follows:

          BANK HOLDING COMPANIES

          Chittenden Corp. (CNDN)
          Citizen BancShares (CICS)
          Community Bank Systems (CBSI)
          Commerce Bank Corp. (COBA)
          First Western Bancorp (FWBI)
          Fulton Financial (FULT)
          North Fork Bancorp (NFB)
          Provident Bancorp., Inc. (PRBK)
          S & T Bancorp (STBA)
          Trust Co. Bancorp (TRST)
          Valley National Bancorp (VLY)


          "Index Price" on a given date means the average of the closing prices of the companies composing the Index Group.

          "Starting Date" means the first NASDAQ trading day immediately following the date of the first public announcement of the entry into this Agreement.

          If any company belonging to the Index Group or HUBCO declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for such company or HUBCO shall be appropriately adjusted for the purposes of applying this subsection (i).

          7.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either HUBCO or Lafayette pursuant to Section 7.1, this Agreement (other than
Section 5.5(b), the third from the last sentence of Section 5.6(h), the second from the last sentence of Section 5.8(b), this
Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

          7.3. AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Lafayette but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the stockholders of Lafayette without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

          7.4. EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

ARTICLE VIII - MISCELLANEOUS

          8.1.  EXPENSES.

          (a) Subject to Section 5.6(h) and Section 5.8(b) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

          (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

          8.2.  SURVIVAL.  Except for the provisions of Article
II, Section 5.8, Section 5.11, Section 5.17 and the last sentence of Section 5.18 hereof, the respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time.

          8.3. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          (a)  If to HUBCO, to:

               HUBCO, Inc.
               1000 MacArthur Boulevard
               Mahwah, New Jersey 07430_
               Attn.: Mr.Kenneth T. Neilson, President and
                      Chief Executive Officer

               Copy to:

               Ronald H. Janis, Esq.
               Pitney, Hardin, Kipp & Szuch
               200 Campus Drive
               Florham Park, New Jersey  07932-0950

          (b)  If to Lafayette, to:

               Lafayette American Bank and Trust Company
               2321 Whitney Avenue
               Hamden, Connecticut 06518
               Attn.:  Mr. Robert B. Goldstein, President and
                       Chief Executive Officer

               Copy to:

               Peter H. Ehrenberg, Esq.
               Lowenstein, Sandler, Kohl, Fisher & Boylan
               65 Livingston Avenue
               Roseland, New Jersey  07068

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so mailed.

          8.4. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the Indemnitees covered by Section
5.11 hereof.

          8.5. ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

          8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          8.7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

          8.8. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          8.9. KNOWLEDGE. Representations made herein which are qualified by the phrase to the best of Lafayette's knowledge or similar phrases, refer as of the date hereof to the best knowledge of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and the Comptroller of Lafayette and thereafter refer to the best knowledge of any senior officer of Lafayette or its Subsidiaries. Representations made herein which are qualified by the phrase to the best of HUBCO's knowledge or similar phrases, refer as of the date hereof to the best of the knowledge of the President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of HUBCO and thereafter refer to the best knowledge of any senior officer of HUBCO or its Subsidiaries.

          IN WITNESS WHEREOF, HUBCO and LAFAYETTE, pursuant to resolutions adopted by its Board of Directors, have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                              HUBCO, INC.

                              By: /s/ KENNETH T. NEILSON
                                  ------------------------------
                                  Kenneth T. Neilson,
                                  President and Chief Executive
                                   Officer



                              LAFAYETTE AMERICAN BANK AND TRUST
                              COMPANY

                              By: /s/ ROBERT B. GOLDSTEIN
                                  ------------------------------
                                  Robert B. Goldstein,
                                  President and Chief Executive
                                   Officer

                                                                    APPENDIX B

                      STOCK OPTION AGREEMENT
                   BETWEEN LAFAYETTE AND HUBCO
                      DATED FEBRUARY 5, 1996

          THIS STOCK OPTION AGREEMENT ("Agreement") dated as of February 5, 1996, is by and between HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), and Lafayette American Bank and Trust Company, a commercial bank organized under the laws of Connecticut ("Lafayette").

                           BACKGROUND
                           ----------

          1. HUBCO and Lafayette, as of the date hereof, are prepared to execute a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which HUBCO will acquire Lafayette through a merger of Lafayette with and into an interim Connecticut-chartered commercial bank (the "Merger").

          2. HUBCO has advised Lafayette that it will not execute the Merger Agreement unless Lafayette executes this Agreement.

          3. The Board of Directors of Lafayette has determined that the Merger Agreement provides substantial benefits to the shareholders of Lafayette.

          4. As an inducement to HUBCO to enter into the Merger Agreement and in consideration for such entry, Lafayette desires to grant to HUBCO an option to purchase authorized but unissued shares of common stock of Lafayette in an amount and on the terms and conditions hereinafter set forth.

                            AGREEMENT
                            ---------

          In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger
Agreement, HUBCO and Lafayette, intending to be legally bound hereby, agree:

          1. GRANT OF OPTION. Lafayette hereby grants to HUBCO the option to purchase 2,400,000 shares of common stock, no par value, of Lafayette (the "Common Stock") at a price of $10.75 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option").

          2. EXERCISE OF OPTION. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), HUBCO may exercise the Option, in whole or in part, at any time or from time to time, subject to the termination provisions of Section 19 of this Agreement and subject to Section 20 of this Agreement.

          The term "Triggering Event" means the occurrence of any of the following events:

          A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than HUBCO or an affiliate of HUBCO:

               a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock; or
               b.   enters into a letter of intent or an
agreement, whether oral or written, with Lafayette pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction, with Lafayette, (ii) acquire all or a significant portion of the assets or liabilities of Lafayette, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of Common Stock; or

               c.   makes a filing with any bank or thrift
regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (i) any merger with, consolidation with or acquisition of all or a significant portion of all the assets or liabilities of, Lafayette or any other business combination involving Lafayette, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right
to acquire beneficial ownership or to vote   securities
representing, 20% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of Lafayette called to vote on the Merger and Lafayette's stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

               d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Lafayette willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to HUBCO.

          The term "Triggering Event" also means the taking of any material direct or indirect action by Lafayette or any of its directors, officers or agents with the intention of inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Lafayette, or a sale of a significant number of shares of Common Stock or any significant portion of its assets or liabilities.

          The term "significant portion" means 25% of the assets or liabilities of Lafayette. The term "significant number" means
10% of the outstanding shares of Common Stock.

          "Publicly Withdrawn", for purposes of clauses (c) and
(d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Lafayette or in soliciting or inducing any other person (other than HUBCO or any affiliate) to do so.

          Notwithstanding the foregoing, the Option may not be exercised at any time (i) in the absence of any required governmental or regulatory approval or consent necessary for Lafayette to issue the shares of Common Stock covered by the Option (the "Option Shares") or HUBCO to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

          Lafayette shall notify HUBCO promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Lafayette shall not be a condition to the right of HUBCO to exercise the Option. Lafayette will not take any action which would have the effect of preventing or disabling Lafayette from delivering the Option Shares to HUBCO upon exercise of the Option or otherwise performing its obligations under this Agreement.

          In the event HUBCO wishes to exercise the Option, HUBCO shall send a written notice to Lafayette (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); PROVIDED, HOWEVER, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

          3. PAYMENT AND DELIVERY OF CERTIFICATES. At any Closing hereunder (a) HUBCO will make payment to Lafayette of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Lafayette; (b) Lafayette will deliver to HUBCO a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through Lafayette, registered in the name of HUBCO or its designee, in such denominations as were specified by HUBCO in its notice of exercise and, if necessary, bearing a legend as set forth below; and (c) HUBCO shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

          If required under applicable federal securities laws, a legend will be placed on each stock certificate evidencing Option
Shares issued pursuant to this Agreement, which legend will read substantially as follows:

          The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to Lafayette American Bank and Trust Company, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

No such legend shall be required if a registration statement is filed and declared effective under Section 4 hereof.

          4. REGISTRATION RIGHTS. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from HUBCO, Lafayette shall, if necessary for the resale of the Option or the Option Shares by HUBCO, prepare and file a registration statement with the Securities and Exchange Commission, the Federal Deposit Insurance Corporation and any state securities bureau covering the Option and such number of Option Shares as HUBCO shall specify in its request, and Lafayette shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that HUBCO shall in no event have the right to have more than one such registration statement become effective.

          In connection with such filing, Lafayette shall use its best efforts to cause to be delivered to HUBCO such certificates, opinions, accountant's letters and other documents as HUBCO shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by Lafayette in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Lafayette and blue sky fees and expenses shall be paid by Lafayette. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to HUBCO and any other expenses incurred by HUBCO in connection with such registration shall be borne by HUBCO. In connection with such filing, Lafayette shall indemnify and hold harmless HUBCO against any losses, claims, damages or liabilities, joint or several, to which HUBCO may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements herein not misleading; and Lafayette will reimburse HUBCO for any legal or other expense reasonably incurred by HUBCO in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Lafayette will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of HUBCO specifically for use in the preparation thereof. HUBCO will indemnify and hold harmless Lafayette to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of HUBCO for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and HUBCO will reimburse Lafayette for any legal or other expense reasonably incurred by Lafayette in connection with investigating or defending any such loss, claim, damage, liability or action.

          5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

          In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of Lafayette with another entity, or any sale of all or substantially all of the assets of Lafayette, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; PROVIDED, HOWEVER, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

          6. FILINGS AND CONSENTS. Each of HUBCO and Lafayette will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

          Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event HUBCO is the holder hereof, approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Connecticut Department of Banking, and Lafayette agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

          7.   REPRESENTATIONS AND WARRANTIES OF LAFAYETTE.
Lafayette hereby represents and warrants to HUBCO as follows:

               a.   DUE AUTHORIZATION.  Lafayette has full
corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by Lafayette.

               b. AUTHORIZED SHARES. Lafayette has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

               c. NO CONFLICTS. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or By-laws of Lafayette or any agreement, instrument, judgment, decree, statute, rule or order applicable to Lafayette.

          8. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, HUBCO shall have the right to seek money damages against Lafayette for a breach of this Agreement.

          9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          10. ASSIGNMENT OR TRANSFER. HUBCO may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of HUBCO, except upon or after the occurrence of a Triggering Event. HUBCO represents that it is acquiring the Option for HUBCO's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. HUBCO shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event.

          11. AMENDMENT OF AGREEMENT. Upon mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

          12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          13.  NOTICES.   All notices, requests, consents and
other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to HUBCO:

               HUBCO, Inc.
               1000 MacArthur Boulevard
               Mahwah, New Jersey  07430
               Attn.:  Mr. Kenneth T. Neilson, President and
                          Chief Executive Officer

          With a copy to:

               Pitney, Hardin, Kipp & Szuch
               200 Campus Drive
               Florham Park, New Jersey  07932-0950

               P.O. Box 1945
               Morristown, New Jersey  07962-1945
               Attn.:  Ronald H. Janis, Esq.

          If to Lafayette:

               Lafayette American Bank and Trust Company
               2321 Whitney Avenue
               Hamden, Connecticut  06518
               Attn.:  Mr. Robert B. Goldstein, President and
                           Chief Executive Officer

          With a copy to:

               Lowenstein, Sandler, Kohl, Fisher & Boylan
               65 Livingston Avenue
               Roseland, New Jersey  07068
               Attn.:  Peter H. Ehrenberg, Esq.


or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey.

          15. CAPTIONS. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

          16. WAIVERS AND EXTENSIONS. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive
(a) compliance with any of the covenants of the other party contained in this Agreement and/or (b) the other party's performance of any of its obligations set forth in this Agreement.

          17. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting HUBCO to assign its rights and obligations hereunder.

          18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          19. TERMINATION. This Agreement shall terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event (as defined in Section 2 hereof), this Agreement shall not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

          20. EFFECTIVENESS AND TERMINATION FEE. Solely for the purposes of the Connecticut Banking Laws, Section 36a-184, this Agreement shall not be considered effective until and unless it is submitted to and approved by the Commissioner of the Connecticut Department of Banking (the "Commissioner").
Lafayette shall pay HUBCO a termination fee of $5,000,000 (the "Termination Fee"), forthwith on demand, in lieu of all its other rights hereunder, if each of the following conditions are met:
(a) the Option never becomes effective due to a failure by the Commissioner to make a determination that the Option may be exercised, after a request for approval by HUBCO to do so is submitted by HUBCO to the Commissioner, and either the Commissioner makes a determination that the Option may not be exercised or a period of five months elapses from the date the
request is     submitted by HUBCO; (b) a Triggering Event has
occurred, which would allow HUBCO to exercise the Option; and (c) Lafayette is merged or acquired by another financial institution within 18 months following the Triggering Event. In the event that HUBCO is due the Termination Fee hereunder and Lafayette fails to pay such Fee on demand by HUBCO, Lafayette shall in
addition reimburse HUBCO for the   legal fees and expenses
incurred by HUBCO in seeking to enforce and in collecting the Termination Fee.

          IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer, all as of the day and year first above written.


                              LAFAYETTE AMERICAN BANK AND TRUST
                              COMPANY

                              By: /s/ ROBERT B. GOLDSTEIN
                                  -----------------------------
                                  Robert B. Goldstein,
                                  President & Chief Executive
                                   Officer


                              HUBCO, INC.

                              By: /s/ KENNETH T. NEILSON
                                  -----------------------------
                                  Kenneth T. Neilson,
                                  President & Chief Executive
                                   Officer

                                                                    APPENDIX C

                            GOLDMAN, SACHS & CO.

February 5, 1996


Board of Directors
HUBCO, Inc.
1000 MacArthur Blvd.
Mahwah, NJ  07430

Gentlemen and Mesdames:

You have requested our opinion as to the fairness to HUBCO, Inc. (the "Company") of the exchange ratio of 0.588 shares (the "Exchange Ratio") of common stock, no par value, of the Company (the "Shares") to be paid by the Company for each share of common stock, no par value, of Lafayette American Bank and Trust Company ("Lafayette") pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated February 5, 1996 between Lafayette and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time. We also have provided certain investment banking services to Lafayette from time to time. Goldman, Sachs & Co. is a full service securities firm and in the course of its trading activities it may from time to time effect transactions and hold positions in securities of the Company and Lafayette.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Lafayette for the five fiscal years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Lafayette; certain other communications from the Company and Lafayette to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Lafayette prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Lafayette regarding their past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and Lafayette's Common Stock, compared certain financial and stock market information for the Company and Lafayette with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, cost savings projected by the Company to result from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and that such forecasts will be realized in the amount and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and Lafayette are adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or Lafayette or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the Company.

Very truly yours,


GOLDMAN, SACHS & CO.

                                                                    APPENDIX D



                       KEEFE, BRUYETTE & WOODS, INC.


                                              May 3, 1996

Board of Directors
Lafayette American Bank & Trust Company
1087 Broad Street
Bridgeport, CT 06604

Gentlemen:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Lafayette American Bank & Trust Company ("Lafayette") of the exchange ratio in the proposed merger (the "Merger") of Lafayette with and into HUBCO, Inc. ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of February 5, 1996 between Lafayette and HUBCO (the "Agreement"). Under the terms of the Merger, each outstanding share of common stock of Lafayette will be exchanged for .5880 shares of common stock of HUBCO (the "Exchange Ratio"). It is our understanding that the Merger will be structured as a pooling-of-interest accounting transaction under generally accepted accounting principles.

     Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Lafayette and HUBCO and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Lafayette and HUBCO for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Lafayette. We have acted for the Board of Directors of Lafayette in rendering this fairness opinion and will receive a fee from Lafayette for our services.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Proxy Statement-Prospectus relating to the Meeting of Lafayette Stockholders at which holders of the Shares will be asked to approve the Merger; Annual Reports to Stockholders of HUBCO and Lafayette for the three years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Lafayette and HUBCO, and certain internal financial analyses and forecasts for Lafayette prepared by management. We also have held discussions with members of the senior management of Lafayette and HUBCO regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for Lafayette and HUBCO with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Lafayette as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Lafayette and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for Lafayette and HUBCO are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Lafayette or HUBCO, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following:
(i) the historical and current financial position and results of operations of Lafayette and HUBCO; (ii) the assets and liabilities of Lafayette and HUBCO; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange ratio in the Merger is fair, from a financial point of view, to the Common Stockholders of Lafayette.



                                   Very truly yours,


                                   KEEFE, BRUYETTE & WOODS, INC.

                                                                    APPENDIX E

                      SECTIONS 36a-125(h) AND 33-374 OF
                     THE GENERAL STATUTES OF CONNECTICUT


SEC. 36A-125.  MERGER AND CONSOLIDATION OF CONNECTICUT BANKS

     (h) Upon the effectiveness of the agreement of merger or consolidation, the shareholders, if any, of the constituent banks, except to the extent that they have received cash, property or other securities of the resulting bank or shares or other securities of any other corporation in exchange for or upon conversion of their shares, shall be shareholders of the resulting bank. Unless such agreement otherwise provides, the resulting bank may require each shareholder to surrender such shareholder's certificates of stock in the constituent bank and in that event no shareholder, until such surrender of that shareholder's certificates, shall be entitled to receive a certificate of stock of the resulting bank or to vote thereon or to collect dividends declared thereon, or to receive cash, property or other securities of the resulting bank, or shares or other securities of any other corporation. Any shareholder of any of such constituent banks who, on or before the date of such meeting of shareholders of the constituent bank of which that shareholder holds shares, gave written notice to the secretary of the constituent bank of objection thereto may, provided none of that shareholder's shares shall have been voted in favor of the merger or consolidation, require the constituent bank to purchase that shareholder's shares at fair value by delivering to the secretary of such constituent bank a demand to that effect in writing within ten days after the date of such meeting. Any such demand shall comply with the requirements of section 33-374 and, after the delivery of such demand, it shall be deemed for all purposes to have been delivered pursuant to section 33-374, and the effect of such demand and the rights and obligations of the objecting shareholders and the bank shall be determined in accordance with section 33-374. The stock of the resulting bank up to an amount of the combined stock of the constituent banks shall be exempt from any franchise tax.


SEC. 33-374. PROCEDURE FOR OBJECTING SHAREHOLDER

     (a) As used in this section, the term (1) "corporation" includes, if the context so indicates, the successor, surviving or new corporation which acquires the property of a predecessor corporation upon a sale of assets for securities, merger or consolidation; (2) "the date on which the exchange was effective" means the date on which the corporation first actually consummated an exchange of shares or, if it reserved the right to postpone the operation or effectiveness of all acceptances of its offer of exchange, the date on which it declared the acceptance operative or effective; (3) "sale of assets for securities" means a sale of assets entitling objecting shareholders to be paid the value of shares pursuant to subsection (d) of section 33-373;
(4) "shares" of a shareholder means those shares owned by him as to which he is entitled to be paid the value pursuant to the provisions of section 33-373.

     (b) Any shareholder designated in section 33-373 as having the right to be paid the value of shares as provided in this section may elect to exercise such right by giving notice to the corporation, in writing, objecting to the proposed corporate transaction giving rise to such right. (1) In the case of a shareholder so designated in subsections (a), (c) and (d) of section 33-373 such notice shall be delivered to the corporation prior to the meeting of shareholders called for the purpose of voting on such transactions, or at such meeting prior to voting on such transaction, or prior to the time action taken by consents as provided in section 33-330 shall become effective. If such transaction is approved, any such shareholders so notifying the corporation, provided none of his shares shall have been voted in favor thereof, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the vote was taken or action taken by consents as provided in section 33-330 became effective. (2) In the case of a shareholder so designated in subsection (b) of section 33-373, such notice shall be delivered to the corporation within fifteen days after the date of mailing the offer. If an exchange is effected with any shareholder, any such shareholder so notifying the corporation, provided none of his shares shall have been so exchanged, may require the corporation to purchase his shares at fair value by delivering to the corporation a demand to that effect in writing, within ten days after the date on which the exchange was effective if the corporation shall give notice of such date to such shareholder or within sixty days after delivering the written notice to the corporation, whichever is the earlier. (3) A shareholder so designated in subsection (e) of section 33-373 may require the corporation to purchase his shares at fair value by delivering such notice to the corporation within fifteen days after the date of mailing the distribution or any notice thereof from the corporation, whichever is earlier, accompanied by a demand to that effect in writing, provided such shareholder shall not have accepted such distribution.
(4) In the case of a shareholder so designated in subsection (c) of section 33-373, where a merger has been effected as provided in section 33-370, such notice shall be delivered to the corporation within fifteen days after the date of mailing the plan of merger, and be accompanied by a demand in writing that the corporation purchase his shares at fair value.

     (c) Any demand to purchase shares under subsection (b) of this section shall state the number and classes of shares of the shareholder making the demand. Except as provided in subsection (i) of this section, any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote, to receive dividends or to exercise any other rights of a shareholder in respect of such shares. No such demand may be withdrawn unless the corporation consents thereto. Any shareholder failing to make demand as provided in subsection
(b) of this section shall be bound by the corporate transaction involved in accordance with its terms.

     (d) At any time after the receipt of a notice by a shareholder objecting to the proposed corporate transaction giving rise to rights under this section, but not later than ten days after receipt of a demand to purchase shares or ten days after the corporate transaction is effective, whichever is later, the corporation shall make a written offer, to each shareholder who makes demand as provided in this section, to pay for his shares at a specified price deemed by such corporation to be the fair value thereof as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction.

     (e) Within twenty days after demanding the purchase of his shares, each shareholder so demanding shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If shares represented by a certificate on which notation has been so made are transferred, each new certificate issued therefor shall bear similar notation, together with the name of the shareholder of such shares who made such demand, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which such shareholder had after making such demand.

     (f) If the corporation and any shareholder making a demand to purchase shares under subsection (b) of this section agree in writing as to the value of the shares, the corporation shall pay such shareholder such value upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares duly endorsed for transfer. If the corporation defaults in or refuses to make such payment, such shareholder may file a petition in the superior court for the judicial district where the principal office of the corporation is located, praying that judgment be entered for such amount, and such shareholder shall be entitled to judgment for such amount. If any such shareholder should be a party to a proceeding under subsection (g) of this section, the court in such proceeding shall upon motion of either the corporation or such shareholder dismiss the proceeding with respect to such shareholder.

     (g) At any time during the period of sixty days after the date the corporation is obliged to make an offer under subsection (d) of this section, the corporation, or any shareholder who has made a demand to purchase shares under subsection (b) of this section and who has not accepted the offer made by the corporation and acting in the name of the corporation, may file a petition in the superior court for the judicial district where its principal office is located, or before any judge thereof, praying that the value of the shares of such shareholders be found and determined. All shareholders making demand under subsection (b) of this section who have not accepted the offer made by the corporation, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each such shareholder who is a resident of this state and shall be served by registered or certified mail on each such shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares as of the day prior to the date on which notice of the proposed corporate transaction was mailed, exclusive of any element of value arising from the expectation or accomplishment of such corporate transaction. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the shareholders entitled thereto. The judgment may include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date notice of the proposed corporate transaction was mailed to the date of payment. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all shareholders who are parties to the proceeding to whom the corporation has made an offer to pay for the shares if the court finds that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding.

     (h) Any judgment entered under subsection (f) or (g) of this section shall be enforceable as other decrees of the superior court may be enforced and shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing the shares for which payment is due, duly endorsed for transfer. Upon payment of any such judgment, the shareholder shall cease to have any interest in such shares. The liability to pay for shares or to pay damages imposed by this section on a corporation extends to the successor corporation which acquires the assets of the predecessor, whether by merger, consolidation or sale of assets for securities. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, unless in the case of a merger or consolidation the plan of merger or consolidation otherwise provides.

     (i) If a demand to purchase shares under subsection (b) of this section is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall thereupon be restored.

                                                                    APPENDIX F


           PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       OF HUBCO, INC. TO INCREASE ITS
                    AUTHORIZED COMMON AND PREFERRED STOCK


     The following is proposed to become Paragraph (A) of Article V of HUBCO's Certificate of Incorporation. The language to be deleted is shown [in brackets].

     "(A) The total authorized stock of the Corporation shall be 60,000,000 [29,500,000] shares, consisting of 50,000,000 [25,000,000] shares of common stock and 10,000,000 [4,500,000] shares of Preferred Stock, which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors, as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

         (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such persons' duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. HUBCO's Certificate of Incorporation includes limitations on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (ii) Indemnification of Directors, Officers, Employees and Agents. Under Article X of its Certificate of Incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (A) were in breach of his duty of loyalty to the corporation or its shareholders, (B) were not in good faith or involved a knowing violation of law or (C) resulted in receipt by such person of an improper personal benefit.

         (iii) Insurance. HUBCO's directors and officers are insured against losses arising from any claim against them such as wrongful acts or omissions, subject to certain limitations.

Item 21.

A.  Exhibits

Exhibit
Number Description
- ------ -----------

2(a)   Agreement and Plan of Merger,  dated  February 5, 1996,  between HUBCO,
       Inc.   ("HUBCO")  and   Lafayette   American  Bank  and  Trust  Company
       ("Lafayette") (included as Appendix A to the Proxy Statement).

2(b) Stock Option Agreement, dated February 5, 1996, between HUBCO and Lafayette (included as Appendix B to the Proxy Statement).

5 Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

8 Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.

13(a)  Annual Report of Lafayette on Form F-2 for the year ended December 31,
       1995.

13(b) Current Report of Lafayette on Form F-3 filed with the FDIC on February 9, 1996.

13(c) Current Report of Lafayette on Form F-3 filed with the FDIC on February 16, 1996.

13(d) Amendment dated April 26, 1996 to Annual Report of Lafayette on Form F-2 for the year ended December 31, 1995.

23(a)  Consent of Arthur Andersen LLP.

23(b)  Consent of Arthur Andersen LLP.

23(c)  Consent of Goldman, Sachs & Co.

23(d)  Consent of Keefe, Bruyette & Woods.

23(e) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibits 5 and 8 hereto).

23(f)  Consent of Price Waterhouse LLP.

24     Powers of Attorney of directors of HUBCO, in favor of Kenneth T. Neilson.

99(a)  Form of Proxy Card to be utilized by the Board of Directors of HUBCO.

99(b)  Form of Proxy Card to be utilized by the Board of Directors of Lafayette.


B.  Financial Schedules

         All schedules have been omitted because they are not applicable or the required information is included in the financial statements or notes thereto or incorporated by reference therein.

C.   Reports, Opinions or Appraisals

         Form of Fairness Opinion of Goldman, Sachs & Co. is included as Appendix C to Proxy Statement-Prospectus.

         Form of Fairness Opinion of Keefe, Bruyette & Woods is included as Appendix D to Proxy Statement-Prospectus.

Item 22.  Undertakings
- ----------------------

                  1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  3. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  6. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on the 1st day of May, 1996.

               HUBCO, Inc.



                                              By:KENNETH T. NEILSON
                                                 -------------------
                                                 Kenneth T. Neilson,
                                                 President and
                                                 Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                           Title                 Date
         ---------                           -----                 ----

JAMES E. SCHIERLOH*              Chairman of the Board and        May 1, 1996
(James E. Schierloh)                      Director
KENNETH T. NEILSON             President and Director (Chief      May 1, 1996
(Kenneth T. Neilson)              Executive Officer)
ROBERT J. BURKE*                          Director                May 1, 1996
(Robert J. Burke)
JOAN DAVID*                               Director                May 1, 1996
(Joan David)
THOMAS R. FARLEY*
(Thomas R. Farley)                        Director                May 1, 1996
BRYANT MALCOLM*
(Bryant Malcolm)                          Director                May 1, 1996
W. PETER MCBRIDE*                         Director                May 1, 1996
(W. Peter McBride)
HARRY J. LEBER*                           Director                May 1, 1996
(Harry J. Leber)
CHARLES F.X. POGGI*                       Director                May 1, 1996
(Charles F.X. Poggi)
SR. GRACE FRANCES STRAUBER*               Director                May 1, 1996
(Sister Grace Frances Strauber)
RICHARD LINHART*               Treasurer and Chief Financial      May 1, 1996
(Richard Linhart)               Officer (Principal Financial
                                           Officer)
CHRISTINA L. MAIER*           Assistant Treasurer (Principal      May 1, 1996
(Christina L. Maier)                 Accounting Officer)

* By Kenneth T. Neilson, as attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit     Description                                                    Page
Number      -----------                                                    ----
- ------
2(a)        Agreement and Plan of Merger, dated February 5, 1996,            *
            between HUBCO, Inc. ("HUBCO") and Lafayette American Bank
            and Trust Company ("Lafayette") (included as Appendix A to the Proxy Statement).
2(b)        Stock Option  Agreement,  dated  February 5, 1996,  between      *
            HUBCO and  Lafayette  (included  as  Appendix  B to the Proxy
            Statement).
5           Opinion of Pitney, Hardin, Kipp & Szuch as to the legality       *
            of the securities to be registered.
8           Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax        *
            consequences of the Merger.
13(a)       Annual Report of Lafayette on Form F-2 for the year ended        *
            December 31, 1995.
13(b)       Current Report of Lafayette on Form F-3 filed with the FDIC      *
            on February 9, 1996.
13(c)       Current Report of Lafayette on Form F-3 filed with the FDIC      *
            on February 16, 1996.
13(d)       Amendment dated April 26, 1996 to Annual Report of Lafayette on Form F-2 for the year ended December 31, 1995.
23(a)       Consent of Arthur Andersen LLP.
23(b)       Consent of Arthur Andersen LLP.
23(c)       Consent of Goldman, Sachs & Co.
23(d)       Consent of Keefe, Bruyette & Woods.
23(e)       Consent of Pitney, Hardin, Kipp & Szuch (included in             *
            Exhibits 5 and 8 hereto).
23(f)       Consent of Price Waterhouse LLP
24          Powers of Attorney of directors of HUBCO, in favor of
            Kenneth T. Neilson.
99(a)       Form of Proxy Card to be utilized by the Board of Directors of HUBCO.
99(b)       Form of Proxy Card to be utilized by the Board of Directors of Lafayette.
- ---------------------------------

*   Previously filed.